Exhibit 10.2

EXECUTION VERSION

SECOND AMENDMENT TO AMENDED AND RESTATED TERM LOAN AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED TERM LOAN AGREEMENT (this “Amendment”) dated as of January 29, 2021, by and among DIVERSIFIED HEALTHCARE TRUST (f/k/a SENIOR HOUSING PROPERTIES TRUST), a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), the Guarantors solely for the purpose of Section 6 hereof, each of the financial institutions party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrower, the Lenders, the Administrative Agent and certain other parties have entered into that certain Amended and Restated Term Loan Agreement dated as of August 1, 2017 (as amended and as in effect immediately prior to the date hereof, the “Credit Agreement”); and

WHEREAS, as permitted by Section 12.6. of the Credit Agreement, the parties hereto desire to amend the Credit Agreement subject to the terms and conditions of this Amendment (the Credit Agreement as so amended, the “Amended Credit Agreement”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Amendments to Credit Agreement. Subject to the conditions precedent set forth in Section 2 below, as of the Second Amendment Effective Date:

(a)       the Credit Agreement is hereby amended to delete the red font stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the blue font double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A attached hereto such that, immediately after giving effect to this Amendment, the Amended Credit Agreement will read as set forth in Exhibit A; and

(b)       a new Schedule 6.1.(z) to the Credit Agreement, attached hereto as Schedule B, is hereby added to the Credit Agreement as Schedule 6.1.(z) thereto.

Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to (i) the truth and accuracy of the representations set forth in Section 4 below and (ii) satisfaction of each of the following conditions (the first date on which each of the conditions pursuant to the foregoing clauses (i) and (ii) shall have been satisfied, the “Second Amendment Effective Date”):

(a)                The Administrative Agent shall have received each of the following, each of which shall be in form and substance satisfactory to the Administrative Agent:

(i)                 a counterpart of this Amendment duly executed by the Borrower, the Guarantors, the Administrative Agent and the Requisite Lenders;

(ii)               a certificate of the Borrower’s chief executive officer, chief legal officer, chief financial officer or chief accounting officer certifying as of the date hereof, after giving effect to this Amendment and the other transactions contemplated hereby, that (i) no Default or Event of Default shall be in existence, and (ii) the representations and warranties made or deemed made by the Borrower or any other Loan Party in the Amended Credit Agreement and any other Loan Document to which such Loan Party is a party shall be true and correct in all respects on the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all respects on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement;

(iii)             a certificate of the Secretary or Assistant Secretary (or other individual performing similar functions) on behalf of each Loan Party (including, for the avoidance of doubt, each Initial Pledgor) dated the Second Amendment Effective Date, certifying (A) that attached thereto are true, correct and complete copies of (i) the certificate of incorporation or formation, certificate of limited partnership, declaration of trust or other comparable organizational instrument, as applicable, of such Loan Party certified as of a recent date by the Secretary of State of the state of organization of such Loan Party and (ii) the by-laws, operating agreement, partnership agreement, or other comparable governing document, as applicable, of such Loan Party, (B) that attached thereto is a true, correct and complete copy of a certificate as to the good standing of such Loan Party as of a recent date from the Secretary of State (or other applicable Governmental Authority) of its jurisdiction of organization, (C) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or board of members or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which such person is a party entered into in connection herewith, and that such resolutions have not been modified, rescinded or amended and are in full force and effect as of the date of such certificate, and (D) as to the signature and incumbency certificates of its officers executing this Amendment or any of the other Loan Documents or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer or authorized person as to the incumbency and specimen signature of the officer or authorized person executing the certificate pursuant to this clause (c)); provided that such certificate can certify that there have been no changes to such documents or items described in the foregoing clauses (A) or (D) since such documents or items were last delivered to the Administrative Agent on the First Amendment Effective Date or June 12, 2020, as applicable;

(iv)              a Pledge Agreement executed by each of the direct owners of the Equity Interests issued by each Subsidiary directly owning an Initial Collateral Property (each, an “Initial Pledgor” and, collectively, the “Initial Pledgors”), in favor of the Collateral Agent for the benefit of the holders of Pari Passu Guaranteed Obligations;

(v)                Uniform Commercial Code financing statements in proper form for filing naming each Initial Pledgor as debtor thereunder;

(vi)              copies of Uniform Commercial Code search reports listing all effective financing statements filed against each Initial Pledgor, with copies of such financing statements;

(vii)            an opinion of Sullivan & Worcester LLP, as counsel to the Borrower and the other Loan Parties, an opinion of Saul Ewing Arnstein & Lehr LLP, as special Maryland counsel to the Borrower, and an opinion of Taft Stettinius & Hollister LLP, as special Indiana counsel to the Loan Parties, in each case addressed to the Administrative Agent, the Collateral Agent and the Lenders and covering such matters as the Administrative Agent may reasonably request;

(viii)          an Intercreditor Agreement executed by the Administrative Agent, the Revolving Administrative Agent, the Collateral Agent, the Borrower and each other Initial Pledgor;

(ix)              evidence that all fees, expenses and reimbursement amounts due and payable to the Administrative Agent, the Collateral Agent, and any of the Lenders in connection with this Amendment have been paid;

(x)                (i) all information requested by the Administrative Agent and each Lender in order to comply with applicable “know your customer” and Anti-Money Laundering Laws and regulations, including without limitation, the Patriot Act, and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower, in each case, at least five (5) Business Days prior to the Second Amendment Effective Date; and

(xi)              such other documents, agreements, instruments, certificates or other confirmations as the Administrative Agent may reasonably request.

(b)                The Second Amendment to Amended and Restated Credit Agreement, dated as of the date hereof, amending the Existing Credit Agreement, shall be fully executed and delivered to the Administrative Agent and shall be (or simultaneously herewith will be) in full force and effect, and all conditions precedent thereto shall have been satisfied (or shall be satisfied concurrently with the effectiveness of this Amendment).

(c)                The Borrower shall have delivered to the Administrative Agent and the Lenders the Approved Budget in form and substance satisfactory to the Requisite Lenders.

Section 3. Post-Closing Covenant. As soon as reasonably practicable following the date hereof, but in no event later than 150 days after the Second Amendment Effective Date (or such later date as may be approved by (x) in the case of any extension to a date no later than 195 days after the Second Amendment Effective Date, the Administrative Agent in its sole discretion, and (y) in the case of any extension to a date thereafter, the Requisite Lenders), (i) the applicable Loan Parties shall deliver to the Administrative Agent, with respect to each Property listed on Schedule A attached hereto (as supplemented or otherwise modified from time to time, including, without limitation, to remove Properties in connection with any Term Loan Repayment in accordance with clause (ii) below, in each case, as mutually agreed between the Borrower and the Administrative Agent) (each, an “Initial Collateral Property” and, collectively, the “Initial Collateral Properties”), (A) a Security Instrument and each of the items set forth on Annex I to the Amended Credit Agreement, (B) a supplement to Schedule 6.1.(ee) to the Amended Credit Agreement, and (C) if such property is owned by a Subsidiary of the Borrower that is not, at such time, a Guarantor, all of the items required to be delivered to the Administrative Agent under Section 7.13(a) of the Amended Credit Agreement, and (ii) the Collateral Property Availability shall be equal to or greater than $1,000,000,000; provided, however, that, if the Borrower repays all or a portion of the Loans prior to the satisfaction of the Initial Mortgage Collateral Requirement (a “Term Loan Repayment”), then the Collateral Property Availability required pursuant to this clause (ii) shall instead be equal to or greater than the greater of (x) the sum of the aggregate Revolving Commitments of all Revolving Lenders and the outstanding principal amount of Loans and (y) $600,000,000 (the foregoing clauses (i) and (ii), the “Initial Mortgage Collateral Requirement”). Failure by the Loan Parties to comply with the covenant set forth in this Section 3 shall result in an immediate Event of Default under the Amended Credit Agreement. The Loan Parties acknowledge and agree that the covenants and other requirements of this Section 3 are a material inducement to Administrative Agent and the undersigned Lenders entering into this Amendment and Administrative Agent and such Lenders would not execute and deliver this Amendment but for the covenants and other requirements of the Loan Parties under this Section 3.

Section 4. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)       Authorization. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Amended Credit Agreement in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and each of this Amendment and the Amended Credit Agreement is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b)       Compliance with Laws, etc. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of this Amendment and the Amended Credit Agreement in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Governmental Approval or violate any Applicable Law (including Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of Borrower or any other Loan Party, or any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any other Loan Party other than in favor of the Administrative Agent for its benefit and the benefit of the Lenders.

(c)       No Default. No Default or Event of Default has occurred and is continuing as of the date hereof or will exist immediately after giving effect to this Amendment.

Section 5. Reaffirmation of Representations by Borrower. The Borrower hereby repeats and reaffirms all representations and warranties made by the Borrower and the other Loan Parties to the Administrative Agent and the Lenders in the Amended Credit Agreement and the other Loan Documents (in each case, giving effect to this Amendment) on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 6. Confirmation of Guaranty. Each Guarantor (i) confirms its obligations under the Guaranty, (ii) confirms that its obligations under the Amended Credit Agreement constitute “Obligations” (as defined in the Amended Credit Agreement) and “Guarantied Obligations” (as defined in the Guaranty), (iii) confirms its guarantee of the Obligations under the Guaranty, (iv) confirms that its obligations under the Amended Credit Agreement are entitled to the benefits of the guarantee set forth in the Guaranty, (v) agrees that the Amended Credit Agreement is the “Credit Agreement” under and for all purposes of the Guaranty, (vi) confirms that is has received reasonably equivalent value for the Guaranteed Obligations it has incurred, which reasonably equivalent value includes, without limitation, the availability of extensions of credit for the working capital needs of such Guarantor pursuant to the terms of the Loan Documents, and (vii) confirms that the incurrence by such Guarantor of its Guaranteed Obligations does not result in any fraudulent transfer or fraudulent conveyance within the meaning of any applicable federal or state statute or the interpretation thereof or relevant common law. Each Guarantor, by its execution of this Amendment, hereby confirms that the Obligations shall remain in full force and effect.

Section 7. Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Amended Credit Agreement. This Amendment is a Loan Document.

Section 8. Costs and Expenses. Without limiting the obligations of the Borrower under Section 12.2 of the Amended Credit Agreement, the Borrower shall reimburse the Administrative Agent for all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 9. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 11. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendment contained herein shall be deemed to have prospective application only. The Amended Credit Agreement is hereby ratified and confirmed in all respects. Nothing in this Amendment shall limit, impair or constitute a waiver of the rights, powers or remedies available to the Administrative Agent or the Lenders under the Amended Credit Agreement or any other Loan Document. This Amendment is not intended to and shall not constitute a novation of any of the Loan Documents or Obligations.

Section 12. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 13. Electronic Signatures. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed by any Lender or Titled Agent (collectively, the “Lender Parties”) in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature of such Lender Party or the use of a paper-based recordkeeping system with respect to such Lender Party, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures from any Lender Party in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it. Each of the undersigned hereby (i) agrees that, for all purposes, electronic images of this Amendment (including with respect to any of the Lender Parties’ signature pages thereto) shall have the same legal effect, validity, admissibility into evidence and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity, admissibility into evidence or enforceability of this Amendment based solely on the lack of paper original copies hereof, including with respect to any of the Lender Parties’ signatures hereto.

Section 14. Intercreditor Agreement. The undersigned Lenders constituting Requisite Lenders hereby authorize the Administrative Agent to enter into an Intercreditor Agreement, dated as of the date hereof and in the form attached as Exhibit B hereto (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), with the Revolving Administrative Agent, the Collateral Agent, and the Loan Parties. The terms and provisions of the Intercreditor Agreement that refer to the Lenders shall be binding on all Lenders to the same extent as if each Lender were a party thereto, and the Lenders shall be bound by, and will not take any action contrary to, the provisions of the Intercreditor Agreement.

Section 15. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Amended Credit Agreement.

[Signatures on Next Page]

       IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Amended and Restated Term Loan Agreement to be duly executed as of the date first above written.

DIVERSIFIED HEALTHCARE TRUST

By:	/s/ Richard W. Siedel, Jr.
	Name:	Richard W. Siedel, Jr.
	Title:	Chief Financial Officer and Treasurer

Signature Page to Second Amendment to Amended and Restated Term Loan Agreement

CCC ALPHA INVESTMENTS TRUST

CCC DELAWARE TRUST

CCC FINANCING I TRUST

CCC INVESTMENTS I, L.L.C.

CCC LEISURE PARK CORPORATION

CCC PUEBLO NORTE TRUST

CCC RETIREMENT PARTNERS TRUST

CCC RETIREMENT TRUST

CCDE SENIOR LIVING LLC

CCOP SENIOR LIVING LLC

CRESTLINE VENTURES LLC

CSL GROUP, INC.

DHC HOLDINGS LLC

ELLICOTT CITY LAND I, LLC

HRES1 PROPERTIES TRUST

HRES2 PROPERTIES TRUST

MSD POOL 1 LLC

MSD POOL 2 LLC

O.F.C. CORPORATION

SNH 30 NEWCROSSING INC.

SNH AL AIMO II, INC.

SNH AL AIMO TENANT II, INC.

SNH AL AIMO TENANT, INC.

SNH AL AIMO, INC.

SNH AL CRIMSON TENANT INC.

SNH AL CUMMING LLC

SNH AL CUMMING TENANT LLC

SNH AL GEORGIA HOLDINGS LLC

SNH AL GEORGIA LLC

SNH AL GEORGIA TENANT LLC

SNH AL PROPERTIES LLC

SNH AL PROPERTIES TRUST

SNH AL TRS, INC.

SNH AL WILMINGTON TENANT INC.

SNH ALPHARETTA LLC

SNH ALT LEASED PROPERTIES TRUST

SNH AZ TENANT LLC

SNH BAKERSFIELD LLC

SNH BAMA TENANT LLC

SNH BATON ROUGE (NORTH) LLC

SNH BATON ROUGE (REALTORS) LLC

SNH BLAINE INC.

SNH BRFL PROPERTIES LLC

SNH BRFL TENANT LLC

SNH BRIDGEWATER LLC

SNH CAL TENANT LLC

SNH CALI TENANT LLC

SNH CCMD PROPERTIES BORROWER LLC

SNH CCMD PROPERTIES LLC

SNH CCMD TENANT LLC

SNH CHS PROPERTIES TRUST

SNH CLEAR BROOK LLC

SNH CLEAR CREEK PROPERTIES TRUST

SNH CO TENANT LLC

SNH CONCORD LLC

SNH DEL TENANT LLC

SNH DENHAM SPRINGS LLC

SNH DERBY TENANT LLC

SNH DURHAM LLC

SNH FLA TENANT LLC

SNH FM FINANCING LLC

SNH FM FINANCING TRUST

SNH GEORGIA TENANT LLC

SNH GLENVIEW (PATRIOT) LLC

SNH GP VALENCIA LLC

SNH GRANITE GATE LANDS TENANT LLC

SNH GRANITE GATE LANDS TRUST

SNH GROVE PARK TENANT LLC

SNH GROVE PARK TRUST

SNH HARRISBURG LLC

SNH IL JOPLIN INC.

SNH IL PROPERTIES TRUST

SNH INDEPENDENCE PARK LLC

SNH INDY TENANT LLC

SNH JACKSON LLC

SNH KENT PROPERTIES LLC

SNH LINCOLN TENANT LLC

SNH LONGHORN TENANT LLC

SNH LTF PROPERTIES LLC

SNH MARYLAND HEIGHTS LLC

SNH MASS TENANT LLC

SNH MD TENANT LLC

SNH MEDICAL OFFICE PROPERTIES LLC

SNH MEDICAL OFFICE PROPERTIES TRUST

SNH MEZZCO SAN ANTONIO LLC

SNH MO TENANT LLC

SNH MODESTO LLC

SNH NC TENANT LLC

SNH NEB TENANT LLC

SNH NJ TENANT GP LLC

SNH NJ TENANT LLC

SNH NM TENANT LLC

SNH NORTHWOODS LLC

SNH NORTHWOODS TENANT LLC

SNH NS PROPERTIES TRUST

SNH OHIO TENANT LLC

SNH OMISS TENANT LLC

SNH PARKVIEW PROPERTIES TRUST

SNH PENN TENANT LLC

SNH PHOENIX (COTTON) LLC

SNH PLAQUEMINE LLC

SNH PLFL PROPERTIES LLC

SNH PLFL TENANT LLC

SNH PRAIRIEVILLE LLC

SNH PROJ LINCOLN TRS LLC

SNH REDMOND PROPERTIES LLC

SNH REIT IRVING LLC

SNH REIT ROCKWALL LLC

SNH REIT SAN ANTONIO LLC

SNH REIT VICTORIA LLC

SNH RMI FOX RIDGE MANOR PROPERTIES LLC

SNH RMI JEFFERSON MANOR PROPERTIES LLC

SNH RMI MCKAY MANOR PROPERTIES LLC

SNH RMI NORTHWOOD MANOR PROPERTIES LLC

SNH RMI OAK WOODS MANOR PROPERTIES LLC

SNH RMI PARK SQUARE MANOR PROPERTIES LLC

SNH RMI PROPERTIES HOLDING COMPANY LLC

SNH RMI SMITH FARMS MANOR PROPERTIES LLC

SNH RMI SYCAMORE MANOR PROPERTIES LLC

SNH SC TENANT LLC

SNH SE ASHLEY RIVER LLC

SNH SE ASHLEY RIVER TENANT LLC

Signature Page to Second Amendment to Amended and Restated Term Loan Agreement

SNH SE BARRINGTON BOYNTON LLC

SNH SE BARRINGTON BOYNTON TENANT LLC

SNH SE BURLINGTON LLC

SNH SE BURLINGTON TENANT LLC

SNH SE DANIEL ISLAND LLC

SNH SE DANIEL ISLAND TENANT LLC

SNH SE HABERSHAM SAVANNAH LLC

SNH SE HABERSHAM SAVANNAH TENANT LLC

SNH SE HOLLY HILL LLC

SNH SE HOLLY HILL TENANT LLC

SNH SE KINGS MTN LLC

SNH SE KINGS MTN TENANT LLC

SNH SE MOORESVILLE LLC

SNH SE MOORESVILLE TENANT LLC

SNH SE N. MYRTLE BEACH LLC

SNH SE N. MYRTLE BEACH TENANT LLC

SNH SE PROPERTIES LLC

SNH SE PROPERTIES TRUST

SNH SE SG LLC

SNH SE SG TENANT LLC

SNH SE TENANT 2 TRS, INC.

SNH SE TENANT TRS, INC.

SNH SOMERFORD PROPERTIES TRUST

SNH ST. LOUIS LLC

SNH TEANECK PROPERTIES LLC

SNH TEANECK TENANT LLC

SNH TELLICO TENANT LLC

SNH TELLICO TRUST

SNH TEMPE LLC

SNH TENN TENANT LLC

SNH TOTO TENANT LLC

SNH TRS INC.

SNH TRS LICENSEE HOLDCO LLC

SNH VA TENANT LLC

SNH VIKING TENANT LLC

SNH WARD AVE. PROPERTIES I INC.

SNH WELL PROPERTIES GA-MD LLC

SNH WELL PROPERTIES TRUST

SNH WILMINGTON LLC

SNH WIS TENANT LLC

SNH WY TENANT LLC

SNH YONKERS PROPERTIES TRUST

SNH YONKERS TENANT INC.

SNH/CSL PROPERTIES TRUST

SNH/LTA PROPERTIES GA LLC

SNH/LTA PROPERTIES TRUST

SNH/LTA SE HOME PLACE NEW BERN LLC

SNH/LTA SE MCCARTHY NEW BERN LLC

SNH/LTA SE WILSON LLC

SPTGEN PROPERTIES TRUST

SPTIHS PROPERTIES TRUST

SPTMISC PROPERTIES TRUST

SPTMNR PROPERTIES TRUST

SPTMRT PROPERTIES TRUST

SPTSUN II PROPERTIES TRUST

each as a Guarantor

By:	/s/ Richard W. Siedel, Jr.
Richard W. Siedel, Jr.
Chief Financial Officer and Treasurer

Signature Page to Second Amendment to Amended and Restated Term Loan Agreement

LEXINGTON OFFICE REALTY TRUST
SNH MEDICAL OFFICE REALTY TRUST
each as a Guarantor

By:	/s/ Richard W. Siedel, Jr.
Richard W. Siedel, Jr.
as Trustee and not individually

CCC FINANCING LIMITED, L.P., as a Guarantor

By:	CCC RETIREMENT TRUST,
its general partner

	By:	/s/ Richard W. Siedel, Jr.
Richard W. Siedel, Jr.
Chief Financial Officer and Treasurer

CCC RETIREMENT COMMUNITIES II, L.P., as a Guarantor

By:	CRESTLINE VENTURES LLC,
its general partner

	By:	/s/ Richard W. Siedel, Jr.
Richard W. Siedel, Jr.
Chief Financial Officer and Treasurer

LEISURE PARK VENTURE LIMITED PARTNERSHIP, as a Guarantor

By:	CCC LEISURE PARK CORPORATION,
its general partner

	By:	/s/ Richard W. Siedel, Jr.
Richard W. Siedel, Jr.
Chief Financial Officer and Treasurer

SNH NJ TENANT LP, as a Guarantor

By:	SNH NJ TENANT GP LLC,
its general partner

	By:	/s/ Richard W. Siedel, Jr.
Richard W. Siedel, Jr.
Chief Financial Officer and Treasurer

SNH VALENCIA LP, as a Guarantor

By:	SNH GP VALENCIA LLC,
its general partner

	By:	/s/ Richard W. Siedel, Jr.
Richard W. Siedel, Jr.
Chief Financial Officer and Treasurer

Signature Page to Second Amendment to Amended and Restated Term Loan Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and as a Lender

By:	/s/ Matthew Ricketts
	Name:	Matthew Ricketts
	Title:	Managing Director

Signature Page to Second Amendment to Amended and Restated Term Loan Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Shari L. Reams-Henofer
	Name:	Shari L. Reams-Henofer
	Title:	Senior Vice President

Signature Page to Second Amendment to Amended and Restated Term Loan Agreement

SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED TERM LOAN AGREEMENT, AMONG DIVERSIFIED HEALTHCARE TRUST, EACH LENDER PARTY HERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

Name of Institution: MIZUHO BANK USA,
as a Lender

By:	/s/ Donna DeMagistris
Name:	Donna DeMagistris
Title:	Executive Director

Signature Page to Second Amendment to Amended and Restated Term Loan Agreement

SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED TERM LOAN AGREEMENT, AMONG DIVERSIFIED HEALTHCARE TRUST, EACH LENDER PARTY HERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

Name of Institution: U.S. Bank National Association,
as a Lender

By:	/s/ Lee Hord
Name:	Lee Hord
Title:	Senior Vice President

Signature Page to Second Amendment to Amended and Restated Term Loan Agreement

SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED TERM LOAN AGREEMENT, AMONG DIVERSIFIED HEALTHCARE TRUST, EACH LENDER PARTY HERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

Name of Institution: First Horizon Bank,
as a Lender

By:	/s/ Jean M. Brennan
Name:	Jean M. Brennan
Title:	Senior Vice President

Signature Page to Second Amendment to Amended and Restated Term Loan Agreement

EXHIBIT A

Amended Credit Agreement

[To be attached]

Loan Number: 1015062

EXECUTION VERSION

CONFORMED COPY OF AMENDED AND RESTATED TERM LOAN AGREEMENT

Dated as of August 1, 2017

conformed through

~~FIRST~~SECOND AMENDMENT TO AMENDED AND RESTATED TERM LOAN AGREEMENT

Dated as of ~~June 30~~ January 29, ~~2020~~2021

by and among

DIVERSIFIED HEALTHCARE TRUST (f/k/a SENIOR HOUSING PROPERTIES TRUST),

as Borrower,

The financial institutions party hereto

and their assignees under Section 12.5.,

as Lenders,

and

WELLS FARGO Bank, National Association,

as Administrative Agent

WELLS FARGO SECURITIES, LLC, and

PNC CAPITAL MARKETS LLC

as Joint Lead Arrangers

and

Joint Lead Bookrunners,

PNC BANK, NATIONAL ASSOCIATION,

as Syndication Agent

and

MIZUHO BANK (USA)

as Documentation Agent

TABLE OF CONTENTS

~~Article~~ARTICLE I. Definitions	1

Section 1.1. Definitions	1
Section 1.2. General; References to Eastern Time	~~28~~37
Section 1.3. Rates	~~29~~38
Section 1.4. Divisions	~~29~~38

~~Article~~ARTICLE II. Credit Facility	~~29~~38

Section 2.1. Loans	~~29~~38
Section 2.2. [Intentionally Omitted]	~~30~~ 39
Section 2.3. [Intentionally Omitted]	~~30~~39
Section 2.4. Rates and Payment of Interest on Loans	~~30~~ 39
Section 2.5. Number of Interest Periods	~~31~~39
Section 2.6. Repayment of Loans	~~31~~40
Section 2.7. Prepayments	~~31~~40
Section 2.8. Continuation	~~32~~41
Section 2.9. Conversion	~~32~~42
Section 2.10. Notes	~~32~~42
Section 2.11. [Intentionally Omitted]	~~33~~42
Section 2.12. [Intentionally Omitted]	~~33~~42
Section 2.13. [Intentionally Omitted]	~~33~~42
Section 2.14. [Intentionally Omitted]	~~33~~42
Section 2.15. ~~Additional Loans~~[Intentionally Omitted]	~~33~~43
Section 2.16. Funds Transfer Disbursements	~~34~~43

~~Article~~ARTICLE III. Payments, Fees and Other General Provisions	~~34~~44

Section 3.1. Payments	~~34~~44
Section 3.2. Pro Rata Treatment.	~~35~~44
Section 3.3. Sharing of Payments, Etc.	~~35~~45
Section 3.4. Several Obligations	~~35~~45
Section 3.5. Fees	~~36~~45
Section 3.6. Computations	~~36~~45
Section 3.7. Usury	~~36~~45
Section 3.8. Statements of Account	~~36~~46
Section 3.9. Defaulting Lenders	~~36~~46
Section 3.10. Taxes	~~37~~47

~~Article~~ARTICLE IV. Yield Protection, Etc.	~~41~~51

Section 4.1. Additional Costs; Capital Adequacy	~~41~~51
Section 4.2. Suspension of LIBOR Loans	~~42~~52
Section 4.3. Illegality	~~43~~52
Section 4.4. Compensation	~~43~~53
Section 4.5. Treatment of Affected Loans	~~44~~ 53
Section 4.6. Affected Lenders	~~44~~54
Section 4.7. Change of Lending Office	~~45~~54
Section 4.8. Assumptions Concerning Funding of LIBOR Loans	~~45~~55

~~Article~~ARTICLE V. Conditions Precedent	~~45~~55

Section 5.1. Initial Conditions Precedent	~~45~~55
Section 5.2. Conditions Precedent to All Credit Events	~~47~~57

- i -

~~Article~~ARTICLE VI. Representations and Warranties	~~48~~57

Section 6.1. Representations and Warranties	~~48~~57
Section 6.2. Survival of Representations and Warranties, Etc.	~~54~~66

~~Article~~ARTICLE VII. Affirmative Covenants	~~54~~67

Section 7.1. Preservation of Existence and Similar Matters	~~55~~67
Section 7.2. Compliance with Applicable Law and Material Contracts; Beneficial Ownership Regulation	~~55~~ 67
Section 7.3. Maintenance of Property	~~55~~67
Section 7.4. Conduct of Business	~~55~~67
Section 7.5. Insurance	~~55~~68
Section 7.6. Payment of Taxes and Claims	~~56~~68
Section 7.7. Books and Records; Inspections	~~56~~68
Section 7.8. Use of Proceeds	~~56~~69
Section 7.9. Environmental Matters	~~56~~69
Section 7.10. Further Assurances	~~57~~69
Section 7.11. REIT Status	~~57~~70
Section 7.12. Exchange Listing	~~57~~70
Section 7.13. Guarantors	~~57~~70
Section 7.14. Equity Pledges	71
Section 7.15. Collateral Properties	72

~~Article~~ARTICLE VIII. Information	~~58~~76

Section 8.1. Quarterly Financial Statements	~~58~~76
Section 8.2. Year-End Statements	~~58~~76
Section 8.3. Compliance Certificate	~~59~~77
Section 8.4. Other Information	~~59~~77
Section 8.5. Electronic Delivery of Certain Information	~~61~~79
Section 8.6. Public/Private Information	~~62~~80
Section 8.7. USA Patriot Act Notice; Compliance	~~62~~80

~~Article~~ARTICLE IX. Negative Covenants	~~62~~80

Section 9.1. Financial Covenants	~~62~~80
Section 9.2. Negative Pledge	~~64~~83
Section 9.3. Restrictions on Intercompany Transfers	~~65~~84
Section 9.4. Merger, Consolidation, Sales of Assets and Other Arrangements	~~65~~84
Section 9.5. Plans	~~66~~85
Section 9.6. Fiscal Year	~~66~~85
Section 9.7. Modifications of Organizational Documents, Business Management Agreement and Property Management Agreement and Other Material Contracts	~~66~~85
Section 9.8. Transactions with Affiliates	~~67~~85
Section 9.9. Environmental Matters	~~67~~86
Section 9.10. Derivatives Contracts	~~67~~86
Section 9.11. Use of Proceeds	~~67~~86
Section 9.12. Amendment Period	~~68~~87

~~Article~~ARTICLE X. Default	~~69~~88

Section 10.1. Events of Default	~~69~~88
Section 10.2. Remedies Upon Event of Default	~~72~~91

- ii -

Section 10.3. [Intentionally Omitted]	~~73~~92
Section 10.4. Marshaling; Payments Set Aside	~~73~~92
Section 10.5. Allocation of Proceeds	~~74~~93
Section 10.6. [Intentionally Omitted]	~~74~~94
Section 10.7. Performance by Administrative Agent	~~74~~94
Section 10.8. Rights Cumulative	~~74~~95

~~Article~~ARTICLE XI. The Administrative Agent	~~75~~96

Section 11.1. Appointment and Authorization	~~75~~96
Section 11.2. Administrative Agent as Lender	~~76~~96
Section 11.3. Approvals of Lenders	~~76~~97
Section 11.4. Notice of Events of Default	~~77~~97
Section 11.5. Administrative Agent’s Reliance	~~77~~97
Section 11.6. Indemnification of Administrative Agent and Collateral Agent	~~78~~98
Section 11.7. Lender Credit Decision, Etc.	~~78~~99
Section 11.8. Successor Administrative Agent	~~79~~100
Section 11.9. Titled Agents	~~80~~101
Section 11.10. Collateral Matters; Protective Advances	101
Section 11.11. Post-Foreclosure Plans.	102
Section 11.12. Flood Laws	103
Section 11.13. No Set Off.	103

~~Article~~ARTICLE XII. Miscellaneous	~~80~~104

Section 12.1. Notices	~~80~~104
Section 12.2. Expenses	~~81~~105
Section 12.3. Setoff.	~~82~~106
Section 12.4. Litigation; Jurisdiction; Other Matters; Waivers	~~82~~106
Section 12.5. Successors and Assigns	~~84~~107
Section 12.6. Amendments and Waivers	~~87~~111
Section 12.7. Nonliability of Administrative Agent and Lenders	~~89~~113
Section 12.8. Confidentiality	~~89~~113
Section 12.9. Indemnification	~~90~~114
Section 12.10. Termination; Survival	~~92~~116
Section 12.11. Severability of Provisions	~~92~~116
Section 12.12. GOVERNING LAW	~~92~~116
Section 12.13. Counterparts	~~92~~116
Section 12.14. Obligations with Respect to Loan Parties	~~93~~117
Section 12.15. Independence of Covenants	~~93~~117
Section 12.16. Limitation of Liability	~~93~~117
Section 12.17. Entire Agreement	~~93~~117
Section 12.18. Construction	~~93~~117
Section 12.19. Headings	~~93~~118
Section 12.20. LIABILITY OF TRUSTEES, ETC.	~~94~~118
Section 12.21. Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~94~~118
Section 12.22. Effect on Existing Term Loan Agreement	~~94~~119
Section 12.23. Acknowledgement Regarding Any Supported QFCs	~~95~~119
Section 12.24. Stamp, Intangible and Recording Taxes	120
Section 12.25. Intercreditor Agreement	120

- iii -

SCHEDULE I	Loans
SCHEDULE 1.1.	Loan Parties
SCHEDULE 6.1.(i)	Litigation
SCHEDULE 6.1.(s)	Affiliate Transactions
SCHEDULE 6.1.(z)	Unencumbered Assets
Schedule 6.1.(ee)	Flood Zones

EXHIBIT A	Form of Assignment and Assumption Agreement
EXHIBIT B	Form of Guaranty
EXHIBIT C	Form of Notice of Borrowing
EXHIBIT D	Form of Notice of Continuation
EXHIBIT E	Form of Notice of Conversion
EXHIBIT F	Form of Note
EXHIBIT G	Form of Disbursement Instruction Agreement
EXHIBIT H	Form of Compliance Certificate
EXHIBIT I	Forms of U.S. Tax Compliance Certificates

ANNEX I	Collateral Property Diligence

- iv -

THIS AMENDED AND RESTATED TERM LOAN AGREEMENT (this “Agreement”) dated as of August 1, 2017 by and among DIVERSIFIED HEALTHCARE TRUST (f/k/a SENIOR HOUSING PROPERTIES TRUST), a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.5. (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), with each of WELLS FARGO SECURITIES, LLC and PNC CAPITAL MARKETS LLC, as Joint Lead Arrangers and Joint Bookrunners (each a “Lead Arranger”), PNC BANK, NATIONAL ASSOCIATION, as Syndication Agent (the “Syndication Agent”) and MIZUHO BANK (USA), as Documentation Agent (the “Documentation Agent”).

WHEREAS, the Borrower, certain of the Lenders and other financial institutions, the Administrative Agent and the other parties thereto previously entered into that certain Term Loan Agreement dated as of September 28, 2015 (as amended and in effect immediately prior to the date hereof, the “Existing Term Loan Agreement”) pursuant to which the Administrative Agent, Wells Fargo and certain of the Lenders made available to the Borrower term loans in an aggregate initial amount of $200,000,000, on the terms and conditions contained therein; and

WHEREAS, the Borrower, the Administrative Agent and the Lenders desire to amend and restate the terms of the Existing Term Loan Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree that the Existing Term Loan Agreement is amended and restated in its entirety as follows:

ARTICLE I. Definitions

Section 1.1. Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“6.75% Senior Notes” has the meaning given that term in Section 2.7(d)(iii).

“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.

“Acquired Encumbered Properties” means the Properties subject, as of the Agreement Date, to the Liens created under Acquired Property Lien Documents.

“Acquired Property Lien Documents” means those documents relating to the Liens on the Acquired Encumbered Properties as described on Item 1.1.(b) of the Borrower Letter, each as amended, supplemented or otherwise modified from time to time (except that amendments, supplements and modifications which (x) result in the Lien created by such lease or mortgage being spread to Properties other than the Acquired Encumbered Properties or (y) change any non-recourse provisions of such lease or mortgage applicable to lease or loan payments thereunder in a manner which is materially adverse to the lessee or mortgagor, must, in each case, be approved by the Requisite Lenders).

“Additional Costs” has the meaning given that term in Section 4.1.(b).

“Adjusted EBITDA” means, with respect to any period of time, EBITDA of the Borrower and its Subsidiaries determined on a consolidated basis for such period less Capital Expenditure Reserves for all Properties for such period.

“Administrative Agent” means Wells Fargo Bank, National Association as contractual representative of the Lenders under this Agreement, or any successor Administrative Agent appointed pursuant to Section 11.8.

“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” has the meaning given that term in Section 4.6.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. In no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of the Borrower. For purposes of this Agreement, Five Star shall not be deemed to be an Affiliate of the Borrower so long as each of the board of trustees of the Borrower and the board of directors of Five Star has at least one independent trustee or independent director who does not serve as both a trustee of the Borrower and a director of Five Star. The terms “independent director” and “independent trustee” have the meaning given the term “independent director” under the listing requirements of the New York Stock Exchange.

“Agreement Date” means August 1, 2017.

“Amendment Period” means the period beginning on the First Amendment Effective Date and ending on the Amendment Period Termination Date.

“Amendment Period Incurrence Conditions” means, as of any date of determination, collectively, (i) the aggregate principal amount of all outstanding Debt of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP as of such date of determination is not greater than 60% of the Adjusted Total Assets of the Borrower and its Subsidiaries, (ii) the aggregate principal amount of all outstanding Secured Debt of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP as of such date of determination is not greater than 40% of Adjusted Total Assets, (iii) the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service for the four consecutive fiscal quarters most recently ended is not less than 1.5 to 1.0, and (iv) the Borrower is in compliance with each other indebtedness incurrence test applicable under any Material Indebtedness; provided that, the foregoing clause (iii) shall be calculated on the assumptions that: (A) such Debt and any other Debt incurred by the Borrower and its Subsidiaries on a consolidated basis since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period, (B) the repayment, retirement or other discharge of any other Debt by the Borrower and its Subsidiaries on a consolidated basis since the first day of such four-quarter period had occurred at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period), (C) in the case of Acquired Debt or Debt incurred in connection with or in contemplation of any acquisition, including any Person becoming a Subsidiary, since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with appropriate adjustments with respect to such acquisition being included in such pro forma calculation, and (D) in the case of any acquisition or disposition by the Borrower and its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating interest rate, then, for purposes of calculating the Annual Debt Service, the interest rate on such Debt shall be computed on a pro forma basis as if the average interest rate which would have been in effect during the entirety of such four-quarter period had been the applicable rate for the entirety of such period. As used herein, the following terms shall have the following meanings:

“Acquired Debt” means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Adjusted Total Assets” means the sum of (without duplication) (A) the Total Assets of the Borrower and its Subsidiaries as of the end of the fiscal quarter covered in the Borrower’s annual report on Form 10-K, or quarterly report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission (or, if such filing is not permitted or required under the Exchange Act, with the “Trustee” as defined in the Supplemental Indenture) prior to the incurrence of such additional Debt and (B) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Borrower or any Subsidiary since the end of such fiscal quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

“Annual Debt Service” as of any date means the maximum amount which is expensed in any 12-month period for interest on Debt of the Borrower and its Subsidiaries excluding amortization of debt discounts and deferred financing costs.

“Capital Stock” means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof.

“Consolidated Income Available for Debt Service” for any period means Earnings from Operations of the Borrower and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) interest or distributions on Debt of the Borrower and its Subsidiaries, (ii) provision for taxes of the Borrower and its Subsidiaries based on income, (iii) amortization of debt premiums/discounts and deferred debt issuance costs, (iv) provisions for gains and losses on properties and property depreciation and amortization, (v) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (vi) amortization of deferred charges.

“Debt” of the Borrower or any Subsidiary means, without duplication, any indebtedness of the Borrower or any Subsidiary, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness for borrowed money secured by any Encumbrance existing on property owned by the Borrower or any Subsidiary, to the extent of the lesser of (x) the amount of indebtedness so secured or (y) the fair market value of the property subject to such Encumbrance, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of the Borrower or any Subsidiary otherwise reflected as Debt) or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (iv) the principal amount of all obligations of the Borrower or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock, or (v) any lease of property by the Borrower or any Subsidiary as lessee which is reflected on the Borrower’s consolidated balance sheet as a capitalized lease in accordance with GAAP, to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on the Borrower’s consolidated balance sheet in accordance with GAAP. Debt also (A) excludes any indebtedness (1) with respect to which a defeasance or covenant defeasance or discharge has been effected (or an irrevocable deposit is made with a trustee in an amount at least equal to the outstanding principal amount of such indebtedness, the remaining scheduled payments of interest thereon to, but not including, the applicable maturity date or redemption date, and any premium or otherwise as provided in the terms of such indebtedness) in accordance with the terms thereof or which has been repurchased, retired, repaid, redeemed, irrevocably called for redemption (and an irrevocable deposit is made with a trustee in an amount at least equal to the outstanding principal amount of such indebtedness, the remaining scheduled payments of interest thereon to, but not including, such redemption date, and any premium) or otherwise satisfied or (2) that is secured by cash or Cash Equivalents irrevocably deposited with a trustee in an amount, in the case of this clause (2), at least equal to the outstanding principal amount of such indebtedness and the remaining scheduled payments of interest thereon and (B) includes, to the extent not otherwise included, any obligation by the Borrower or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Borrower or any Subsidiary); (it being understood that Debt shall be deemed to be incurred by the Borrower or any Subsidiary whenever the Borrower or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), (ii) is convertible into or exchangeable or exercisable for Debt, other than Subordinated Debt or Disqualified Stock, or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt); in each case on or prior to the stated maturity of the principal of any senior notes issued by the Borrower.

“Earnings from Operations” for any period means net earnings excluding gains and losses on sales of investments, gains or losses on early extinguishment of debt, extraordinary items and property valuation losses, in each case as reflected in the financial statements of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Encumbrance” means any mortgage, lien, charge, pledge, security interest or other encumbrance of any kind.

“Secured Debt” means Debt of the Borrower or its Subsidiaries secured by an Encumbrance on the property of the Borrower or its Subsidiaries.

“Subordinated Debt” means Debt which by the terms of such Debt is subordinated in right of payment to the principal of and interest and premium, if any, on the 6.75% Senior Notes or any other senior notes issued by the Borrower.

“Total Assets” as of any date means the sum of (i) the Undepreciated Real Estate Assets and (ii) all other assets of the Borrower and its Subsidiaries determined in accordance with GAAP (but excluding accounts receivable and intangibles).

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate and associated tangible personal property used in connection with the real estate assets of the Borrower and its Subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with GAAP.

“Amendment Period Termination Date” means ~~the earlier of (i)~~ June 30, ~~2021 and (ii) such~~2022. ~~earlier date as elected by the Borrower (the “Amendment Period Early Termination Date”), so long as each of the following conditions are satisfied as of such date elected by the Borrower: (A) no Default or Event Default shall exist as of such Amendment Period Early Termination Date and (B) the Borrower shall be in compliance with the covenants contained in Sections 9.1(a)(i), (b)(y), (d)(i), (e)(y), (f) and (i) as of such Amendment Period Early Termination Date, in each case, based upon the three consecutive fiscal months of the Borrower immediately preceding such Amendment Period Early Termination Date, annualized.~~

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Law” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. For purposes of Section 3.10., the term “Applicable Law” includes FATCA.

“Applicable Margin” means ~~(a) at any time other than the times described in the immediately following clause (b),~~ the percentage rate set forth in ~~Table I~~the table below corresponding to the level (each a “Level”) ~~into which the Borrower’s Credit Rating then falls, and (b) at any time during the Amendment Period, the percentage rate set forth in Table II below corresponding to the Level~~ into which the Borrower’s Credit Rating then falls. As of the Agreement Date, the Applicable Margin is determined based on Level 4 of Table I. Any change in the Borrower’s Credit Rating which would cause it to move to a different Level shall be effective as of the first day of the first calendar month immediately following receipt by the Administrative Agent of written notice delivered by the Borrower in accordance with Section 8.4.(m) that the Borrower’s Credit Rating has changed; provided, however, if the Borrower has not delivered the notice required by such Section but the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed, then the Administrative Agent may, in its sole discretion, adjust the Level effective as of the first day of the first calendar month following the date the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed. During any period that the Borrower has received two Credit Ratings that are not equivalent, then (x) the Applicable Margin shall be determined based on the Level corresponding to the higher of such two Credit Ratings if the higher of such two Credit Ratings is not more than one Level higher than the lower of such two Credit Ratings and (y) the Applicable Margin shall be determined based on the Level corresponding to the Level immediately below the higher of such two Credit Ratings if the higher of such two Credit Ratings is more than one Level higher than the lower of such two Credit Ratings. During any period for which the Borrower has received a Credit Rating from only one Rating Agency, then the Applicable Margin shall be determined based on such Credit Rating. During any period that the Borrower has not received a Credit Rating from any Rating Agency, the Applicable Margin shall be determined based on Level ~~5 of the applicable table~~6. The provisions of this definition shall be subject to Section 2.4.(c).

~~Table I – Non-Amendment Period~~

Level	Borrower’s Credit Rating (S&P/Moody’s)	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
1	~~A-~~A/A~~3 (or equivalent) or~~2 or better	~~0.90~~1.575%	~~0.00~~0.575%
~~2~~	~~BBB+/Baa1~~	~~0.95%~~	~~0.00%~~
~~3~~	~~BBB/Baa2~~	~~1.10%~~	~~0.10%~~
~~4~~	~~BBB-/Baa3~~	~~1.35%~~	~~0.35%~~
~~5~~	~~Lower than BBB-/Baa3 (or equivalent) or unrated~~	~~1.75%~~	~~0.75%~~

~~Table II – Amendment Period~~

~~Level~~	~~Borrower’s Credit Rating (S&P/Moody’s)~~	~~Applicable Margin for LIBOR Loans~~	~~Applicable Margin for Base Rate Loans~~
~~1~~2	A-/A3 ~~(or equivalent) or better~~	~~1.40~~1.650%	~~0.40~~0.650%
~~2~~3	BBB+/Baa1	~~1.45~~1.725%	~~0.45~~0.725%
~~3~~4	BBB/Baa2	~~1.60~~1.900%	~~0.60~~0.900%
~~4~~5	BBB-/Baa3	~~1.85~~2.150%	~~0.85~~1.150%
~~5~~6	Lower than BBB-/Baa3 ~~(~~or ~~equivalent) or unrated~~not rated	~~2.25~~2.550%	~~1.25~~1.550%

“Appraisal” means, with respect to any Property, an M.A.I. appraisal commissioned by and addressed to the Administrative Agent (acceptable to the Administrative Agent as to form, substance and appraisal date), prepared by a professional appraiser acceptable to the Administrative Agent, having at least the minimum qualifications required under Applicable Law governing the Administrative Agent and the Lenders, including, without limitation, FIRREA, and determining the “as-is” market value of such Property as between a willing buyer and a willing seller.

“Approved Budget” means the forecast of the Borrower substantially in the form delivered in connection with the Second Amendment, as adjusted from time to time as approved by the Administrative Agent and the Revolving Administrative Agent in accordance with the terms of the Intercreditor Agreement.

“Approved Fund” means any Fund that is administered, or managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

“As-Is Appraised Value” means, with respect to any Property, the “as-is” market value of such Property as reflected in the most recent Appraisal of such Property accepted by Administrative Agent, as the same may have been adjusted by the Administrative Agent based upon its internal review of such Appraisal which is based on criteria and factors then generally used and considered by the Administrative Agent, which review shall be conducted prior to acceptance of such Appraisal by the Administrative Agent.

“Asset Under Development” means, as of any date of determination, any Property owned by the Borrower or any of its Subsidiaries on which the construction of new income-producing improvements has been commenced and is continuing, with both the land and the improvements under construction thereon which comprise such Property to be valued as set forth in the definition of “Total Asset Value”. In the event of construction of an addition or expansion to an existing income producing Property, only the addition or expansion shall be considered an Asset Under Development.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.5.), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) the LIBOR Market Index Rate plus 1.0%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or the LIBOR Market Index Rate (provided that clause (c) shall not be applicable during any period in which LIBOR is unavailable or unascertainable).

“Base Rate Loan” means a Loan, or any portion thereof, bearing interest at a rate based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the Borrower’s successors and permitted assigns.

“Borrower Information” has the meaning given that term in Section 2.4.(c).

“Borrower Letter” means that certain letter dated as of even date herewith from the Borrower to the Administrative Agent and the Lenders.

“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day (other than a Saturday, Sunday or legal holiday) on which banks in New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Business Management Agreement” means that certain Second Amended and Restated Business Management Agreement dated as of June 5, 2015 by and between the Borrower and RMR.

“Capital Expenditure Reserves” means, with respect to a Property and for a given period, an amount equal to (a)(i) $300 per annum per bed, for a skilled nursing facility, or per unit for any other Senior Housing Asset, on which the applicable lease does not require the Lessee to pay for all capital expenditures or (ii) an amount equal to $0.40 per square foot per annum for any other Property on which the applicable lease does not require the Lessee to pay for all capital expenditures, times (b) the number of days in such period, divided by (c) 365.

“Capitalization Rate” means (a) 7.00% for Senior Housing Assets and (b) 6.50% for all other Properties.

“Capitalized Lease Obligation” means obligations under a lease (to pay rent or other amounts under any lease or other arrangement conveying the right to use) that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.

“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“Casualty/Condemnation Event” means the occurrence of (i) any damage to a Collateral Property, in whole or in part, by fire or other casualty or (ii) any condemnation of any Collateral Property, in each case, equaling or exceeding twenty percent (20%) of the As-Is Appraised Value of such Property.

“Collateral” means any real or personal property directly or indirectly securing any of the Guaranteed Obligations or Pari Passu Guaranteed Obligations or any other obligation of a Person under or in respect of any Loan Document and includes, without limitation, all Pledged Interests, all “Property,” “Improvements,” and “Collateral” (or other similar term) under and as defined in each Security Instrument, all “Management Agreements” (or other similar term) as defined in any Property Management Contract Assignment, and all other property subject to a Lien created by a Security Document. For the avoidance of doubt, the Collateral shall not secure any Specified Derivatives Obligations.

“Collateral Agent” means Wells Fargo Bank, National Association, as collateral agent under the Intercreditor Agreement, or any successor thereto appointed in accordance with the terms of the Intercreditor Agreement.

“Collateral Properties” means, collectively, (i) each Initial Collateral Property for which (a) a Security Instrument and each other applicable Security Document has been delivered to and accepted by the Administrative Agent and (b) each other condition set forth on Annex I has been satisfied or waived in writing by the Administrative Agent in respect of such Property (provided that any such condition requiring delivery of Security Documents that the Administrative Agent determines to be applicable, a Title Policy, flood hazard determinations or, to the extent applicable, evidence of flood insurance coverage as required by the Administrative Agent shall not be waived without the written consent of the Requisite Lenders), and (ii) each other Property added as a Collateral Property from time to time pursuant to Section 7.15(a); provided that, notwithstanding anything to the contrary herein or in any other Loan Document, solely for purposes of Sections 7.13(b), 9.2, 9.4, and 12.2, each Initial Collateral Property shall, at all times prior to the satisfaction of the Initial Mortgage Collateral Requirement, and solely to the extent the Initial Mortgage Collateral Requirement is not yet satisfied, be deemed to be a “Collateral Property” for all purposes thereunder regardless of whether or not the conditions specified in the foregoing clauses (i)(a) and (i)(b) shall have been satisfied.

“Collateral Property Addition” has the meaning given that term in Section 7.15(a).

“Collateral Property Availability” means, as determined with respect to the then Collateral Properties, the lesser of (i) 60% of the As-Is Appraised Value of such Collateral Properties, in the aggregate, and (ii) the amount that would result in a 9% Collateral Property Debt Yield for such Collateral Properties, in the aggregate. If any Collateral Property shall cease to qualify as such pursuant to Section 7.15(c), such ineligible Property shall be excluded from the calculation of the Collateral Property Availability, and the Collateral Property Availability shall be recalculated immediately upon such exclusion.

“Collateral Property Debt Yield” means, on any date of determination, the ratio, expressed as a percentage, of Net Operating Income of the Collateral Properties for the fiscal quarter of the Borrower most recently ending and the three immediately preceding fiscal quarters, in the aggregate, to the outstanding principal balance of all Loans, Revolving Loans, Swingline Loans, Letter of Credit Liabilities, and other extensions of credit hereunder or under the Existing Credit Agreement as of such date.

“Compliance Certificate” has the meaning given that term in Section 8.3.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Construction Budget” means the fully-budgeted costs for the acquisition and construction of a given piece of real property (including without limitation, the cost of acquiring such piece of real property (except to the extent any portion thereof is Unimproved Land), reserves for construction interest and operating deficits, tenant improvements, leasing commissions, and infrastructure costs), as reasonably determined by the Borrower in good faith. Real property under construction to be (but not yet) acquired by the Borrower or a Subsidiary upon completion of construction pursuant to a contract in which the seller of such real property is required to complete construction prior to, and as a condition precedent to, such acquisition, shall be subject to this definition.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.8.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.9.

“Covered Party” has the meaning given that term in Section 12.23.

“Credit Event” means any of the following: (a) the making of any Loan and (b) the Conversion of a Base Rate Loan into a LIBOR Loan.

“Credit Percentage” means, as to each Lender, the ratio, expressed as a percentage, of (a) the unpaid principal amount of such Lender’s Loan to (b) the aggregate unpaid principal amount of all Loans.

“Credit Rating” means the rating assigned by a Rating Agency to the senior unsecured long term Indebtedness of a Person.

“Debt Service” means, for any period, the sum of: (a) Interest Expense of the Borrower and its Subsidiaries determined on a consolidated basis for such period and (b) all regularly scheduled principal payments made with respect to Indebtedness of the Borrower and its Subsidiaries during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 10.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Defaulting Lender” means, subject to Section 3.9.(d), any Lender that (a) has failed to (i) fund all or any portion of a Loan to be made by it within 2 Business Days of the date such Loan was required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within 2 Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), or (c) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (c) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.9.(d)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Derivatives Contract” means (a) any transaction (including any master agreement, confirmation or other agreement with respect to any such transaction) now existing or hereafter entered into by the Borrower or any of its Subsidiaries (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, and (b) any combination of these transactions.

“Derivatives Support Document” means (i) any credit support annex comprising part of (and as defined in) any Specified Derivatives Contract, and (ii) any document or agreement pursuant to which cash, deposit accounts, securities accounts or similar financial asset collateral are pledged to or made available for set-off by, a Specified Derivatives Provider, including any banker’s lien or similar right, securing or supporting Specified Derivatives Obligation.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include the Administrative Agent, any Lender, any Specified Derivatives Provider or any Affiliate of any thereof).

“Disbursement Instruction Agreement” means an agreement substantially in the form of Exhibit G to be executed and delivered by the Borrower pursuant to Section 5.1.(a), as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.

“Dollars” or “$” means the lawful currency of the United States of America.

“EBITDA” means, with respect to a Person for a given period and without duplication, the sum of: (a) net income (or loss) of such Person for such period determined on a consolidated basis, in accordance with GAAP, exclusive of the following (but only to the extent included in the determination of such net income (loss) for such period): (i) depreciation and amortization; (ii) interest expense; (iii) income tax expense; (iv) extraordinary or nonrecurring items, including without limitation, extraordinary or non-recurring gains and losses; (v) in the case of the Borrower and its Subsidiaries, funds received by the Borrower or a Subsidiary as rent but which are reserved for capital expenses; and (vi) in the case of Borrower and its Subsidiaries, equity in the earnings (or loss) of Unconsolidated Affiliates, RMR Inc. and Five Star (but only, in the case of each of RMR Inc. and Five Star, if such entity would be an Unconsolidated Affiliate but for the last sentence of the definition of that term); plus (b) in the case of the Borrower and its Subsidiaries cash dividends (other than extraordinary cash dividends or distributions) received by the Borrower or its Subsidiaries from RMR Inc. or Five Star during such period; plus (c) such Person’s Ownership Share of EBITDA of its Unconsolidated Affiliates. Straight line rent leveling adjustments and deferred percentage rent adjustments required under GAAP, and amortization of intangibles pursuant to FASB ASC 805 and the like, shall be disregarded in determinations of EBITDA (to the extent such adjustments would otherwise have been included in the determination of EBITDA). For purposes of this definition, nonrecurring items shall be deemed to include (x) gains and losses on early extinguishment of Indebtedness, (y) non-cash severance and other non-cash restructuring charges and (z) transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the later of (a) the Agreement Date and (b) the date on which all of the conditions precedent set forth in Section 5.1. shall have been fulfilled or waived by all of the Lenders.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (subject to such consents, if any, as may be required under Section 12.5.(b)(iii)).

“Eligible Property” means a Property which satisfies all of the following requirements: (a) such Property is wholly-owned (i) in fee simple (or leasehold, if applicable) directly by a Guarantor and (ii) indirectly by the Borrower; (b) the Guarantor that owns such Property has the right to take the following actions without the need to obtain the consent of any Person (other than the Administrative Agent, the Revolving Administrative Agent, the Collateral Agent, the Lenders and the Revolving Lenders): (i) to create Liens on such Property as security for Indebtedness of the Borrower or such Guarantor, as applicable, and (ii) to sell, transfer or otherwise dispose of such Property; (c) neither such Property, nor any of the Borrower’s direct or indirect ownership interest in such Guarantor, is subject to (i) any Lien other than Permitted Liens described in clauses (a), (c), (g), (i) and (j) of the definition of that term or (ii) any Negative Pledge; (d) [intentionally omitted]; (e) such Property and related Collateral is encumbered by first priority mortgage Liens in favor of the Collateral Agent, for the benefit of the holders of Pari Passu Guaranteed Obligations, as required pursuant to Section 7.15(a) (subject to the Administrative Agent having entered into a subordination, non-disturbance and attornment agreement with any applicable manager or tenant if required to provide the Administrative Agent with a first priority mortgage Lien), and the Lien of the Security Instrument on such Property is insured by a Title Policy as required pursuant hereto; (f) such Property is free of all structural defects and major architectural deficiencies, title defects, environmental conditions and other adverse matters, except for defects, deficiencies, conditions or other matters which, individually or collectively, are not materially adverse to the use, operation or value of such Property; and (g) no Casualty/Condemnation Event has occurred with respect to such Property which has not been fully restored and paid for in full.

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency, any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and any analogous or comparable state or local laws, regulations or ordinances that concern Hazardous Materials or protection of the environment.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Event” means, with respect to the ERISA Group, (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of a member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (d) the incurrence by any member of the ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC; (f) the failure by any member of the ERISA Group to make when due required contributions to a Multiemployer Plan or Plan unless such failure is cured within 30 days or the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the receipt by any member of the ERISA Group of any notice or the receipt by any Multiemployer Plan from any member of the ERISA Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA), in reorganization (within the meaning of Section 4241 of ERISA), or in “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i)  the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group or the imposition of any Lien in favor of the PBGC under Title IV of ERISA with respect to any Plan or Multiemployer Plan; or (j) a determination that a Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA).

“ERISA Group” means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control, which, together with the Borrower or any Subsidiary, are treated as a single employer under, as applicable, Section 414(b), (c), (m) and (o) of the Internal Revenue Code or Section 4001(a)(14) or 4001(b)(1) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means any of the events specified in Section 10.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Excluded Subsidiary” means any Subsidiary (a) holding title to or beneficially owning assets which are or are intended to become collateral for any Secured Indebtedness of such Subsidiary, or being a beneficial owner of a Subsidiary holding title to or beneficially owning such assets (but having no material assets other than such beneficial ownership interests or the equity interests of a Subsidiary having no material assets other than such beneficial ownership interests) and (b) which (i) is, or is expected to be, prohibited from Guarantying the Indebtedness of any other Person pursuant to any document, instrument or agreement evidencing such Secured Indebtedness or (ii) is prohibited from Guarantying the Indebtedness of any other Person pursuant to a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition or anticipated condition to the extension of such Secured Indebtedness. In addition, (A) CCC of Kentucky Trust shall be deemed to be an Excluded Subsidiary so long as any Indebtedness secured by the Acquired Property Lien Documents described in Part I or Part II of Item 1.1.(b) of the Borrower Letter remains outstanding, and (B) SNH NS Mtg Properties 2 Trust shall be deemed to be an Excluded Subsidiary so long as the Property owned by such Subsidiary remains subject to a Lien arising in connection with any Acquired Property Lien Document described in Part IV of Item 1.1.(b) of the Borrower Letter.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in such Loan (other than pursuant to an assignment request by the Borrower under Section 4.6.) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.10., amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.10.(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of August 1, 2017 by and among the Borrower, the financial institutions party thereto as “Lenders”, Wells Fargo, as Administrative Agent, and the other parties thereto , as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Fair Market Value” means, (a) with respect to a security listed on a national securities exchange or the NASDAQ Global Market, the price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent. If the Federal Funds Rate determined as provided above would be less than fifty basis points (0.50%), the Federal Funds Rate shall be deemed to be fifty basis points (0.50%).

“Fee Letter” means that certain fee letter dated as of June 29, 2017, by and among the Borrower, Wells Fargo, Wells Fargo Securities, LLC, PNC Bank, National Association, PNC Capital Markets LLC and the other parties thereto.

“Fees” means the fees and commissions provided for or referred to in Section 3.5. and any other fees payable by the Borrower hereunder, under any other Loan Document or under the Fee Letter.

“FIRREA” means the Financial Institution Recovery, Reform and Enforcement Act of 1989.

“First Amendment” means that certain First Amendment to Amended and Restated Term Loan Agreement, dated as of June 30, 2020, among the Borrower, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” has the meaning assigned to such term in the First Amendment.

“Fitch” means Fitch, Inc. and its successors.

“Five Star” means Five Star Senior Living Inc., a Maryland corporation, and its successors.

“Fixed Charges” means, for any period, the sum (without duplication) of (a) Debt Service for such period and (b) Preferred Dividends for such period.

“Flood Laws” has the meaning given that term in Section 11.12.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means a Subsidiary not formed under the laws of the United States of America, any state thereof or the District of Columbia.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its ~~activities~~business.

“Funds From Operations” means, for any period, (a) net income of the Borrower for such period determined on a consolidated basis exclusive of the following (to the extent included in the determination of such net income): (i) depreciation and amortization; (ii) gains and losses from extraordinary or non-recurring items; (iii) gains and losses on sales of real estate; (iv) gains and losses on investments in marketable securities; and (v) provisions/benefits for income taxes for such period; plus (b) the Borrower’s share of Funds From Operations from Unconsolidated Affiliates. Straight line rent leveling adjustments and deferred percentage rent adjustments required under GAAP, and amortization of intangibles pursuant to FASB ASC 805 and the like, shall be disregarded in determinations of Funds From Operations (to the extent such adjustments otherwise would be included in the determination of Funds From Operations).

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Ground Lease” means a ground lease containing the following terms and conditions: (a) either (i) a remaining term (taking into account extensions which may be effected by the lessee without the consent of the lessor) of no less than 30 years from the Agreement Date, or (ii) the right of the lessee to purchase the property on terms reasonably acceptable to the Administrative Agent; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; and (d) free transferability of the lessee’s interest under such lease, including ability to sublease, subject to only reasonable consent provisions.

“Guarantor” means ~~any Person that is party to the Guaranty as a “Guarantor”~~ , collectively, (i) each direct owner of any Collateral Property and (ii) any Subsidiary that becomes a Guarantor pursuant to the terms of Section 7.13.

“Guaranteed Obligations” means, at any given time, the “Guarantied Obligations” (as defined in the Guaranty) of each Guarantor that directly owns a Collateral Property at such time.

“Guaranty”, “Guaranteed” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, “Guaranty” shall also mean the guaranty executed and delivered pursuant to Section 5.1. or 7.13. and substantially in the form of Exhibit B.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity, or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed or for the deferred purchase price of property or services (excluding trade debt incurred in the ordinary course of business); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations (contingent or otherwise) of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); (h) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person (excluding guarantees required under Applicable Laws, or by any Governmental Authority, as a condition to ownership of Senior Housing Assets); (i) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (j) of the definition thereof) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation, valued, in the case of any such Indebtedness as to which recourse for the payment thereof is expressly limited to the property or assets on which such Lien is granted, at the lesser of (x) the stated or determinable amount of the Indebtedness that is so secured or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) and (y) the Fair Market Value of such property or assets; and (j) such Person’s Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

“Initial Collateral Property” has the meaning given that term in the Second Amendment.

“Initial Mortgage Collateral Requirement” has the meaning given that term in the Second Amendment.

“Intellectual Property” has the meaning given that term in Section 6.1.(t).

“Intercreditor Agreement” means the Collateral Agency and Pari Passu Intercreditor Agreement, dated as of the Second Amendment Effective Date, by and among the Collateral Agent, the Administrative Agent, the Revolving Administrative Agent, and the Loan Parties from time to time party thereto, substantially in the form of Exhibit B to the Second Amendment, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Interest Expense” means, with respect to a Person for any period of time (a) the interest expense whether paid, accrued or capitalized (without deduction of consolidated interest income) of such Person for such period plus (b) in the case of the Borrower, the Borrower’s Ownership Share of Interest Expense of its Unconsolidated Affiliates. Interest Expense shall exclude any amortization of (i) deferred financing fees and (ii) debt discounts (but only to the extent such discounts do not exceed 3.0% of the initial face principal amount of such debt).

“Interest Period” means, with respect to each LIBOR Loan, each period commencing on the date such LIBOR Loan is made, or in the case of the Continuation of a LIBOR Loan the last day of the preceding Interest Period for such Loan, and ending 7 days thereafter or on the numerically corresponding day in the first, third or sixth calendar month thereafter, as the Borrower may select in the Notice of Borrowing, a Notice of Continuation or a Notice of Conversion, as the case may be, except that each Interest Period (other than an Interest Period having a duration of 7 days) that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, (x) with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person and (y) with respect to any Property or other asset, the acquisition thereof. Any commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Lead Arrangers” has the meaning given that term in the introductory paragraph hereof.

“Lease” means a (sub)lease of a Property, between the Borrower or a Subsidiary, as Lessor, and a Lessee.

“Lender” means each financial institution from time to time party hereto as a “Lender,” together with its respective successors and permitted assigns. Except as expressly provided herein, the term “Lender” shall exclude any Lender (and its Affiliates) in its capacity as a Specified Derivatives Provider.

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

“Lessee” means the (sub)lessee of a Property pursuant to a Lease, provided that (without the Administrative Agent’s approval) no such (sub)lessee shall be an Affiliate of the Borrower (including, without limitation, RMR, or any Managing Trustee, but, subject to compliance with Section 9.8., excluding (x) Five Star and any of its Subsidiaries at any time Five Star or any such Subsidiary is an Affiliate and (y) any TRS), except during an interim period for Properties which are foreclosed upon or repossessed upon lease terminations or otherwise by or on behalf of the Borrower or a Subsidiary.

“Letter of Credit Liabilities” has the meaning given that term in the Existing Credit Agreement.

“Level” has the meaning given that term in the definition of the term “Applicable Margin.”

“LIBOR” means, with respect to any LIBOR Loan for any Interest Period, the rate of interest obtained by dividing (i) the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America). If, for any reason, the rate referred to in the preceding clause (i) does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then the rate to be used for such clause (i) shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Any change in the maximum rate or reserves described in the preceding clause (ii) shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective. If LIBOR determined as provided above would be less than fifty basis points (0.50%), LIBOR shall be deemed to be fifty basis points (0.50%).

“LIBOR Loan” means a Loan (other than a Base Rate Loan), or any portion thereof, bearing interest at a rate based on LIBOR.

“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one-month Interest Period determined at approximately 11:00 a.m. Eastern time for such day (rather than 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period as otherwise provided in the definition of “LIBOR”), or if such day is not a Business Day, the immediately preceding Business Day. The LIBOR Market Index Rate shall be determined on a daily basis. If the LIBOR Market Index Rate determined as provided above would be less than fifty basis points (0.50%), then the LIBOR Market Index Rate shall be deemed to be fifty basis points (0.50%).

“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, hypothecation, assignment, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (i) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the UCC or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Liquidity” means, at any time, the sum of (a) the aggregate Revolving Commitments of all ~~“~~Revolving Lenders~~” under and as defined in the Existing Credit Agreement~~ as of such date minus the outstanding principal balance of all Revolving Loans, Swingline Loans and Letter of Credit Liabilities ~~(as such terms are defined in the Existing Credit Agreement)~~, plus (b) unrestricted and unencumbered cash, in Dollars, solely owned by the Borrower and held in the United States.

“Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.1.(a)(i) of the Existing Term Loan Agreement ~~or Section 2.15~~.

                “Loan Document” means this Agreement, each Note, the Borrower Letter, the Guaranty, the Intercreditor Agreement, the Pledge Agreement, each other Security Document, and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement (other than the Fee Letter and any Specified Derivatives Contract).

“Loan Party” means each of the Borrower, each Pledgor, and each other Person who guarantees all or a portion of the Obligations and/or who pledges any collateral to secure all or a portion of the Obligations. Schedule 1.1. sets forth the Loan Parties in addition to the Borrower as of the Agreement Date.

“Managed Property” means a Property acquired by the Borrower or a Subsidiary as a result of, or in connection with, a foreclosure or repossession (or consensual arrangement in lieu thereof).

“Managing Trustee” means either Adam D. Portnoy or Jennifer B. Clark, both having a business address c/o RMR, or any duly appointed successor thereto.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests at the option of the issuer of such Equity Interest), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests); in each case, on or prior to the date that is ninety-one (91) days following the Termination Date.

“Marketable Securities” means (a) bank deposits and certificates of deposit from a bank rated Baa1 or BBB+ or better by a Rating Agency; (b) government obligations; and (c) commercial paper rated A1 or P1 by a Rating Agency.

“Material Acquisition” means any acquisition (whether by direct purchase, merger or otherwise and whether in one or more related transactions) by the Borrower or any Subsidiary in which the purchase price of the assets acquired exceed 5% of the consolidated total assets of the Borrower and its Subsidiaries determined under GAAP as of the last day of the most recently ending fiscal quarter of the Borrower for which financial statements are publicly available.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), or results of operations of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Administrative Agent under any of the Loan Documents ~~or~~, (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith, or (f) when used with respect to a Collateral Property, the use, value or operation of such Property.

“Material Contract” means any contract or other arrangement (other than Loan Documents and Specified Derivatives Contracts), whether written or oral, to which the Borrower, any Subsidiary or any other Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect, and in any event shall include the Business Management Agreement and Property Management Agreement.

“MIRE Event” means (a) any increase, extension or renewal of any of the Loans (excluding any continuation or conversion of Loans) or (b) any Collateral Property Addition.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made by a Person owning an interest in real estate granting a Lien on such interest in real estate as security for the payment of Indebtedness.

“Mortgage Receivable” means a promissory note secured by a Mortgage of which the Borrower or a Subsidiary is the holder and retains the rights of collection of all payments thereunder.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding six plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such six-year period.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document, a Specified Derivatives Contract or a lease or related agreement between a TRS, as tenant, and the Borrower or another Subsidiary, as landlord) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that (i) an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit a Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, and (ii) negative pledge provisions set forth in the Existing Credit Agreement on substantially the same terms as the provisions of Sections 7.14(d) and 9.2 hereof, in each case, shall not constitute a Negative Pledge.

~~“Net Operating Income” or “NOI” means, with respect to a Property, Adjusted EBITDA attributable to such Property. In no event shall Net Operating Income for any Property be less than $0.~~

“Net Cash Proceeds” means the aggregate cash or cash equivalent proceeds received by the Borrower or any of its Subsidiaries, or Borrower’s Ownership Share of any cash or cash equivalents proceeds received by the Borrower or any Subsidiary from any Unconsolidated Affiliate, in respect of any sale, assignment, transfer or other disposition of any kind of any asset, any capital markets transaction (including the issuance of any Equity Interest, whether common, preferred or otherwise), or any debt or debt refinancing (whether secured or unsecured), in each case, net of (a) customary direct costs incurred in connection therewith (including legal, accounting and investment banking fees, and underwriting discounts and commissions), (b) taxes paid or payable as a result thereof, and (c) in the case of any such sale, assignment, transfer or other disposition of an asset, amounts required to be applied to the repayment of any Indebtedness secured by a Lien that has priority over any Lien in favor of the Administrative Agent on the asset subject to such sale, assignment, transfer or disposition; provided, however, that “Net Cash Proceeds” shall not include any cash or cash equivalent proceeds of any Stimulus Transaction.

“Net Collateral Property Availability” means, as of any particular date, the difference of (a) the then Collateral Property Availability minus (b) the outstanding principal amount of Loans as of such date.

“Net Operating Income” means, for any Collateral Property at any date of its determination (without duplication and determined on a consistent basis with prior periods): (a) rents and other revenues received in the ordinary course from such Collateral Property (including proceeds from rent loss or business interruption insurance (but not in excess of the actual rent otherwise payable), determined in accordance with GAAP, but excluding rents and other contractually due amounts not collected during the applicable period, minus (b) all expenses paid (excluding depreciation, amortization, other non-cash expenses, interest expense, income tax expense, capital expenses and real estate acquisition costs and expenses, but including appropriate adjustments to allocate property taxes and insurance premiums evenly over the applicable period) related to the ownership, operation or maintenance of such Collateral Property, including but not limited to, ground rents, property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses, in each case, which are the responsibility of the applicable Subsidiary Guarantor that are not paid directly by the applicable tenant (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred by such Guarantor in connection with such Collateral Property, but specifically excluding any property management fees), minus (c) the Capital Expenditure Reserves for such Collateral Property for the applicable period, minus (d) the greater of (i) the actual management fee paid during such period with respect to such Collateral Property and (ii) three percent (3.00%) of the gross revenues of such Collateral Property. In no event shall Net Operating Income for any Property be less than $0.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Domestic Property” means a Property located outside a state, territory or commonwealth of the United States of America (including without limitation Puerto Rico and the U.S. Virgin Islands) or the District of Columbia.

“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Note” means a promissory note of the Borrower substantially in the form of Exhibit F, payable to the order of a Lender in a principal amount equal to the amount of such Lender’s Loan.

“Notice of Borrowing” means a notice substantially in the form of Exhibit C (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent evidencing the Borrower’s request for the borrowing of Loans.

“Notice of Continuation” means a notice substantially in the form of Exhibit D (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.8. evidencing the Borrower’s request for the Continuation of a LIBOR Loan.

“Notice of Conversion” means a notice substantially in the form of Exhibit E (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.9. evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.

“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans and (b) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Administrative Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note. For the avoidance of doubt, “Obligations” shall not include Specified Derivatives Obligations.

“Off-Balance Sheet Obligations” means liabilities and obligations of the Borrower, any Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which the Borrower would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Borrower’s report on Form 10-Q or Form 10-K (or their equivalents) which the Borrower is required to file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor).

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Existing Term Loan Agreement” means that certain Term Loan Agreement dated as of May 30, 2014 by and among the Borrower, the financial institutions party thereto as “Lenders”, Wells Fargo, as Administrative Agent, and the other parties thereto.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.6.).

“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) subject to compliance with Section 8.4.(r), such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

“Pari Passu Guaranteed Obligations” means all Guaranteed Obligations and all “Guaranteed Obligations” as defined in the Existing Credit Agreement.

“Pari Passu Obligations” means all Obligations and all “Obligations” as defined in the Existing Credit Agreement.

“Participant” has the meaning given that term in Section 12.5.(d).

“Participant Register” has the meaning given that term in Section 12.5.(d).

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Capital Expenditures” has the meaning given that term in Section 9.12(b).

“Permitted Liens” means, as to any Person: (a) Liens securing (x) taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA) or (y) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, in each case, (i) which are not at the time required to be paid or discharged under Section 7.6., or (ii) if such Lien is the responsibility of a financially responsible tenant, mortgagor or manager to discharge, or (iii) in the case of a Senior Housing Asset or Senior Housing Asset Pool, when considered in the aggregate with all other Liens on such Senior Housing Asset (or Senior Housing Asset Pool), which Lien does not materially detract from (A) if the Senior Housing Asset subject to such Lien is part of a Senior Housing Asset Pool, the value of such Senior Housing Asset Pool, or (B) if the Senior Housing Asset subject to such Lien is not part of a Senior Housing Asset Pool, the value of such Senior Housing Asset; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of such Person and, in the case of the Borrower or any Subsidiary, Liens granted by any tenant on its leasehold estate in a Property which are subordinate to the interest of the Borrower or a Subsidiary in such Property; (d) Liens in existence as of the Agreement Date and set forth in Part II of Item 6.1.(f) of the Borrower Letter; (e) deposits to secure trade contracts (other than for Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (f) the lessor’s interest in property leased to the Borrower or any of its Subsidiaries pursuant to a lease permitted by this Agreement; (g) the interests of tenants, operators or managers of Properties; (h) Liens on any assets of a TRS in favor of the Borrower or any other Subsidiary; (i) Liens in favor of the ~~Administrative~~Collateral Agent for the benefit of the ~~Lenders and the Specified Derivatives Providers pursuant to the Loan Documents~~holders of Pari Passu Guaranteed Obligations; (j) Liens required under Applicable Law, or by any Governmental Authority, as a condition to ownership or operation of Senior Housing Assets; (k) Liens which are also secured by restricted cash or Cash Equivalents of equal or greater value; (l) Liens securing judgments not constituting an Event of Default under Section 10.1.(h); (m) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, and (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; (n) Liens (i) on earnest money deposits in connection with purchases and sales of properties, (ii) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to this Agreement, or (iii) consisting of an agreement to dispose of any property; (o) Liens in favor of the Borrower or any of its Subsidiaries; and (p) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business.

“Permitted Restricted Payments” has the meaning given that term in Section 9.12(c).

       “Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding six years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Pledge Agreement” means the Pledge Agreement, executed and delivered by the applicable Loan Parties on the Second Amendment Effective Date in favor of the Collateral Agent for the benefit of the holders of Pari Passu Guaranteed Obligations, together with each joinder agreement and supplement executed and delivered in connection therewith, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Pledged Interests” has the meaning given that term in the Pledge Agreement.

“Pledgor” means any Person that is party to the Pledge Agreement as a “Pledgor”.

“Post-Amendment Period Compliance Date” means the earlier to occur of (i) the date upon which the Borrower delivers to the Administrative Agent a Compliance Certificate in accordance with Section 8.3 evidencing compliance with each of the covenants set forth in Section 9.1 as of September 30, 2022, and (ii) following the Amendment Period Termination Date, the date upon which the Borrower delivers to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent demonstrating the Borrower’s pro forma compliance with each of the covenants set forth in Section 9.1 (each as adjusted pursuant to the last paragraph of Section 9.1) using pro forma projections based upon results through the most recently ended period for which such financial information is available to the Borrower.

“Post-Default Rate” means, in respect of any principal of any Loan or any other Obligation, a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans plus two percent (2.0%).

“Preferred Dividends” means, for any given period and without duplication, all Restricted Payments accrued or paid (and in the case of Restricted Payments paid, which were not accrued during a prior period) during such period on Preferred Stock issued by the Borrower or a Subsidiary. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests; (b) paid or payable to the Borrower or a Subsidiary; or (c) constituting or resulting in the redemption of Preferred Stock, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Stock” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Lender acting as the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Principal Office” means the office of the Administrative Agent located at 608 Second Ave. South, 11th Floor, Minneapolis, Minnesota 55402, or any other subsequent office that the Administrative Agent shall have specified as the Principal Office by written notice to the Borrower and the Lenders.

“Property” means any parcel of real property and related personal property, either owned in fee simple or leased pursuant to a ground lease by the Borrower, any Subsidiary or any Unconsolidated Affiliate. With respect to a mortgage note or other promissory note secured by real property, the term Property means each parcel of real property, and related personal property, securing such mortgage note or other promissory note.

“Property Management Agreement” means that certain Second Amended and Restated Property Management Agreement dated as of June 5, 2015, as amended to date, by and between RMR and the Borrower, on behalf of itself and its Subsidiaries.

“Property Management Contract Assignment” means an Assignment and Subordination of Management Agreement executed by a Loan Party in favor of the Collateral Agent for the benefit of the holders of Pari Passu Guaranteed Obligations, in form and substance reasonably satisfactory to the Administrative Agent. Such document may, at the Administrative Agent’s election, constitute a subordination of the Property Management Agreement rather than an assignment thereof.

“Pro Rata Share” means, as to each Lender, the ratio, expressed as a percentage of (a) (i) the amount of such Lender’s Revolving Commitment plus (ii) the amount of outstanding Loans held by such Lender to (b) (i) the aggregate amount of the Revolving Commitments of all Lenders plus (ii) the aggregate amount of all outstanding Loans; provided, however, that if at the time of determination the Revolving Commitments have terminated or been reduced to zero, the “Pro Rata Share” of each Lender shall be the ratio, expressed as a percentage of (A) the sum of (x) the unpaid principal amount of all outstanding Revolving Loans, Swingline Loans and Letter of Credit Liabilities owing to such Lender as of such date plus (y) the unpaid principal amount of all outstanding Loans owing to such Lender as of such date to (B) the sum of (x) the aggregate unpaid principal amount of all outstanding Revolving Loans, Swingline Loans and Letter of Credit Liabilities of all Lenders as of such date plus (y) the aggregate unpaid principal amount of all outstanding Loans as of such date. For purposes of this definition, a Lender (other than the applicable Swingline Lender with respect to such Swingline Loan) shall be deemed to hold a Swingline Loan and a Lender (other than the applicable Issuing Bank (as defined in the Existing Credit Agreement) with respect to such Letter of Credit) shall be deemed to hold a Letter of Credit Liability, in each case, to the extent such Lender has acquired a participation therein under the terms of the Existing Credit Agreement and has not failed to perform its obligations in respect of such participation. If at the time of determination the Revolving Commitments have terminated and there are no outstanding Loans or Letter of Credit Liabilities, then the Pro Rata Shares of the Lenders shall be determined as of the most recent date on which Revolving Commitments were in effect or Loans or Letters of Credit Liabilities were outstanding. For purposes of this definition, the term “Lender” shall be deemed to include, without duplication, each Lender in its capacities as a Lender hereunder and as a Revolving Lender, as applicable, and each Revolving Lender in its capacities as a Revolving Lender and as a Lender hereunder, as applicable.

“Protective Advance” means all sums expended as determined by the Collateral Agent to be necessary or appropriate after the Borrower or any other Loan Party fails to do so when required: (a) to protect the validity, enforceability, perfection or priority of the Liens in any of the Collateral and the instruments evidencing the Pari Passu Guaranteed Obligations; (b) to prevent the value of any Collateral from being materially diminished (assuming the lack of such a payment within the necessary time frame could potentially cause such Collateral to lose value); or (c) to protect any of the Collateral from being materially damaged, impaired, mismanaged or taken, including, without limitation, any amounts expended in connection therewith in accordance with Section 11.10 or 12.2.

“QFC Credit Support” has the meaning given that term in Section 12.23.

“Qualified Collateral Property Sale” means a sale of any Collateral Property (or 100% of the ownership interests therein) to an unaffiliated third party purchaser (excluding, for the avoidance of doubt, any Affiliate of the Borrower or any Subsidiary of the Borrower) on arms’-length terms, which sale and the terms thereof shall be reasonably acceptable to the Administrative Agent in all respects.

“Qualified Notes Issuance” means any issuance by the Borrower of unsecured notes with an initial term of at least three (3) years (and in any event not sooner than 91 days prior to the Termination Date (as defined in the Existing Credit Agreement)), and in respect of which no scheduled principal repayments or other mandatory prepayments are required to be paid, nor will be paid, by the Borrower within the first three (3) years (and in any event not sooner than 91 days prior to the Termination Date (as defined in the Existing Credit Agreement)) following the date of issuance thereof.

“Qualified Plan” means a Benefit Arrangement that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

“Rating Agency” means S&P, Moody’s or any other nationally recognized securities rating agency selected by the Borrower and approved of by the Administrative Agent in writing.

“Recipient” means the Administrative Agent and any Lender, as applicable.

“Register” has the meaning given that term in Section 12.5.(c).

“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy or liquidity. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted, implemented or issued.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.

“RMR” means The RMR Group LLC, together with its successors and permitted assigns.

“RMR Inc.” means The RMR Group Inc., a Maryland corporation, together with its successors and permitted assigns.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Requisite Lenders” means, as of any date, Lenders holding more than 50% of the principal amount of the aggregate outstanding Loans; provided, that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and (ii) at all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK

Financial Institution, a UK Resolution Authority.

“Responsible Officer” means (a) with respect to the Borrower, the Borrower’s President or Treasurer or any Managing Trustee of the Borrower and (b) with respect to any other Loan Party, such Loan Party’s chief executive officer or chief financial officer.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend or distribution payable solely in shares of that class of Equity Interests to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any Equity Interest of the Borrower or any of its Subsidiaries now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Borrower or any of its Subsidiaries now or hereafter outstanding.

“Revolving Commitment” has the meaning given to the defined term “Commitment” in the Existing Credit Agreement.

“Revolving Lender” has the meaning given to the defined term “Lender” in the Existing Credit Agreement.

“Revolving Administrative Agent” means Wells Fargo Bank, National Association, as administrative agent under the Existing Credit Agreement or any successor thereto acting in such capacity.

“Revolving Loan Documents” has the meaning given to the defined term “Loan Documents” in the Existing Credit Agreement.

“Revolving Loans” has the meaning given to the defined term “Loans” in the Existing Credit Agreement.

“Sanctioned Country” means, at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions (including, as of the Effective Date, Cuba, Iran, North Korea, Syria and Crimea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state, Her Majesty’s Treasury, or other relevant sanctions authority in any jurisdiction (a) in which the Borrower or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Loans will be used, or (c) from which repayment of the Loans will be derived.

“Second Amendment” means that certain Second Amendment to Amended and Restated Credit Agreement, dated as of January 29, 2021, among the Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“Second Amendment Effective Date” has the meaning given that term in the Second Amendment.

“Secured Indebtedness” means, with respect to a Person as of any given date, the aggregate principal amount of all Indebtedness of such Person outstanding on such date and that is secured in any manner by any Lien on any property and, in the case of the Borrower and its Subsidiaries, shall include (without duplication) the Borrower’s Ownership Share of the Secured Indebtedness of its Unconsolidated Affiliates. For the avoidance of doubt, at all times following the delivery of any Security Instrument and for so long as any Security Instrument is required to secure any Pari Passu Guaranteed Obligations in accordance with the terms of this Agreement and/or the Existing Credit Agreement, all Indebtedness under the Loan Documents and the Revolving Loan Documents shall constitute Secured Indebtedness.

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

“Security Documents” means, collectively, the Pledge Agreement, any Security Instrument, any Property Management Contract Assignment, and any other security agreement, pledge agreement, financing statement, or other document, instrument or agreement creating, evidencing or perfecting the Liens granted to the Collateral Agent, for the benefit of the holders of Pari Passu Guaranteed Obligations, in any of the Collateral, including, without limitation, any assignment of leases and rents and any collateral assignment of reciprocal easement agreements, tax credit or abatement program, architectural and construction related contracts, permits, or licenses, in each case, to the extent the Administrative Agent determines applicable or appropriate.

“Security Instrument” means a mortgage, deed of trust, deed to secure debt, or equivalent instrument executed by a Subsidiary of the Borrower in favor of the Collateral Agent for the benefit of the holders of Pari Passu Guaranteed Obligations, in form and substance satisfactory to the Administrative Agent.

“Senior Housing Asset” means any Property on which the improvements consist only of one or more of the following: (a) senior residences, (b) independent living facilities, (c) congregate communities, (d) assisted living facilities, (e) nursing homes, (f) hospitals and (g) other Property primarily used for senior citizen residences or health care services, together with other improvements incidental thereto.

“Senior Housing Asset Pool” means any group of two or more Properties, substantially all of the value of which is attributable to Senior Housing Assets, that are (a) leased to a Lessee pursuant to a single Lease, (b) leased pursuant to Leases that are cross-defaulted (as to defaults by Lessee) and which the Borrower has designated in a notice to the Administrative Agent (which designation has not been withdrawn by the Borrower) to be a Senior Housing Asset Pool, or (c) Managed Properties managed under one management agreement (or multiple management agreements with the same or affiliated managers that are cross-defaulted) and which the Borrower has designated in a notice to the Administrative Agent (which designation has not been withdrawn by the Borrower) to be a Senior Housing Asset Pool.

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“Specified Derivatives Contract” means any Derivatives Contract, together with any Derivatives Support Document relating thereto, that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, between the Borrower or any Subsidiary of the Borrower and any Specified Derivatives Provider.

“Specified Derivatives Obligations” means all indebtedness, liabilities, obligations, covenants and duties of the Borrower or its Subsidiaries under or in respect of any Specified Derivatives Contract, whether direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, and whether or not evidenced by any written confirmation.

“Specified Derivatives Provider” means any Lender, or any Affiliate of a Lender that is a party to a Derivatives Contract at the time the Derivatives Contract is entered into.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services, LLC business, or any successors.

“Stimulus Transaction” means any loans, equity investments, grants or other transactions pursuant to which the Borrower, any of its Subsidiaries or any Unconsolidated Affiliate thereof receives funds in connection with any federal COVID-19 stimulus legislation, including, without limitation, any loan made pursuant any program implemented by the “Coronavirus Aid, Relief, and Economic Security Act” or the “CARES Act”, or any similar program now or hereafter in effect.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Supplemental Indenture” means the Supplemental Indenture No. 6, dated as of December 8, 2011, supplemental to the Indenture dated as of December 20, 2001 between the Borrower and U.S. Bank National Association, as trustee.

“Supported QFC” has the meaning given that term in Section 12.23.

“Swing Line Loans” has the meaning given that term in the Existing Credit Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means September 28, 2022.

“Titled Agent” has the meaning given that term in Section 11.9.

“Title Insurance Company” means (i) First American Title Insurance Company or (ii) any other title company reasonably acceptable to the Administrative Agent.

“Title Policy” means, with respect to each Collateral Property, an ALTA standard form title insurance policy (or, if such form is not available, an equivalent, legally promulgated form of mortgagee title insurance policy reasonably acceptable to the Administrative Agent) issued by a Title Insurance Company (with such co-insurance or reinsurance as the Administrative Agent may require) in an amount as the Administrative Agent may reasonably require based on the As-Is Appraised Value of such Collateral Property insuring the priority of the Security Instrument thereon and that the Borrower or a Loan Party, as applicable, holds marketable or indefeasible (with respect to Texas) fee simple (or leasehold, if applicable) title to such parcel, subject only to encumbrances reasonably acceptable to the Administrative Agent and which shall not contain standard exceptions for mechanics liens, persons in occupancy (other than tenants as tenants only under tenant leases with no rights of purchase) or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Administrative Agent in its reasonable discretion, and shall contain such endorsements and affirmative insurance as the Administrative Agent may reasonably require to the extent available in the jurisdiction in which such Collateral Property is located, including, but not limited to, an aggregation endorsement to the extent available in the jurisdiction in which such Collateral Property is located, but may exclude, in any event, affirmative coverage for preferential transfers.

“Total Asset Value” means the sum of the following (without duplication) of the Borrower and its Subsidiaries for the period of four fiscal quarters most recently ended (or for such other period as provided in the last paragraph of Section 9.1): (a) with respect to all Properties owned (or leased pursuant to a Ground Lease) by the Borrower or any Subsidiary at all times during the applicable test period, (i) Adjusted EBITDA attributable to such Properties for the applicable test period (annualized, to the extent provided in the last paragraph of Section 9.1), divided by (ii) the applicable Capitalization Rate; (b) the purchase price paid for any Property acquired during the applicable test period (less any amounts paid as a purchase price adjustment, held in escrow, retained as a contingency reserve, or other similar arrangements and prior to allocations of property purchase prices pursuant to Statement of FASB ASC 805 and the like); (c) the value of the Borrower’s equity Investments in RMR Inc. and Five Star as of the end of the applicable test period, such value determined at Fair Market Value; (d) all Marketable Securities, cash and Cash Equivalents; (e) the book value of all Assets Under Development as of the end of the applicable test period; (f) the book value of all Mortgage Receivables, and all other promissory notes secured by a Lien on any Property, as of the end of the applicable test period; and (g) the Borrower’s Ownership Share of the preceding items (other than those referred to in clause (c)) of any Unconsolidated Affiliate of the Borrower. For purposes of determining Total Asset Value, to the extent the amount of Total Asset Value attributable to (w) Unconsolidated Affiliates would exceed 20.0% of Total Asset Value, (x) Assets Under Development (determined as the aggregate Construction Budget for all such Assets Under Development) would exceed 10.0% of Total Asset Value, (y) Mortgage Receivables would exceed 10.0% of Total Asset Value and (z) Unimproved Land would exceed 5.0% of Total Asset Value, in each case, such excess shall be excluded. To the extent that the value of the Borrower’s equity Investments in RMR Inc. and Five Star would in the aggregate account for more than 3.0% of Total Asset Value, such excess shall be excluded. Notwithstanding the foregoing, for purposes of determining Total Asset Value at any time, (i) the Borrower may, in addition to the Properties referred to in the immediately preceding clause (b), include the purchase price paid for any Property acquired during the period following the end of the fiscal quarter most recently ended through the time of such determination (less any such amounts paid during such period as a purchase price adjustment or held in escrow at the time of such determination, retained as a contingency reserve at the time of such determination, or subject to other similar arrangements at the time of such determination) and (ii) for purposes of the immediately preceding clause (d), the amount of Marketable Securities, cash, and Cash Equivalents shall be calculated as of such date of determination rather than as of the end of the applicable test period most recently ended.

“Total Indebtedness” means, as of a given date, all liabilities of the Borrower and its Subsidiaries which would, in conformity with GAAP, be properly classified as a liability on a consolidated balance sheet of the Borrower and its Subsidiaries as of such date (excluding allocations of property purchase prices pursuant to FASB ASC 805 and the like), and in any event shall include (without duplication): (a) all Indebtedness of the Borrower and its Subsidiaries, (b) the Borrower’s Ownership Share of Indebtedness of its Unconsolidated Affiliates, and (c) net obligations of the Borrower and its Subsidiaries under any Derivatives Contracts not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof.

“Total Unencumbered Assets” means, as of any date, the sum of (i) Undepreciated Real Estate Assets not securing any portion of Secured Debt and (ii) the amount of all other assets of the Borrower and its Subsidiaries not securing any portion of Secured Debt, in each case on such date determined on a consolidated basis in accordance with GAAP (but excluding accounts receivable and intangibles); provided that, any joint venture interests shall be excluded from the calculation of Total Unencumbered Assets. For purposes of this definition, “Undepreciated Real Estate Assets” and “Secured Debt” shall have the meanings assigned thereto in the definition of “Amendment Period Incurrence Conditions”.

“Trading with the Enemy Act” has the meaning given to that term in Section 6.1.(y).

“TRS” means any direct or indirect Subsidiary of the Borrower that is classified as a “taxable REIT subsidiary” under Section 856(l) of the Internal Revenue Code.

“Type” with respect to any Loan, refers to whether such Loan or portion thereof is a LIBOR Loan or a Base Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person. Notwithstanding the foregoing, neither of RMR Inc. and Five Star shall be considered to be an Unconsolidated Affiliate of the Borrower or any of its Subsidiaries.

“Unencumbered Asset” means each Property that satisfies all of the following requirements: (a) such Property is (i) owned in fee simple solely by the Borrower or a Wholly Owned Subsidiary or (ii) leased solely by the Borrower or a Wholly Owned Subsidiary pursuant to a Ground Lease; (b) such Property is not an Asset Under Development and is in service; (c) neither such Property, nor any interest of the Borrower or such Subsidiary therein, is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (c) and (e) through (j) of the definition thereof) or to any Negative Pledge other than Negative Pledges permitted under Sections 9.2.(b)(iii) and (iv); (d) regardless of whether such Property is owned or leased by the Borrower or a Subsidiary, the Borrower has the right directly, or indirectly through a Subsidiary, to take the following actions without the need to obtain the consent of any Person: (i) to create Liens on such Property (or its leasehold interest therein, as applicable) as security for Indebtedness of the Borrower or such Subsidiary, as applicable, and (ii) to sell, transfer or otherwise dispose of such Property (or its leasehold interest therein, as applicable); (e) neither such Property, nor if such Property is owned by a Subsidiary, any of the Borrower's direct or indirect ownership interest in such Subsidiary, is subject to (i) any Lien (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (j) of the definition thereof) or (ii) any Negative Pledge other than Negative Pledges permitted under Sections 9.2.(b)(iii) and (iv); (f) such Property is free of structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters which, individually or collectively, materially impair the value of such Property; and (g) any Lessee of more than a majority of the leasable space in such Property is not more than 120 days past due with respect to any fixed rental payment obligations under any Lease for such Property~~; (h) such Property (i) has been designated by the Borrower as an “Unencumbered Asset” on Item 6.1.(z) of the Borrower Letter or on an Unencumbered Asset Certificate delivered by the Borrower to the Administrative Agent and (ii) has not been removed voluntarily by the Borrower from “Unencumbered Assets”~~. Notwithstanding the immediately preceding sentence, a Property owned by a Foreign Subsidiary will be considered to be an Unencumbered Asset so long as: (1) such Property is (i) owned in fee simple (or the legal equivalent in the jurisdiction where such Property is located) by such Foreign Subsidiary or (ii) leased solely by such Foreign Subsidiary pursuant to a long-term lease having terms and conditions reasonably acceptable to the Administrative Agent; (2) all of the issued and outstanding Equity Interests of such Foreign Subsidiary are legally and beneficially owned by one or more of the Borrower and Wholly Owned Subsidiaries; (3) such Foreign Subsidiary has no Indebtedness other than (x) Nonrecourse Indebtedness and (y) other Indebtedness in an aggregate outstanding principal amount of less than 2.0% of the value of the assets of such Foreign Subsidiary (such value to be determined in a manner consistent with the definition of Total Asset Value or, if not contemplated under the definition of Total Asset Value, in a manner acceptable to the Administrative Agent); (4) neither such Property, nor any interest of such Foreign Subsidiary therein, is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (j) of the definition thereof) or to any Negative Pledge other than Negative Pledges permitted under Sections 9.2.(b)(iii) and (iv); and (5) such Property satisfies the requirements set forth in the immediately preceding clauses (b), (c), (d), (e), (f) and (g). In addition, a Senior Housing Asset Pool or the portion thereof comprised of Properties which are individually Unencumbered Assets shall constitute an Unencumbered Asset for purposes of this Agreement.

“Unencumbered Asset Certificate” has the meaning given that term in Section 8.3.

~~“Unencumbered Asset Value” means on any date of determination, the sum of: (a) the product of (i) Net Operating Income for the period of four fiscal quarters most recently ended (or for such other period as provided in the last paragraph of Section 9.1) attributable to Unencumbered Assets owned or leased by the Borrower or any Subsidiary at all times during the applicable test period (annualized, to the extent provided in the last paragraph of Section 9.1), divided by (ii) the applicable Capitalization Rate; (b) the value of the Equity Interests in each of RMR Inc. and Five Star owned by the Borrower, such value determined at Fair Market Value, so long as such Equity Interests are not subject to any Liens (other than Permitted Liens of the types described in clauses (a) through (c) or clauses (e) through (j) of the definition thereof) or to any Negative Pledge (other than a Negative Pledge permitted under clause (iii) of Section 9.2.(b)); (c) unrestricted cash and Cash Equivalents and unencumbered Marketable Securities of the Borrower and its Subsidiaries so long as neither such cash, Cash Equivalents and Marketable Securities, nor, if any such cash, Cash Equivalents or Marketable Securities are owned by a Subsidiary, any of the Borrower’s direct or indirect ownership interest in such Subsidiary, are subject to any Liens (other than Permitted Liens of the types described in clauses (a) through (c) and (e) through (j) of the definition thereof) or any Negative Pledge (other than a Negative Pledge permitted under clause (iv) of Section 9.2.(b)); and (d) the purchase price paid for any Unencumbered Asset acquired during the applicable test period (less any amounts paid as a purchase price adjustment, held in escrow, retained as a contingency reserve, or other similar arrangements). To the extent that the value of the Equity Interests of RMR Inc. and Five Star owned by the Borrower would in the aggregate account for more than 3.0% of Unencumbered Asset Value, such excess shall be excluded. In addition, to the extent that the amount of Unencumbered Asset Value attributable to (x) Senior Housing Assets leased pursuant to a Ground Lease would constitute more than 20.0% of Unencumbered Asset Value, such excess shall be excluded and (y) Non-Domestic Properties would constitute more than 10.0% of Unencumbered Asset Value, such excess shall be excluded. Notwithstanding the foregoing, for purposes of determining Unencumbered Asset Value at any time, the Borrower may, in addition to the Net Operating Income referred to in the immediately preceding clause (a)(i), include the Net Operating Income of any Unencumbered Asset acquired during the period following the end of the applicable test period most recently ended through such time of determination on a pro forma basis reasonably acceptable to the Administrative Agent.~~

~~“Unencumbered NOI” means, for any given period, the sum of (a) the aggregate NOI attributable to all Unencumbered Assets for such period and (b) cash dividends received by the Borrower or any of its Subsidiaries from RMR Inc. and Five Star during such period.~~

“Unimproved Land” means land on which no development (other than improvements that are not material and are temporary in nature) has occurred.

“Unsecured Debt ~~Service~~” means~~, for a given period, Debt Service for such period with respect to Unsecured Indebtedness~~ any Debt of the Borrower ~~and~~or its Subsidiaries which is not Secured Debt (as such terms are defined in the definition of “Amendment Period Incurrence Conditions”).

“Unsecured Indebtedness” means, with respect to a Person as of any given date, the aggregate principal amount of all Indebtedness of such Person outstanding at such date that is not Secured Indebtedness (excluding Indebtedness associated with Unconsolidated Affiliates that is not Guaranteed by the Borrower or any of its Subsidiaries) and in the case of the Borrower shall include (without duplication) Indebtedness that does not constitute Secured Indebtedness. Indebtedness secured solely by a pledge of Equity Interests in a Subsidiary owning one or more Properties which is also recourse to the Borrower or a Subsidiary shall not be treated as Secured Indebtedness.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Special Resolution Regimes” has the meaning given that term in Section 12.23.

“Wells Fargo” means Wells Fargo Bank, National Association, and its successors and assigns.

“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned and controlled by such Person or one or more other Subsidiaries of such Person.

“Withdrawal Liability” means any liability as a result of a complete or partial withdrawal from a Multiemployer Plan as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means (a) the Borrower, (b) any other Loan Party and (c) the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2. General; References to Eastern Time.

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP in effect as of the Agreement Date. Notwithstanding the preceding sentence, the calculation of liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other standards of the Financial Accounting Standards Board allowing entities to elect fair value option for financial liabilities. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. references in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Borrower or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Eastern time, daylight savings or standard, as applicable.

Section 1.3. Rates.

The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBOR” or with respect to any rate that is an alternative or replacement for or successor to any such rate or the effect of any of the foregoing.

Section 1.4. Divisions.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II. Credit Facility

Section 2.1. Loans.

(a)       Loans. Pursuant to the Existing Term Loan Agreement each Lender (or its successor) made a Loan to the Borrower, the outstanding principal amount of which on the Effective Date is set forth on Schedule I. The Borrower may not reborrow any portion of a Loan once repaid. ~~Additional Loans shall be made in accordance with Section 2.15.~~

(b)       Loan Reallocation. The Administrative Agent, the Borrower, each Lender (including any Lender who was not a “Lender” under the Existing Term Loan Agreement immediately prior to giving effect hereto, each such Lender, an “Additional Lender”) agree that upon the effectiveness of this Agreement, the outstanding principal amount of such Lender’s Loan is as set forth on Schedule I attached hereto. Simultaneously with the effectiveness of this Agreement, the principal amount of all outstanding Loans shall be reallocated among the Lenders in accordance with their respective Loans (determined in accordance with the amount of each such Lender’s Loan set forth on Schedule I attached hereto). In order to effect such reallocations, any Additional Lender and each other Lender whose Loan exceeds its “Loan” under the Existing Term Loan Agreement immediately prior to the effectiveness of this Agreement (each, an “Assignee Lender”) shall be deemed to have purchased at par a portion of all right, title and interest in, and all obligations in respect of, the “Loan” under the Existing Term Loan Agreement of any “Lender” under the Existing Term Loan Agreement which shall cease to be a Lender hereunder and each Lender whose Loan will be less than its “Loan” under the Existing Term Loan Agreement immediately prior to the effectiveness of this Agreement (each, an “Assignor Lender”) so that the outstanding principal amount of the Loan of each Lender will be as set forth on Schedule I attached hereto. Such purchases shall be deemed to have been effected by way of, and subject to the terms and conditions of, Assignment and Assumptions without the payment of any related assignment fee, and, except for replacement Notes to be provided to the Assignee Lenders and, if applicable, the Assignor Lenders, in the principal amounts of their respective Loans upon the effectiveness of this Agreement, no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived). The Assignee Lenders shall make the proceeds of such purchases available to the Administrative Agent which shall then make such amounts of the proceeds of such purchases available to the Assignor Lenders as is necessary to purchase in full at par the Loan owing to the Assignor Lender.

Section 2.2. [Intentionally Omitted].

Section 2.3. [Intentionally Omitted].

Section 2.4. Rates and Payment of Interest on Loans.

(a)       Rates. The Borrower promises to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of the Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i)       during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin for Base Rate Loans; and

(ii)       during such periods as such Loan is a LIBOR Loan, at LIBOR for such Loan for the Interest Period therefor, plus the Applicable Margin for LIBOR Loans.

Notwithstanding the foregoing, while an Event of Default exists, the Borrower shall pay to the Administrative Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of the Loan made by such Lender and on any other amount payable by the Borrower hereunder or under the Note held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b)       Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be payable (i) monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Effective Date and (ii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise). Interest payable at the Post-Default Rate shall be payable from time to time on demand. All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

(c)       Borrower Information Used to Determine Applicable Interest Rates. The parties understand that the applicable interest rate for the Obligations and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by the Borrower (the “Borrower Information”). If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by the Borrower) at the time it was delivered to the Administrative Agent, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information. The Administrative Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay such additional interest or fees due to the Administrative Agent, for the account of each Lender, within five (5) Business Days of receipt of such written notice. Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s or any Lender’s other rights under this Agreement.

Section 2.5. Number of Interest Periods.

There may be no more than 3 different Interest Periods outstanding at the same time.

Section 2.6. Repayment of Loans.

The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Loans on the Termination Date.

Section 2.7. Prepayments.

(a)       Optional. Subject to Section 4.4., and except as otherwise provided in the immediately following subsection (c), the Borrower may prepay any Loan at any time without premium or penalty. The Borrower shall give the Administrative Agent at least three (3) Business Days prior written notice of the prepayment of any Loan. Each voluntary prepayment of Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof.

(b)       No Effect on Derivatives Contracts. No prepayment of the Loans pursuant to this Section or otherwise shall affect any of the Borrower’s obligations under any Derivatives Contract entered into with respect to any of the Loans.

(c)       Prepayment Premium. During the periods set forth below, the Borrower may only prepay the Loans, in whole or in part, at the prices (expressed as percentages of the principal amount of such Loans to be prepaid) set forth below, plus accrued and unpaid interest, if any, to the date of payment:

Period	Percentage
September 28, 2015 to and including September 28, 2016	102.0%
September 29, 2016 to and including September 28, 2017	101.0%
All times after September 28, 2017	100.0%

The Borrower acknowledges and agrees that the amounts payable by it under this Section in connection with the prepayment of the Loans is a reasonable calculation of the lost profits of the Lenders in view of the difficulties and impracticality of determining actual damages resulting from the prepayment of such Loans.

(d)        Mandatory.

(i)        Amendment Period. No later than the third Business Day following the date of receipt by the Borrower, any of its Subsidiaries or Unconsolidated Affiliates of any Net Cash Proceeds at any time during the Amendment Period, the Borrower shall (to the extent any Obligations remain outstanding) (A) give the Administrative Agent written notice of the receipt of such Net Cash Proceeds and (B) pay to the Revolving Administrative Agent one hundred percent (100%) of all such Net Cash Proceeds, which prepayment shall be applied in accordance with Section 2.7(d)(iii).

(ii)        Qualified Collateral Property Sale. If the Borrower or any Guarantor consummates a Qualified Collateral Property Sale and in connection therewith requests a Property Release in accordance with Section 7.15(b), then, no later than the third Business Day following the date of receipt by the Borrower of the Net Cash Proceeds from such sale the Borrower or the applicable Guarantor shall (to the extent any Pari Passu Obligations remain outstanding) (1) give the Administrative Agent written notice of the receipt of such Net Cash Proceeds and (2) pay to the Collateral Agent the greater of (x) one hundred percent (100%) of all such Net Cash Proceeds and (y) the amount required to maintain compliance with the Net Collateral Property Availability (recalculated to exclude the Collateral Property that is the subject of such Qualified Collateral Property Sale), which prepayment shall be applied in accordance with Section 2.7(d)(iii).

(iii)        Application of Mandatory Prepayments. So long as no Event of Default has occurred and is continuing, amounts paid under the preceding subsections (d)(i) and (d)(ii) shall be applied as follows: (1) first, to repay in full the existing “6.75% Senior Notes due 2021” issued by the Borrower, in the original principal amount of $300,000,000 with a stated maturity date of December 15, 2021 (the “6.75% Senior Notes”) (provided, however, that Borrower may elect to deposit such repayment amount in a cash collateral account pledged to the Collateral Agent as collateral for the Pari Passu Guaranteed Obligations pursuant to documentation in form and substance satisfactory to the Administrative Agent (an “Approved Cash Collateral Account”) until such time as the Make-Whole Amount (as defined in the Supplemental Indenture) with respect to such repayment of the 6.75% Senior Notes shall be zero, at which time the Administrative Agent shall direct the Collateral Agent to make such amounts available to repay in full the 6.75% Senior Notes), (2) second, to repay the outstanding principal amount of Loans on a pro rata basis in accordance with Section 3.2, and then all other outstanding Obligations, in each case, to the full extent thereof, and (3) third, after all Obligations have been repaid in full, to be applied in accordance with Section 2.7(b)(v)(B) of the Existing Credit Agreement (without duplication); provided, however, that if any Default or Event of Default, other than as a result of the Borrower’s failure to satisfy the Amendment Period Incurrence Conditions, shall exist, then, subject to the provisions of the Intercreditor Agreement, the Administrative Agent may, in its sole and absolute discretion, direct the Collateral Agent to apply the amount of such cash collateral to repay the Obligations in the order and manner provided in Section 10.5.

Section 2.8. Continuation.

So long as no Default or Event of Default exists, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each Continuation of a LIBOR Loan shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount, and each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent a Notice of Continuation not later than 10:00 a.m. Eastern time on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loans and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, continue as a LIBOR Loan with an Interest Period of one month; provided, however that if a Default or Event of Default exists, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.9. or the Borrower’s failure to comply with any of the terms of such Section.

Section 2.9. Conversion.

The Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Administrative Agent by telecopy, electronic mail or other similar form of communication, Convert all or a portion of a Loan of one Type into a Loan of another Type; provided, however, a Base Rate Loan may not be Converted into a LIBOR Loan if a Default or Event of Default exists. Each Conversion of Base Rate Loans into LIBOR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount. Each such Notice of Conversion shall be given not later than 10:00 a.m. Eastern time 3 Business Days prior to the date of any proposed Conversion. Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.10. Notes.

(a)       Notes. Except in the case of a Lender that has notified the Administrative Agent in writing that it elects not to receive a Note, the Loan made by each Lender shall, in addition to this Agreement, also be evidenced by a Note, payable to the order of such Lender in a principal amount equal to the amount of its Loan as originally in effect and otherwise duly completed.

(b)       Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of the Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error; provided, however, that (i) the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents and (ii) if there is a discrepancy between such records of a Lender and the statements of accounts maintained by the Administrative Agent pursuant to Section 3.8., in the absence of manifest error, the statements of account maintained by the Administrative Agent pursuant to Section 3.8. shall be controlling.

(c)       Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that the Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii)(A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.11. [Intentionally Omitted].

Section 2.12. [Intentionally Omitted].

Section 2.13. [Intentionally Omitted].

Section 2.14. [Intentionally Omitted].

Section 2.15. ~~Additional Loans~~ [Intentionally Omitted].

~~The Borrower shall have the right at any time and from time to time during the period beginning on the Effective Date to but excluding the Termination Date to request additional Loans by providing written notice to the Administrative Agent, which notice shall be irrevocable once given; provided, however, that after giving effect to any such additional Loans, the aggregate outstanding principal amount of the Loans shall not exceed $400,000,000. Each such borrowing of additional Loans must be an aggregate minimum amount of $50,000,000 and integral multiples of $10,000,000 in excess thereof. The Administrative Agent, in consultation with the Borrower, shall manage all aspects of the syndication of such additional Loans, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to such additional Loans and the allocations of such additional Loans among such existing Lenders and/or other banks, financial institutions and other institutional lenders. No Lender shall be obligated in any way whatsoever to make additional Loans, and any new Lender becoming a party to this Agreement in connection with any such requested additional Loan must be an Eligible Assignee. Effecting the making of additional Loans under this Section is subject to the following conditions precedent: (x) no Default or Event of Default shall be in existence on the effective date of such borrowing of additional Loans, (y) the representations and warranties made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on the effective date of such borrowing of additional Loans except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder, and (z) the Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent: (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all corporate and other necessary action taken by the Borrower to authorize such borrowing of additional Loans and (B) all corporate, partnership, member and other necessary action taken by each Guarantor authorizing the guaranty of such additional Loans; (ii) an opinion of counsel to the Borrower and the Guarantors, and addressed to the Administrative Agent and the Lenders covering such matters as reasonably requested by the Administrative Agent; and (iii) except in the case of any Lender that has notified the Administrative Agent in writing that it elects not to receive a Note, new Notes executed by the Borrower, payable to any new Lenders and replacement Notes executed by the Borrower, payable to any existing Lenders making additional Loans, in the principal amount of such Lender’s outstanding Loans at the time of the effectiveness of the making of the additional Loans. In connection with any increase in the aggregate principal amount outstanding of the Loans pursuant to this Section any Lender becoming a party hereto shall execute such documents and agreements as the Administrative Agent may reasonably request.~~

Section 2.16. Funds Transfer Disbursements.

The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Disbursement Instruction Agreement.

ARTICLE III. Payments, Fees and Other General Provisions

Section 3.1. Payments.

(a)       Payments by Borrower. Except to the extent otherwise provided herein, all payments of principal, interest, Fees and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim, to the Administrative Agent at the Principal Office, not later than 12:00 p.m. Eastern time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 10.5., the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender. In the event the Administrative Agent fails to pay such amounts to such Lender (i) by 5:00 p.m. Eastern time on the Business Day such funds are received by the Administrative Agent, if such amounts are received by 12:00 p.m. Eastern time on such date or (ii) by 5:00 p.m. Eastern time on the Business Day following the date such funds are received by the Administrative Agent, if such amounts are received after 12:00 p.m. Eastern time on any Business Day, the Administrative Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.

(b)       Presumptions Regarding Payments by Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent on demand that amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 3.2. Pro Rata Treatment.

Except to the extent otherwise provided herein: (a) each payment or prepayment of principal of the Loans shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; (b) each payment of interest on the Loans shall be made for the account of the Lenders, pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; and (c) the Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Sections 4.1.(c) and 4.5.) shall be made pro rata among the Lenders according to the amounts of their respective Loans and the then current Interest Period for each Lender’s portion of each such Loan of such Type shall be coterminous. Any payment or prepayment of principal or interest made during the existence of a Default or Event of Default shall be made for the account of the Lenders in accordance with the order set forth in Section 10.5.

Section 3.3. Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien, counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by or on behalf the Borrower or any other Loan Party to a Lender (other than any payment in respect of Specified Derivatives Obligations) not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders in accordance with Section 3.2. or Section 10.5., as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.2. or Section 10.5., as applicable. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 3.4. Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5. Fees.

(a)       Closing Fees. On the Effective Date, the Borrower agrees to pay all fees then due and payable under the Fee Letter.

(b)       Administrative and Other Fees. The Borrower agrees to pay the administrative and other fees of the Administrative Agent as provided in the Fee Letter and as may be otherwise agreed to in writing from time to time by the Borrower and the Administrative Agent.

Section 3.6. Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

Section 3.7. Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.4.(a)(i) and (ii). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, commitment fees, closing fees, underwriting fees, default charges, late charges, funding or “breakage” charges, prepayment premiums, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, in each case, in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.8. Statements of Account.

The Administrative Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Administrative Agent shall be deemed conclusive upon the Borrower absent manifest error. The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.9. Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a)       Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders.

(b)       Defaulting Lender Waterfall. Any payment of principal, interest, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X. or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.3. shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Article V. were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their respective Credit Percentages (determined as if there had been no Defaulting Lenders). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)       Certain Fees. No Defaulting Lender shall be entitled to receive any Fee payable under Section 3.5. for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(d)       Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 3.10. Taxes.

(a)       Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)       Payment of Other Taxes by the Borrower. The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)       Indemnification by the Borrower. The Borrower and the other Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient (whether directly or pursuant to Section 3.10.(d)(i)) or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that neither the Borrower nor any other Loan Party shall be liable to indemnify any Lender or Participant for any Taxes attributable to a Lender’s failure to comply with the provisions of Section 12.5. relating to the maintenance of a Participant Register. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)       Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or another Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.5. relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection.

(e)       Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, the Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)       Status of Lenders.

(i)       Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the applicable Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)       Without limiting the generality of the foregoing:

(A)       any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)       in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)       an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8ECI;

(III)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an  IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(IV)       to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)       if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)       Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will an indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place such indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to, or apply for or seek any refund for or on behalf of, any indemnifying party or any other Person.

(h)       Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)       FATCA Determination. For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

ARTICLE IV. Yield Protection, Etc.

Section 4.1. Additional Costs; Capital Adequacy.

(a)       Capital Adequacy. If any Lender determines that any Regulatory Change affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity ratios or requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loan made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(b)       Additional Costs. In addition to, and not in limitation of the immediately preceding subsection, the Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making, maintaining, continuing or converting of any Loans or its obligation to make any Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its Loans (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans (other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and Connection Income Taxes), or (ii) imposes or modifies any reserve, special deposit, compulsory loan insurance charge, or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on Loans is determined to the extent utilized when determining the interest rate for such Loans) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender or (iii) imposes on any Lender or the London interbank market, any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loan made by such Lender.

(c)       Lender’s Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsections (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.5. shall apply).

(d)       Notification and Determination of Additional Costs. Each of the Administrative Agent and each Lender, as the case may be, agrees to notify the Borrower (and in the case of a Lender, to notify the Administrative Agent) of any event occurring after the Agreement Date entitling the Administrative Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Administrative Agent or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder (and in the case of a Lender, to the Administrative Agent); provided, further, that notwithstanding the foregoing provisions of this Section, the Administrative Agent or a Lender, as the case may be, shall not be entitled to compensation for any such amount relating to any period ending more than six months prior to the date that the Administrative Agent or such Lender, as applicable, first notifies the Borrower in writing thereof or for any amounts resulting from a change by any Lender of its Lending Office (other than changes required by Applicable Law). The Administrative Agent and each Lender, as the case may be, agrees to furnish to the Borrower (and in the case of a Lender to the Administrative Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section. Determinations by the Administrative Agent or such Lender, as the case may be, of the effect of any Regulatory Change shall be conclusive and binding for all purposes, absent manifest error. The Borrower shall pay the Administrative Agent and or any such Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 4.2. Suspension of LIBOR Loans.

Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any Interest Period:

(a)       the Administrative Agent shall determine (which determination shall be conclusive absent manifest error) that reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period, or the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

(b)       the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely to adequately cover the cost to any Lender of making or maintaining LIBOR Loans for such Interest Period, then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, all of the Lenders, in the case of the immediately preceding clause (a), and any Lender affected thereby, in the case of the immediately preceding clause (b), shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans, unless and until the Administrative Agent or such Lender, as the case may be, gives notice as provided in Section 4.5. that such condition no longer exists, and, so long as such condition remains in effect, the Lenders or such Lender’s LIBOR Loans, as the case may be, shall be treated in accordance with Section 4.5.

Section 4.3. Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall determine (which determination shall be conclusive and binding) that due to a Regulatory Change it is unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to the Administrative Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.5. shall be applicable).

Section 4.4. Compensation.

The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of the Administrative Agent, such amount or amounts as the Administrative Agent shall determine in its sole discretion shall be sufficient to compensate such Lender for any loss, cost or expense attributable to:

(a)       any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b)       any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Section 5.2. to be satisfied) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

Not in limitation of the foregoing, such compensation shall include, without limitation, in the case of a LIBOR Loan, an amount equal to the then present value of (A) the amount of interest that would have accrued on such LIBOR Loan for the remainder of the Interest Period at the rate applicable to such LIBOR Loan, less (B) the amount of interest that would accrue on the same LIBOR Loan for the same period if LIBOR were set on the date on which such LIBOR Loan was repaid, prepaid or Converted or the date on which the Borrower failed to borrow, Convert or Continue such LIBOR Loan, as applicable, calculating present value by using as a discount rate LIBOR quoted on such date. Upon the Borrower’s request, the Administrative Agent shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Any such statement shall be conclusive absent manifest error.

Section 4.5. Treatment of Affected Loans.

If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(c), Section 4.2. or Section 4.3. then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1.(c), Section 4.2., or Section 4.3. on such earlier date as such Lender or the Administrative Agent, as applicable, may specify to the Borrower (with a copy to the Administrative Agent, as applicable)) and, unless and until such Lender or the Administrative Agent, as applicable, gives notice as provided below that the circumstances specified in Section 4.1., Section 4.2. or Section 4.3. that gave rise to such Conversion no longer exist:

(a)       to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

(b)       all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender or the Administrative Agent, as applicable, gives notice to the Borrower (with a copy to the Administrative Agent, as applicable) that the circumstances specified in Section 4.1.(c) or 4.3. that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender or the Administrative Agent, as applicable, agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Credit Percentages.

Section 4.6. Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.10. or 4.1., and the Requisite Lenders are not also doing the same, or (b) the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(c) or 4.3. but the obligation of the Requisite Lenders shall not have been suspended under such Sections, (c) a Lender does not vote in favor of any amendment, modification or waiver to this Agreement or any other Loan Document which, pursuant to Section 12.6., requires the vote of such Lender, and the Requisite Lenders shall have voted in favor of such amendment, modification or waiver or (d) a Lender becomes a Defaulting Lender, then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Loans to an Eligible Assignee subject to and in accordance with the provisions of Section 12.5.(b) for a purchase price equal to (x) the aggregate principal balance of all Loans then owing to the Affected Lender, plus (y) any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or any other amount as may be mutually agreed upon by such Affected Lender and Eligible Assignee. Each of the Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, and such Affected Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Assumption, but at no time shall the Administrative Agent, such Affected Lender nor any other Lender nor any Titled Agent be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to this Agreement (including, without limitation, pursuant to Sections 3.10., 4.1. or 4.4.) with respect to any period up to the date of replacement.

Section 4.7. Change of Lending Office.

Each Lender agrees that it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.10., 4.1. or 4.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

Section 4.8. Assumptions Concerning Funding of LIBOR Loans.

Calculation of all amounts payable to a Lender under this Article shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article.

ARTICLE V. Conditions Precedent

Section 5.1. Initial Conditions Precedent.

The effectiveness of this Agreement is subject to the satisfaction or waiver of the following conditions precedent:

(a)       The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(i)       counterparts of this Agreement executed by each of the parties hereto;

(ii)       Notes executed by the Borrower, payable to each Lender (other than any Lender that has requested that it not receive a Note) and complying with the terms of Section 2.10.(a);

(iii)       the Guaranty executed by each of the Guarantors, if any, initially required to be a party thereto pursuant to Section 7.13.;

(iv)       an opinion of Sullivan & Worcester LLP, and an opinion of Saul Ewing LLP, special Maryland counsel, in each case, counsel to the Borrower and the other Loan Parties, addressed to the Administrative Agent and the Lenders and covering such matters as the Administrative Agent may reasonably request;

(v)       the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party;

(vi)       a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued as of a recent date by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect and each state in which a Collateral Property owned by such Loan Party is located;

(vii)       a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, authorized to execute and deliver on behalf of the Borrower the Notice of Borrowing, Notices of Conversion and Notices of Continuation;

(viii)       copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (A) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (B) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(ix)       a Compliance Certificate calculated as of the Effective Date on a pro forma basis for the Borrower’s fiscal quarter ending March 31, 2017;

(x)       a Disbursement Instruction Agreement effective as of the Agreement Date;

(xi)       [intentionally omitted];

(xii)       evidence that the Fees, if any, then due and payable under Section 3.5., together with all other fees, expenses and reimbursement amounts due and payable to the Administrative Agent and any of the Lenders, including without limitation, the fees and expenses of counsel to the Administrative Agent, have been paid;

(xiii)       the Borrower Letter executed by the Borrower; and

(xiv)       such other documents, agreements and instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request;

(b)       there shall not have occurred or become known to the Administrative Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries delivered to the Administrative Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect;

(c)       no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (i) result in a Material Adverse Effect or (ii) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(d)       the Borrower and its Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (i) any Applicable Law or (ii) any agreement, document or instrument to which any Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which could not reasonably be likely to (x) have a Material Adverse Effect, or (y) restrain or enjoin impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(e)       there shall not have occurred or exist any material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents; and

(f)       the Borrower and each other Loan Party shall have provided all information requested in writing by the Administrative Agent and each Lender at least five Business Days prior to the Effective Date in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Section 5.2. Conditions Precedent to All Credit Events.

In addition to the satisfaction or waiver of the conditions precedent contained in the immediately preceding Section, the effectiveness of this Agreement and the obligation of the Lenders to effect any Credit Event is subject to the further conditions precedent that: (a) no Default or Event of Default shall exist as of the date of the requested Credit Event or would exist immediately after giving effect thereto; provided, however, that a LIBOR Loan may be Converted into a Base Rate Loan notwithstanding the existence of a Default or Event of Default; ~~and~~ (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of the occurrence of the requested Credit Event with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder~~.~~ ; (c) in the case of any Credit Event occurring during the period commencing on the date immediately following the Amendment Period Expiration Date and ending on the Post-Amendment Period Compliance Date, the Borrower shall have delivered to the Administrative Agent evidence of the Borrower’s compliance with the financial covenants set forth in Sections 9.1 (each as adjusted pursuant to the last paragraph of Section 9.1) using pro forma projections based upon results through the most recently ended period for which such financial information is available to the Borrower, (d) in the case of any Credit Event occurring during the Amendment Period and continuing thereafter until the Post-Amendment Period Compliance Date, upon giving effect to such Credit Event, the Borrower shall be in compliance with the Amendment Period Incurrence Conditions, and (e) in the case of any Credit Event occurring on or after May 29, 2021, the Initial Mortgage Collateral Requirement shall have been satisfied. Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). Unless set forth in writing to the contrary, the making of its Loan by a Lender shall constitute a certification by such Lender to the Administrative Agent and the other Lenders that the conditions precedent for Loans set forth in Sections 5.1. and 5.2. that have not previously been waived by the Lenders in accordance with the terms of this Agreement have been satisfied.

ARTICLE VI. Representations and Warranties

Section 6.1. Representations and Warranties.

In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make Loans, the Borrower represents and warrants to the Administrative Agent and each Lender as follows:

(a)     Organization; Power; Qualification. Each of the Borrower, the other Loan Parties and the other Subsidiaries is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

(b)      Ownership Structure. Part I of Item 6.1.(b) of the Borrower Letter is, as of the Agreement Date, a complete and correct list of all Subsidiaries of the Borrower setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interest in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person, (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests and (v) whether such Subsidiary is an Excluded Subsidiary and/or a Foreign Subsidiary. As of the Agreement Date, except as disclosed in Part I of Item 6.1.(b) of the Borrower Letter, (A) each of the Borrower and its Subsidiaries owns, free and clear of all Liens, and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it in Part I of Item 6.1.(b) of the Borrower Letter, (B) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (C) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person. As of the Agreement Date, Part II of Item 6.1.(b) of the Borrower Letter correctly sets forth all Unconsolidated Affiliates of the Borrower, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Borrower.

(c)      Authorization of Loan Documents and Borrowings. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. The Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents and the Fee Letter to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents and the Fee Letter to which the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(d)      Compliance of Loan Documents with Laws. The execution, delivery and performance of this Agreement, the other Loan Documents to which any Loan Party is a party and of the Fee Letter in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Loan Party, or any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than in favor of the ~~Administrative~~Collateral Agent for ~~its benefit and~~ the benefit of the ~~Lenders~~holders of Pari Passu Guaranteed Obligations.

(e)      Compliance with Law; Governmental Approvals. Each of the Borrower, the other Loan Parties and the other Subsidiaries is in compliance with each Governmental Approval and all other Applicable Laws relating to it except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.

(f)      Title to Properties; Liens. Each of the Borrower, each other Loan Party and each other Subsidiary has good, marketable and legal title to, or a valid leasehold interest in, its respective assets. As of the Agreement Date, there are no Liens against any assets of the Borrower, any Subsidiary or any other Loan Party except for Permitted Liens. No Collateral Property nor any direct or indirect interest of the Borrower therein is subject to any Lien (other than Permitted Liens described in clauses (c), (g), (i) and (j) of the definition of that term) or any Negative Pledge. Each Collateral Property satisfies all requirements set forth in the definition of “Eligible Property”.

(g)      Existing Indebtedness. As of the Agreement Date, the Borrower, the other Loan Parties and the other Subsidiaries have performed and are in compliance with all of the terms of their Indebtedness and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute a default or event of default, exists with respect to any such Indebtedness.

(h)      [Intentionally Omitted.]

(i)       Litigation. Except as set forth on Schedule 6.1.(i), there are no actions, suits or proceedings pending (nor, to the knowledge of any Loan Party, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Borrower, any other Loan Party, any other Subsidiary or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which, (i) could reasonably be expected to have a Material Adverse Effect or (ii) in any manner draws into question the validity or enforceability of any Loan Document or the Fee Letter. There are no strikes, slowdowns, work stoppages or walkouts or other labor disputes in progress or threatened relating to, any Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(j)       Taxes. All federal, state and other material tax returns of the Borrower, each other Loan Party and each other Subsidiary required by Applicable Law to be filed have been duly filed (after taking into account any extensions of time within which to file such tax returns), and all federal, state and other taxes, assessments and other governmental charges or levies upon, each Loan Party, each other Subsidiary and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment or non-filing which is at the time permitted under Section 7.6. As of the Agreement Date, none of the United States income tax returns of the Borrower, any other Loan Party or any other Subsidiary is under audit. All charges, accruals and reserves on the books of the Borrower, the other Loan Parties and the other Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

(k)      Financial Statements. The Borrower has furnished to each Lender copies of (i) the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal year ended December 31, 2016, and the related audited consolidated statements of operations, shareholders’ equity and cash flow for the fiscal year ended on such date, with the opinion thereon of Ernst & Young LLP and (ii) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal quarter ended March 31, 2017, and the related unaudited consolidated statements of operations, and cash flow of the Borrower and its consolidated Subsidiaries for the fiscal quarter ended on such date. Such financial statements (including in each case related schedules and notes) are complete and correct in all material respects and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Borrower and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). Neither the Borrower nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments that would be required to be set forth in its financial statements or notes thereto, except as referred to or reflected or provided for in said financial statements.

(l)      No Material Adverse Change. Since December 31, 2016, there has been no material adverse change in the consolidated financial condition, results of operations or business of the Borrower and its consolidated Subsidiaries taken as a whole; provided that, during the Amendment Period, any such determination under this clause (l) shall exclude any event or circumstance resulting from the COVID-19 pandemic to the extent that (i) such event or circumstance has been disclosed in writing by the Borrower to the Lenders or publicly, or in the public domain, prior to the ~~First~~Second Amendment Effective Date and (ii) the scope of such adverse effect is not materially greater than that which has been disclosed. Each of the Borrower, the other Loan Parties and the Borrower and its Subsidiaries taken as a whole is Solvent.

(m)    REIT Status. The Borrower qualifies as, and has elected to be treated as, a REIT and is in compliance with all requirements and conditions imposed under the Internal Revenue Code to allow the Borrower to maintain its status as a REIT.

(n)      ERISA.

(i)       Each Benefit Arrangement is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other Applicable Laws in all material respects. Except with respect to Multiemployer Plans, each Qualified Plan (A) has received a favorable determination from the Internal Revenue Service applicable to such Qualified Plan’s current remedial amendment cycle (as defined in Revenue Procedure 2007-44 or “2007-44” for short), (B) has timely filed for a favorable determination letter from the Internal Revenue Service during its staggered remedial amendment cycle (as defined in 2007-44) and such application is currently being processed by the Internal Revenue Service, (C) had filed for a determination letter prior to its “GUST remedial amendment period” (as defined in 2007-44) and received such determination letter and the staggered remedial amendment cycle first following the GUST remedial amendment period for such Qualified Plan has not yet expired, or (D) is maintained under a prototype plan and may rely upon a favorable opinion letter issued by the Internal Revenue Service with respect to such prototype plan. To the best knowledge of the Borrower, nothing has occurred which would cause the loss of its reliance on each Qualified Plan’s favorable determination letter or opinion letter.

(ii)      With respect to any Benefit Arrangement that is a retiree welfare benefit arrangement, all amounts have been accrued on the applicable ERISA Group’s financial statements in accordance with FASB ASC 715. The “benefit obligation” of all Plans does not exceed the “fair market value of plan assets” for such Plans by more than $10,000,000 all as determined by and with such terms defined in accordance with FASB ASC 715.

(iii)    Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no ERISA Event has occurred or is expected to occur; (ii) there are no pending, or to the best knowledge of the Borrower, threatened, claims, actions or lawsuits or other action by any Governmental Authority, plan participant or beneficiary with respect to a Benefit Arrangement; (iii) there are no violations of the fiduciary responsibility rules with respect to any Benefit Arrangement; and (iv) no member of the ERISA Group has engaged in a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, in connection with any Plan, that would subject any member of the ERISA Group to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code.

(o)     Absence of Default. None of the Loan Parties or any of the other Subsidiaries is in default under its certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by, any Loan Party or any other Subsidiary under any agreement (other than this Agreement) or judgment, decree or order to which any such Person is a party or by which any such Person or any of its respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)     Environmental Laws. In the ordinary course of business and from time to time each of the Borrower, each other Loan Party and each other Subsidiary conducts reviews of the effect of Environmental Laws on its respective business, operations and properties, including without limitation, its respective Properties. Each of the Borrower, each other Loan Party and each other Subsidiary: (i) is in compliance with all Environmental Laws applicable to its business, operations and the Properties, (ii) has obtained all Governmental Approvals which are required under Environmental Laws, and each such Governmental Approval is in full force and effect, and (iii) is in compliance with all terms and conditions of such Governmental Approvals, where ~~with respect to~~the failure to obtain or to comply with each of the immediately preceding clauses (i) through (iii) could reasonably be expected to have a Material Adverse Effect with respect to such Collateral Property, individually, or the Collateral Properties taken as a whole, and with respect to all Properties other than Collateral Properties, where the failure to obtain or to comply with each of the immediately preceding clauses (i) through (iii) could reasonably be expected to have a Material Adverse Effect. Except for any of the following matters that could not reasonably be expected to have a Material Adverse Effect, no Loan Party has any knowledge of, or has received notice of, any past, present, or pending releases, events, conditions, circumstances, activities, practices, incidents, facts, occurrences, actions, or plans that, with respect to any Loan Party or any other Subsidiary, their respective businesses, operations or with respect to the Properties or any Collateral Property, may: (x) cause or contribute to an actual or alleged violation of or noncompliance with Environmental Laws, (y) cause or contribute to any other potential common-law or legal claim or other liability, or (z) cause any of the Properties to become subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or require the filing or recording of any notice, approval or disclosure document under any Environmental Law and, with respect to the immediately preceding clauses (x) through (z) is based on or related to the on-site or off-site manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, removal, clean up or handling, or the emission, discharge, release or threatened release of any wastes or Hazardous Material, or any other requirement under Environmental Law. There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, mandate, order, lien, request, investigation, or proceeding pending or, to the Borrower’s knowledge after due inquiry, threatened, against the Borrower, any other Loan Party or any other Subsidiary relating in any way to Environmental Laws with respect to the Properties, any Collateral Property, individually, or the Collateral Properties taken as a whole, which reasonably could be expected to have a Material Adverse Effect. As of the ~~Agreement~~Second Amendment Effective Date, none of the Properties is listed on or proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, or any state or local priority list promulgated pursuant to any analogous state or local law. No Hazardous Materials have been transported, released, discharged or disposed on any of the Properties other than (x) in ~~compliance with all applicable Environmental Laws or (y)~~  the case of the Collateral Properties, as could not reasonably be expected to have a Material Adverse Effect with respect to any such Collateral Property, individually, or the Collateral Properties taken as a whole and (y) in the case of Properties other than Collateral Properties, as could not reasonably be expected to have a Material Adverse Effect.

(q)      Investment Company. None of the Borrower, any other Loan Party or any other Subsidiary is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or obtain other extensions of credit or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(r)       Margin Stock. None of the Borrower, any other Loan Party or any other Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(s)      Affiliate Transactions. Except as permitted by Section 9.4, 9.8. or 9.12 or as otherwise set forth on Schedule 6.1.(s), none of the Borrower, any other Loan Party or any other Subsidiary is a party to or bound by any agreement or arrangement with any Affiliate.

(t)      Intellectual Property. Each of the Loan Parties and each other Subsidiary owns or has the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of its businesses, without known conflict with any patent, license, franchise, trademark, trademark right, service mark, service mark right, trade secret, trade name, copyright, or other proprietary right of any other Person except for such Intellectual Property, the absence of which, and for conflicts which, could not reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties and each other Subsidiary has taken all such steps as it deems reasonably necessary to protect its respective rights under and with respect to such Intellectual Property. No material claim has been asserted by any Person with respect to the use of any such Intellectual Property by the Borrower, any other Loan Party or any other Subsidiary, or challenging or questioning the validity or effectiveness of any such Intellectual Property. The use of such Intellectual Property by the Borrower, the other Loan Parties and the other Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower, any other Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(u)     Business. As of the Agreement Date, the Borrower, its Subsidiaries and the other Loan Parties are engaged primarily in the business of the acquisition, financing (including mortgage financing), and ownership of Senior Housing Assets, medical office buildings and wellness centers, and other businesses activities incidental thereto.

(v)      Broker’s Fees. No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Borrower, any other Loan Party or any other Subsidiary ancillary to the transactions contemplated hereby.

(w)    Accuracy and Completeness of Information. All written information, reports and other papers and data (other than financial projections and other forward looking statements, and information of a general economic or industry specific nature) furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any other Loan Party or any other Subsidiary were, at the time the same were so furnished, taken as a whole, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods (subject, as to interim statements, to changes resulting from normal year end audit adjustments and absence of full footnote disclosure). All financial projections and other forward looking statements prepared by or on behalf of the Borrower, any other Loan Party or any other Subsidiary that have been or may hereafter be made available to the Administrative Agent or any Lender were or will be prepared in good faith based on reasonable assumptions. No fact is known to any Loan Party which has had, or may in the future have (so far as any Loan Party can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 6.1.(k) or in such information, reports or other papers or data or otherwise disclosed in writing to the Administrative Agent and the Lenders or in the public domain. No document furnished or written statement made to the Administrative Agent or any Lender in connection with the negotiation, preparation or execution of, or pursuant to, this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

(x)      Not Plan Assets; No Prohibited Transactions. None of the assets of the Borrower, any other Loan Party or any other Subsidiary constitutes “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. Assuming that no Lender funds any amount payable by it hereunder with “plan assets,” as that term is defined in 29 C.F.R. 2510.3-101, the execution, delivery and performance of this Agreement and the other Loan Documents, and the extensions of credit and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.

(y)      Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.

(i)      None of (i) the Borrower, any other Loan Party, any Subsidiary, any of their respective directors, officers, employees or, to the knowledge of the Borrower, any Affiliates, or (ii) to the knowledge of the Borrower, any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) is controlled by or is acting on behalf of a Sanctioned Person, (C) has its assets located in a Sanctioned Country, (D) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (E) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons.

(ii)     Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees, agents and, to the knowledge of the Borrower, any Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(iii)      Each of the Borrower and its Subsidiaries, each director, officer, employee, agent and, to the knowledge of the Borrower, any Affiliate of Borrower and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws in all respects and applicable Sanctions.

(iv)    No proceeds of any Loans have been used, directly or indirectly, by the Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 9.11(b).

(z)     Unencumbered Assets. As of the ~~Agreement~~Second Amendment Effective Date, ~~Item~~Schedule 6.1.(z) ~~of the Borrower Letter is~~sets forth a correct and complete list of all Unencumbered Assets. ~~Each of the Properties included by the Borrower in calculations of Unencumbered Asset Value satisfies all of the requirements contained in the definition of “Unencumbered Asset”.~~

(aa)     Beneficial Ownership Certification. As of the ~~First~~Second Amendment Effective Date, all information included in the Beneficial Ownership Certification is true and correct to the knowledge of the officer of the Borrower that executes such certification.

(bb)     Affected Financial Institutions. None of the Borrower or any of its Subsidiaries is an Affected Financial Institution.

(cc)     Security Interests. Each of the Security Documents creates, or when executed and delivered hereunder, will create, as security for the Pari Passu Guaranteed Obligations, a valid and enforceable Lien on all of the Collateral granted pursuant thereto, superior to and prior to the rights of all third Persons (other than the rights of third Persons under Permitted Liens of the types described in clauses (a)(x) (solely to the extent constituting inchoate Liens for taxes not yet delinquent), (c), (g), (i) and (j) of the definition of that term), in favor of the Collateral Agent for the benefit of the holders of Pari Passu Guaranteed Obligations.

(dd)    Collateral Properties.

(i)        Eligibility. Each Collateral Property is an Eligible Property.

(ii)      Americans with Disabilities Act Compliance. To each Loan Party’s knowledge, the Collateral Properties comply with the requirements and regulations of the Americans with Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12101, et seq., in all material respects.

(iii)     Property Agreements. The Borrower and each applicable Loan Party have delivered to the Administrative Agent true, correct and complete copies of the Property Management Agreement and each other management agreement (if any) for each Collateral Property. To each Loan Party’s knowledge, as of the Second Amendment Effective Date, the Property Management Agreement and each other management agreement (if any) for each Collateral Property is in full force and effect, has not been amended or modified, and there are no defaults or events of default thereunder. Except for the Property Management Agreement and any other such management agreement delivered to the Administrative Agent, no agreements exist which are binding on any of the Loan Parties relating to the management of any of the Collateral Properties.

(iv)    Certificate of Occupancy; Licenses. To each Loan Party’s knowledge, all material certificates, permits, licenses and approvals, including certificates of completion and occupancy permits, required for the legal use, occupancy and operation of each Collateral Property (excluding, however, certificates of occupancy for tenant spaces and improvements) have been obtained and are in full force and effect. The Borrower shall cause all such material certificates, permits, licenses and approvals to be maintained in full force and effect. The use being made of each Collateral Property is in conformity with all material certificates, permits, licenses and approvals issued for and currently applicable to each Collateral Property.

(v)       Physical Condition. To the knowledge of the Borrower, (a) each Collateral Property (including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, as applicable) is in good condition, order and repair in all material respects, subject to ordinary wear and tear; and (b) there exist no structural or other material defects in or damage to any Collateral Property, whether latent or otherwise. No Loan Party has received or has any knowledge of: (i) any written notice from any insurance company or bonding company of any defects or inadequacies in any Collateral Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon; or (ii) any written notice of any termination or threatened termination of any policy of insurance or bond.

(vi)      Boundaries. (A) All of the improvements at each Collateral Property lie wholly within the boundaries and building restriction lines of such Collateral Property, and no improvements on adjoining properties encroach upon any Collateral Property, except, in each case, where such encroachment of an improvement does not and will not have an adverse effect on the use, operation or value of such Collateral Property and, with respect to any such encroachment of an improvement from a Collateral Property onto an adjoining property, for which affirmative coverage has been provided in the applicable Title Policy, and (B) no improvements encroach, in any material respect, upon or violate, in any material respect, any easements or other encumbrances upon any Collateral Property, except those for which affirmative coverage has been provided in the applicable Title Policy.

(vii)     Flood Zone. Except as set forth on Schedule 6.1.(ee) (as such schedule may be supplemented from time to time by the Administrative Agent in its sole discretion without the consent of any other Person), as of the date that a Security Instrument is delivered for any Collateral Property, no portion of such Collateral Property will be located in an area identified by the Federal Emergency Management Agency as a special flood hazard area.

(viii)    Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes, personal property taxes or other amounts in the nature of transfer or debt taxes required to be paid under applicable law in connection with the transfer of or debt on the Collateral Properties prior to the Second Amendment Effective Date, if any, have been paid. Any mortgage or deed of trust recording, stamp, intangible, personal property or other similar taxes required to be paid under applicable law in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Documents, were paid substantially concurrently with any Property becoming a Collateral Property, as applicable. All taxes and governmental assessments due and owing in respect of the Collateral Properties have been paid prior to delinquency.

(ix)      Property Information. (A) To the knowledge of Borrower, the Collateral Properties include sufficient on-site parking to comply with Applicable Law; (B) the Collateral Properties currently abut completed and dedicated public thoroughfares or otherwise benefit from recorded and insurable easements sufficient to provide access (both ingress and egress) to and from the Collateral Properties and such dedicated public thoroughfares; and (C) to the knowledge of Borrower, no archaeological ruins, discoveries or specimens, or cemeteries exist on any Collateral Property.

(x)       Brokers. No agreements exist which are binding on any of the Loan Parties relating to the future leasing of such rentable spaces within the Collateral Properties by brokers or other similar agents other than those such agreements which are terminable upon no more than thirty (30) days’ notice.

(xi)      Parking. No agreements exist which are binding on any of the Loan Parties relating to the rights of tenants at the Collateral Properties to park at locations other than at the Collateral Properties, except to the extent through recorded and insurable easements appurtenant to such Collateral Properties.

(ee)    Flood Hazard Insurance. With respect to each Collateral Property as to which a Security Instrument has been delivered, the Administrative Agent has received (a) such flood hazard certifications, notices and confirmations thereof, and effective flood hazard insurance policies as described in Annex I, (b) all flood hazard insurance policies required hereunder have been obtained and remain in full force and effect, and the premiums thereon have been paid in full, and (c) except as the Borrower has previously given written notice thereof to the Administrative Agent, there has been no redesignation of any Collateral Property into or out of a special flood hazard area.

Section 6.2. Survival of Representations and Warranties, Etc.

All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party or any other Subsidiary to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party prior to the Agreement Date and delivered to the Administrative Agent or any Lender in connection with the underwriting or closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date , the date on which any Collateral Property Addition is effectuated pursuant to Section 7.15(a), the date on which the Security Instrument with respect to any Initial Collateral Property is delivered to the Administrative Agent, and at and as of the date of the occurrence of each Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances expressly and specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans.

ARTICLE VII. Affirmative Covenants

For so long as this Agreement is in effect, the Borrower shall comply with the following covenants:

Section 7.1. Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 9.4., the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

Section 7.2. Compliance with Applicable Law and Material Contracts; Beneficial Ownership Regulation.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply with (a) all Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect and (b) all terms and conditions of all Material Contracts to which it is a party. The Borrower shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions. Borrower will (x) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (y) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

Section 7.3. Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, (a) protect and preserve, or cause to be protected and preserved, all of its respective material properties, including, but not limited to, all Intellectual Property necessary to the conduct of its respective business, and maintain, or cause to be maintained, in good repair, working order and condition all tangible properties, ordinary wear and tear excepted, and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

Section 7.4. Conduct of Business.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, carry on its respective businesses as described in Section 6.1. (u).

Section 7.5. Insurance.

(a)      In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, maintain, or cause to be maintained, insurance (on a replacement cost basis) with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law. The Borrower shall from time to time deliver to the Administrative Agent upon request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

(b)      In addition to, and not in limitation of, the foregoing, the Borrower shall or shall cause each Guarantor owning a Collateral Property to maintain such additional insurance with respect to such Collateral Property as the Administrative Agent may reasonably require from time to time, including, without limitation, flood insurance coverage (including contents coverage, as applicable). All insurance policies shall be in amounts and have deductibles, limits and retentions as reasonably required by the Administrative Agent. All insurance policies shall be issued and maintained by insurers approved to do business in the jurisdiction in which the applicable Property is located and must have an A.M. Best Company financial rating and policyholder surplus acceptable to the Administrative Agent. The Borrower shall from time to time deliver to the Administrative Agent upon request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby and insurance certificates, in each such case, in form acceptable to the Administrative Agent, providing that the insurance coverage required under this Section 7.5. is in full force and effect and stating that coverage shall not be cancelable or materially changed without ten (10) days prior written notice to the Administrative Agent of any cancelation for nonpayment of premiums, and not less than thirty (30) days prior written notice to the Administrative Agent of any other cancellation or any modification (including a reduction in coverage), together with appropriate evidence that the Collateral Agent, for the benefit of the holders of Pari Passu Guaranteed Obligations, is named as mortgagee lender’s loss payee on each property casualty insurance policy and additional insured on all other insurance policies (in each such case, pursuant to endorsements acceptable to the Administrative Agent) that the Borrower or any Loan Party actually maintains with respect to any Collateral Property and improvements on such Property.

Section 7.6. Payment of Taxes and Claims.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, pay and discharge, or cause to be paid and discharged, when due (a) all federal and state income, and all other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Person in accordance with GAAP.

Section 7.7. Books and Records; Inspections.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with GAAP and Applicable Law. The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, permit representatives of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (in the presence of an officer of the Borrower if an Event of Default does not then exist), all at such reasonable times during business hours and as often as may reasonably be requested and so long as no Event of Default exists, with reasonable prior notice. The Borrower shall be obligated to reimburse the Administrative Agent and the Lenders for their costs and expenses incurred in connection with the exercise of their rights under this Section only if such exercise occurs while a Default or Event of Default exists. If requested by the Administrative Agent, the Borrower shall execute an authorization letter addressed to its accountants authorizing the Administrative Agent or any Lender to discuss the financial affairs of the Borrower, any other Loan Party or any other Subsidiary with the Borrower’s accountants.

Section 7.8. Use of Proceeds.

The Borrower will use the proceeds of the Loans only for the repayment of Indebtedness, the direct or indirect acquisition of properties, working capital and for other general business purposes.

Section 7.9. Environmental Matters.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply, or cause to be complied, in all material respects with all Environmental Laws ~~the failure with which to comply could reasonably be expected to have a Material Adverse Effect~~with respect to all Properties. The Borrower shall comply, and shall cause each other Loan Party and each other Subsidiary to comply, and the Borrower shall use, and shall cause each other Loan Party and each other Subsidiary to use, commercially reasonable efforts to cause all other Persons occupying, using or present on the Properties to comply~~,~~ with all Environmental Laws with respect to the Properties and each Collateral Property the failure with which to comply could reasonably be expected to have a Material Adverse Effect with respect thereto. The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take all actions and pay or arrange to pay all costs necessary for it and for the Properties to comply in all material respects with all Environmental Laws and all Governmental Approvals ~~the failure with which to comply could reasonably be expected to have a Material Adverse Effect~~, including actions to remove and dispose of all Hazardous Materials and to clean up the Properties as required under Environmental Laws. The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take, or cause to be taken, all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 7.10. Further Assurances.

At the Borrower’s cost and expense and upon request of the Administrative Agent, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, (i) duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents~~.~~, and (ii) take such additional actions and execute such documents as the Administrative Agent or the Collateral Agent may reasonably require from time to time in order to perfect and maintain the validity, effectiveness and (to the extent required hereby) priority of the Pledge Agreement, any of the Security Instruments, the other Security Documents, and the Liens intended to be created by any of the foregoing.

Section 7.11. REIT Status.

The Borrower shall maintain its status as, and election to be treated as, a REIT under the Internal Revenue Code.

Section 7.12. Exchange Listing.

The Borrower shall maintain at least one class of common shares of the Borrower having trading privileges on the New York Stock Exchange or the NYSE MKT LLC Exchange or which is subject to price quotations on The NASDAQ Stock Market’s National Market System.

Section 7.13. Guarantors.

(a)     Within 10 days after the date on which any of the following conditions first applies to any Subsidiary that is not already a Guarantor, the Borrower shall deliver to the Administrative Agent each of the following in form and substance satisfactory to the Administrative Agent: (i) an Accession Agreement executed by such Subsidiary (or if the Guaranty is not then in existence, a Guaranty executed by such Subsidiary) ~~and~~ , (ii) a Joinder (as defined in the Intercreditor Agreement) executed by such Subsidiary (if applicable), and (iii) the items that would have been delivered under subsections (iv) through (viii), (x) and (xiv) of Section 5.1.(a) and Section 5.1.(f) if such Subsidiary had been required to be a Guarantor on the Agreement Date:

(x)      such Subsidiary Guarantees, or otherwise becomes obligated in respect of, any Indebtedness of the Borrower or any other Subsidiary of the Borrower; provided, that a Subsidiary shall not be required to become a Guarantor under this clause (x) if such Subsidiary is an Excluded Subsidiary that has Guaranteed, or otherwise become obligated in respect of, any Indebtedness of another Excluded Subsidiary; or

(y)      such Subsidiary ~~(A)~~ owns ~~an Unencumbered Asset or other asset the value of which is included in the determination of Unencumbered Asset Value and (B) or any other Subsidiary directly or indirectly owning any Equity Interest in such Subsidiary, has incurred, acquired or suffered to exist, any Indebtedness that is not Nonrecourse Indebtedness.~~ a Collateral Property or a Collateral Property Addition that has been approved to be a Collateral Property.

(b)      The Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release, a Guarantor from the Guaranty so long as: (i) either (A) simultaneously with its release from the Guaranty such Subsidiary will cease to be a Subsidiary or (B) such Guarantor is not otherwise required to be a party to the Guaranty under the immediately preceding subsection (a); (ii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.; (iii) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of such release with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects)) and except for changes in factual circumstances expressly permitted under the Loan Documents; ~~and~~ (iv) such Guarantor owns no Collateral Property (as such term is defined hereunder and under the Existing Credit Agreement) and the Liens of each Security Document (other than the Pledge Agreement, if applicable) granted by such Guarantor have been released in accordance with Section 7.15(b); and (v) the Administrative Agent shall have received such written request at least 10 Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to the requested date of release. Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request. Notwithstanding anything herein to the contrary, upon and after the Second Amendment Effective Date, no Guarantor that owns a Collateral Property shall be subject to release pursuant to this Section 7.13(b) (regardless of whether or not the Initial Mortgage Collateral Requirement has been satisfied).

Section 7.14. Equity Pledges.

(a)       Initial Delivery of Pledged Collateral. Within 10 Business Days following the Second Amendment Effective Date or such later date acceptable to Administrative Agent, the Borrower shall deliver or cause to be delivered to the Collateral Agent the following each in form and substance reasonably acceptable to the Administrative Agent: (i) each certificate or other instrument in respect of the Pledged Interests, in the manner required under the Pledge Agreement, duly indorsed by such Pledgor to the Collateral Agent, together with an undated stock power covering such certificate (or other appropriate instrument of transfer) duly executed, in blank, by such Pledgor and countersigned by the issuer thereof, (ii) such other schedules, supplements, instruments, certificates, or information in connection therewith as required by the Pledge Agreement or as reasonably requested by the Administrative Agent and (iii) a legal opinion issued by a law firm reasonably acceptable to the Administrative Agent covering the creation and perfection of the security interest in the Pledged Interests upon indorsement and delivery to the Collateral Agent of such certificates or other instruments.

(b)      Equity Pledge Requirement.

(i)      Subject to Section 7.14(c) below, at all times on and after the Second Amendment Effective Date, the Pari Passu Guaranteed Obligations shall be secured equally and ratably by the Pledged Interests.

(ii)      In connection with any Collateral Property Addition, in addition to the requirements set forth in Section 7.15(a), the Administrative Agent may require that the Equity Interests issued by the Subsidiary owning such additional Collateral Property be pledged to the Collateral Agent for the benefit of the holders of Pari Passu Guaranteed Obligations. If so requested by the Administrative Agent, the Borrower shall promptly deliver to the Administrative Agent each of the following in form and substance satisfactory to the Administrative Agent: (i) a supplement to the Pledge Agreement executed by each Person that owns any such Equity Interests that are to become Pledged Interests, (ii) a Joinder (as defined in the Intercreditor Agreement) executed by each such Person, and (iii) such other schedules, supplements, instruments, certificates, or information in connection therewith as required by the Pledge Agreement (as though such Equity Interests were subject thereto on the Second Amendment Effective Date) or as reasonably requested by the Administrative Agent.

(c)       Release of Certain Pledged Interests. In connection with a Property Release, the Borrower may request in writing that the Administrative Agent direct the Collateral Agent to release, and upon receipt of such request the Administrative Agent shall, pursuant to the terms of the Intercreditor Agreement, direct the Collateral Agent to release, the Lien in favor of the Collateral Agent on any Pledged Interests so long as: (i) no Default or Event of Default has occurred and is continuing or would occur as a result of such release, (ii) such Property Release is effected in accordance with Section 7.15(b) and all conditions set forth therein shall have been satisfied to the satisfaction of the Administrative Agent, (iii) the issuer of such Pledged Interest owns no Collateral Property, (iv) the conditions to such release set forth in Section 7.14(c) of the Existing Credit Agreement shall have been, or concurrently with the effectiveness of such release hereunder will be, satisfied or waived in accordance with the terms of the Existing Credit Agreement, and (v) the Administrative Agent shall have received such written request at least 10 Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to the requested date of release. Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of such request and as of the date of such release) are true and correct with respect to such request.

(d)      No Liens or Negative Pledges. Neither the Pledged Interests nor any asset owned by the issuer of such Pledged Interest nor any direct or indirect interest of Borrower in such issuer shall be subject to any Lien (other than Permitted Liens of the types described in clauses (a)(x) and (i) of the definition thereof) or Negative Pledge, other than Negative Pledges permitted pursuant to Section 9.2.(b)(iii) and Section 9.2.(b)(iv).

(e)       Security Interests. The Borrower represents, warrants and covenants that the Pledge Agreement creates as security for the Pari Passu Guaranteed Obligations a valid and enforceable Lien on all of the Collateral granted pursuant thereto in favor of the Collateral Agent for the benefit of the holders of Pari Passu Guaranteed Obligations, superior to and prior to the rights of all third parties.

(f)       Other Indebtedness. Borrower represents, warrants and covenants that (i) no Indebtedness of the Borrower or its Subsidiaries prohibits or shall prohibit the Liens now or hereafter granted to the Collateral Agent, for the benefit of the holders of Pari Passu Guaranteed Obligations, in the Pledged Interests and (ii) none of the issuers of the Pledged Interests is or shall be required to be a Guarantor pursuant to Section 7.13(a)(x) (provided that, solely for purposes of this Section 7.14(f)(ii), the Guarantee obligations of any such issuer as a “Guarantor” under the Revolving Loan Documents shall be disregarded).

(g)      Required Consents. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the consent of all Lenders and all Revolving Lenders shall be required to (i) release any of the Collateral granted pursuant to the Pledge Agreement (except for releases thereof expressly permitted under or contemplated by this Agreement or the Pledge Agreement), (ii) subordinate any Lien granted to the Collateral Agent, for the benefit of the holders of Pari Passu Guaranteed Obligations, in any Pledged Interests, or (iii) permit any of the Collateral granted pursuant to the Pledge Agreement to secure any obligations other than the Pari Passu Guaranteed Obligations.

Section 7.15. Collateral Properties.

(a)      Addition of Collateral Properties. If the Borrower desires to include any additional Property as a Collateral Property (each such addition, a “Collateral Property Addition”), then the Borrower shall so notify the Administrative Agent in writing (and the Administrative Agent shall promptly notify the Lenders thereof). No Property may become a Collateral Property unless it is an Eligible Property and unless and until each of the following conditions is satisfied or waived by the Administrative Agent in writing:

(i)       the Administrative Agent shall have approved such Collateral Property Addition;

(ii)     the Borrower shall have delivered to the Administrative Agent each of the following in form and substance satisfactory to the Administrative Agent:

(A)       each of the items set forth on Annex I (or, if applicable, updates to such items), unless such item has been waived by the Administrative Agent in writing; provided that any such items requiring delivery of Security Documents that the Administrative Agent determines to be applicable, a Title Policy, flood hazard determinations or, to the extent applicable, evidence of flood insurance coverage as required by the Administrative Agent shall not be waived without the written consent of the Requisite Lenders;

(B)        all of the items required to be delivered to the Administrative Agent under Section 7.13(a). (including, without limitation, a Joinder (as defined in the Intercreditor Agreement) executed by such Subsidiary) if not previously delivered unless such property is owned by a Subsidiary of the Borrower that is, at such time, a Guarantor and then only to the extent required by the Administrative Agent;

(C)        if and to the extent required by the Administrative Agent, the items required to be delivered to the Administrative Agent under Section 7.14(b)(ii); and

(D)      such other items or documents as may be appropriate under the circumstances or as the Administrative Agent may reasonably request; and

(iii)     the conditions to such Collateral Property Addition set forth in Section 7.15(a) of the Existing Credit Agreement shall have been, or concurrently with the effectiveness of such Collateral Property Addition hereunder will be, satisfied or waived in accordance with the terms of the Existing Credit Agreement.

(b)      Borrower Requests for Property Releases. From time to time the Borrower may request that any Collateral Property be released from the Security Documents, and the Liens created thereby to the extent applicable to such Property and related Collateral, in connection with (i) a Qualified Collateral Property Sale, (ii) a permanent reduction of the Revolving Commitments in accordance with the Existing Credit Agreement or a repayment of Loans in accordance with the terms hereof, or (iii) such Property being excluded from Collateral Property Eligibility under Section 7.15(c), in each case, which release (the “Property Release”) shall be subject to the satisfaction of the following conditions:

(i)      Upon giving effect to such Property Release, (A) the Net Collateral Property Availability shall be equal to or greater than $600,000,000 and (B) the remaining Collateral Property Availability shall not be less than the sum of (1) the aggregate Revolving Commitments, plus (2) the outstanding principal amount of Loans (in each case, giving effect to any reduction in Revolving Commitments and/or repayment of Loans occurring in connection therewith, if applicable);

(ii)       No Default or Event of Default has occurred and is continuing or would occur as a result of such Property Release;

(iii)     All representations and warranties in the Loan Documents are true and accurate in all material respects (except that, to the extent any representation or warranty is qualified by materiality or Material Adverse Effect or similar language, such representation or warranty shall be true and correct in all respects) at the time of such Property Release and immediately after giving effect to such Property Release, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except that, to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect or similar language, such representation or warranty shall have been true and correct in all respects) on and as of such earlier date);

(iv)     Any prepayment to be made in accordance with Section 2.7(d)(ii) shall have been made or shall be made substantially concurrently with such Property Release pursuant to an escrow arrangement acceptable to the Administrative Agent;

(v)      The conditions to such Property Release set forth in Section 7.15(b) of the Existing Credit Agreement shall have been, or concurrently with the effectiveness of such Property Release hereunder will be, satisfied or waived in accordance with the terms of the Existing Credit Agreement; and

(vi)     The Administrative Agent shall have received such written request at least ten (10) Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to the requested date of release.

Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the foregoing conditions (both as of the date of such request and as of the date of such release) are true and correct with respect to such Property Release.

(c)      Ineligibility of Properties. A Property shall be excluded from the calculation of Collateral Property Availability if, at any time: (i) such Property fails to qualify as an Eligible Property, and such failure is not cured within thirty (30) days after the Borrower obtains knowledge of such failure, (ii) the Collateral Agent shall cease to hold a valid and perfected first priority mortgage, deed of trust or deed to secure debt, as applicable, Lien in such Property, or (iii) there shall have occurred and be continuing a default (after giving effect to any applicable cure period) under any Security Document relating to such Property. Such Property shall not be released from the Liens of the applicable Security Instruments unless the requirements of Section 7.15(b) are satisfied with respect thereto. Upon the occurrence of any such event or circumstance described in the foregoing clause (i), (ii) or (iii), Collateral Property Availability shall be recalculated excluding such ineligible Property.

(d)     Continuity of Liens. Except as set forth in Section 7.15(b), no Collateral Property shall be released from the Liens created by the Security Documents applicable thereto.

(e)      Frequency of Appraisals. The As-Is Appraised Value of a Collateral Property shall be determined or redetermined, as applicable, pursuant to Appraisals conducted under each of the following circumstances:

(i)      In connection with the proposal of a Property as a Collateral Property pursuant to Section 7.15(a), which shall include, without limitation, in connection with the initial encumbrance of the Initial Collateral Properties with Security Instruments;

(ii)       If any Default or Event of Default exists, upon written request from the Administrative Agent to the Borrower;

(iii)      If necessary in order to comply with FIRREA, other Applicable Law or the requirements of any Governmental Authority relating to the Administrative Agent or any of the Lenders; and

(iv)     Upon written request from the Administrative Agent to the Borrower, not more than once every 12 months with respect to each Collateral Property.

All Appraisals shall be engaged by the Administrative Agent at the Borrower’s expense and shall be subject to satisfactory review and approval of the Administrative Agent. Notwithstanding anything to the contrary herein, each Lender may conduct Appraisals of any Collateral Property at any time at such Lender’s expense; provided that, for the avoidance of doubt, such Appraisal shall not be used in determining or redetermining the As-Is Appraised Value of a Collateral Property.

(f)       MIRE Events. Notwithstanding anything to the contrary set forth herein, no MIRE Event may be closed until the date that is (a) if there are no Collateral Properties in a “special flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), twenty (20) days or (b) if there are any Collateral Properties in a “special flood hazard area”, sixty (60) days, after the Administrative Agent has delivered to the Lenders the following documents in respect of such Property: (i) a completed flood hazard determination from a third party vendor; (ii) if such Property is located in a “special flood hazard area”, (A) a notification to the applicable Loan Parties of that fact and (if applicable) notification to the applicable Loan Parties that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Loan Parties of such notice; and (iii) if required by applicable Flood Laws, evidence of required flood insurance with respect to which flood insurance has been made available under applicable Flood Laws; provided that any such MIRE Event may be closed prior to such period expiring if the Administrative Agent shall have received confirmation from each Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction.

(g)      Real Property Collateral. Notwithstanding anything to the contrary in the Loan Documents, it is the intention of the parties hereto that (i) each Security Instrument and each other Security Document with respect to any Collateral Property creates as security for the Pari Passu Guaranteed Obligations a valid and enforceable Lien on all of the Collateral granted pursuant thereto in favor of the Collateral Agent, for the equal and ratable benefit of the holders of Pari Passu Guaranteed Obligations, superior to and prior to the rights of all third parties (other than the rights of third parties under Permitted Liens of the types described in clauses (a)(x) (solely to the extent constituting inchoate Liens for taxes not yet delinquent), (c), (g), (i) and (j) of the definition of that term), and (ii) the Obligations of the Borrower and the “Guarantied Obligations” (as defined in the Guaranty) of any Guarantor that is not a direct owner of a Collateral Property, in each such case, under the Loan Documents shall not be directly secured by any real property interest whatsoever.

(h)      Other Indebtedness. Borrower represents, warrants and covenants that no Subsidiary owning a Collateral Property (i) has or shall incur, acquire or suffer to exist any Indebtedness other than Nonrecourse Indebtedness in respect of which recourse is contractually limited to assets of such Subsidiary other than any Collateral Property (other than obligations in respect of Indebtedness under the Loan Documents and the Revolving Loan Documents), or (ii) is or shall become obligated in respect of any Indebtedness of the Borrower or any other Subsidiary (other than obligations in respect of Indebtedness under the Loan Documents and the Revolving Loan Documents (excluding, for the avoidance of doubt, any refinancing or replacement of any of the foregoing) in its capacity as a Guarantor hereunder).

(i)       Required Consents. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the consent of all Lenders and all Revolving Lenders shall be required to (i) release any Loan Party from its obligations under any Security Document (except as contemplated by Section 7.14(c) or 7.15(b)), (ii) release or dispose of any Collateral Property, or all or substantially all of the value of any other Collateral unless released or disposed of as permitted by, and in accordance with, Section 11.3., Section 11.10(b), Section 7.14(c) or Section 7.15(b), or (iii) permit the Collateral to secure any Indebtedness other than the Pari Passu Guaranteed Obligations, as applicable.

ARTICLE VIII. Information

For so long as this Agreement is in effect, the Borrower shall furnish to the Administrative Agent for distribution to each of the Lenders:

Section 8.1. Quarterly Financial Statements.

As soon as available and in any event within 5 days after the same is filed with the Securities and Exchange Commission (but in no event later than 45 days after the close of each of the first, second and third fiscal quarters of the Borrower) commencing with the fiscal quarter ending June 30, 2017, the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer or chief accounting officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments). Together with such financial statements, the Borrower shall deliver reports, in form and detail satisfactory to the Administrative Agent, setting forth: (a) a statement of Funds From Operations for the fiscal quarter then ending; (b) a listing of capital expenditures made during the fiscal quarter then ended; and (c) a listing of all Properties acquired during such fiscal quarter, including the net operating income of each such Property, acquisition costs and related mortgage debt, if any.

Section 8.2. Year-End Statements.

As soon as available and in any event within 5 days after the same is filed with the Securities and Exchange Commission (but in no event later than 90 days after the end of each fiscal year of the Borrower), the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) certified by the chief financial officer or chief accounting officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the financial position of the Borrower and its Subsidiaries as at the date thereof and the result of operations for such period and (b) accompanied by the report thereon of Deloitte or any other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent (it being acknowledged that any of Ernst & Young LLP, PricewaterhouseCoopers and KPMG shall be acceptable to the Administrative Agent), whose report shall not be subject to (i) any “going concern” or like qualification or exception or (ii) any qualification or exception as to the scope of such audit. Together with such financial statements, the Borrower shall deliver a report, certified by the chief financial officer or chief accounting officer of Borrower, in form and detail reasonably satisfactory to the Administrative Agent, setting forth the Net Operating Income for each Property for such fiscal year.

Section 8.3. Compliance Certificate.

At the time the financial statements are furnished pursuant to the immediately preceding Sections 8.1. and 8.2., and within 5 Business Days of the Administrative Agent’s request with respect to any other fiscal period, (i) a certificate substantially in the form of Exhibit H (a “Compliance Certificate”) executed on behalf of the Borrower by the chief financial officer or chief accounting officer of the Borrower (a) setting forth in reasonable detail as of the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether the Borrower was in compliance with the covenants contained in Section 9.1. ~~(including, for the avoidance of doubt, Section 9.1(f) for financial covenant compliance during the Amendment Period or for which the Amendment Period Termination Date is the applicable determination date)~~; and (b) stating that, to the best of his or her knowledge, information and belief after due inquiry, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and the steps being taken by the Borrower with respect to such event, condition or failure~~. The Borrower shall also deliver~~ , (ii) if, at such time, the Initial Mortgage Collateral Requirement has not yet been satisfied, a certificate (an “Unencumbered Asset Certificate”) executed by the chief financial officer of the Borrower that: (~~i~~a) sets forth a list of all assets that meet the requirements of the definition of “Unencumbered Assets ”; and (~~ii~~b) certifies that all Unencumbered Assets so listed fully qualify as such under the applicable criteria for inclusion as an Unencumbered ~~Assets.~~ Asset, and (iii) a report in form and substance satisfactory to the Administrative Agent setting forth a list of the Collateral Properties and detailing all financial information maintained on the Collateral Properties, including, without limitation, trailing twelve (12) month Net Operating Income, GAAP undepreciated cost basis, property Net Operating Income projections, As-Is Appraised Values (to the extent available), operating statements, aggregate capital investments and maintenance capital expenditures for each Collateral Property made during such quarterly accounting period or fiscal year, as the case may be, and sales reports (including occupancy costs, to the extent available).

Section 8.4. Other Information.

(a)       Promptly upon receipt thereof, copies of all material reports, if any, submitted to the Borrower or its Board of Trustees by its independent public accountants, and in any event, all management reports;

(b)       Within five (5) Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto (unless requested by the Administrative Agent) and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which any Loan Party or any other Subsidiary shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

(c)       Promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Borrower, any Subsidiary or any other Loan Party;

(d)       If any ERISA Event shall occur that individually, or together with any other ERISA Event that has occurred, could reasonably be expected to have a Material Adverse Effect, a certificate of the chief executive officer or chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

(e)       To the extent any Loan Party or any other Subsidiary is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, any Loan Party or any other Subsidiary or any of their respective properties, assets or businesses which could reasonably be expected to have a Material Adverse Effect;

(f)       A copy of any amendment to the certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents of the Borrower or any other Loan Party promptly upon the Administrative Agent’s request;

(g)       Prompt notice of any change in the senior management of the Borrower, any other Loan Party or any other Subsidiary, and any change in the business, assets, liabilities, financial condition, results of operations or business prospects of any Loan Party or any other Subsidiary which has had, or could reasonably be expected to have, a Material Adverse Effect;

(h)       Prompt notice of the occurrence of any of the following promptly upon a Responsible Officer obtaining knowledge thereof: (i) Default or Event of Default ~~or~~ , (ii ) “Default” or “Event of Default” under and as defined in the Existing Credit Agreement, or (iii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by the Borrower, any Subsidiary or any other Loan Party under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound;

(i)        Prompt notice of any order, judgment or decree in excess of $10,000,000 having been entered against any Loan Party or any other Subsidiary or any of their respective properties or assets;

(j)        Prompt notice if the Borrower, any Subsidiary or any other Loan Party shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law or any inquiry which, in either case, could reasonably be expected to have a Material Adverse Effect;

(k)       [Intentionally Omitted];

(l)        Promptly upon the request of the Administrative Agent, evidence of the Borrower’s calculation of the Ownership Share with respect to a Subsidiary or an Unconsolidated Affiliate, such evidence to be in form and detail satisfactory to the Administrative Agent;

(m)      Promptly, upon the Borrower becoming aware of any change in the Borrower’s Credit Rating, a certificate stating that the Borrower’s Credit Rating has changed and the new Credit Rating that is in effect;

(n)       Promptly, upon each request, information identifying the Borrower as a Lender may request in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act;

(o)       Promptly, and in any event within 3 Business Days after the Borrower obtains knowledge thereof, written notice of the occurrence of any of the following: (i) the Borrower, any ~~other~~ Loan Party or any other Subsidiary shall receive notice that any violation of or noncompliance with any Environmental Law has or may have been committed or is threatened; (ii) the Borrower, any ~~other~~ Loan Party or any other Subsidiary shall receive notice that any administrative or judicial complaint, order or petition has been filed or other proceeding has been initiated, or is about to be filed or initiated against any such Person alleging any violation of or noncompliance with any Environmental Law or requiring any such Person to take any action in connection with the release or threatened release of Hazardous Materials; (iii) the Borrower, any ~~other~~ Loan Party or any other Subsidiary shall receive any notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for any costs associated with a response to, or remediation or cleanup of, a release or threatened release of Hazardous Materials or any damages caused thereby; or (iv) the Borrower, any ~~other~~ Loan Party or any other Subsidiary shall receive notice of any other fact, circumstance or condition that could reasonably be expected to form the basis of an environmental claim, in each ~~case~~of the cases described in the preceding clauses (i) through (iv), with respect to the Collateral Properties, in any material respect, and with respect to the Properties that are not Collateral Properties, where the matters covered by such notice(s) under the preceding clauses (i) through (iv), whether individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(p)       ~~[Intentionally Omitted]~~ Promptly, and in any event within three (3) Business Days after the Borrower obtains knowledge thereof, any Collateral Property failing to comply with the requirements for being an Eligible Property; and

(q)       From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding any Property or the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, any of its Subsidiaries, or any other Loan Party as the Administrative Agent or any Lender may reasonably request.

Section 8.5. Electronic Delivery of Certain Information.

(a)       Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that the foregoing shall not apply to (i) notices to any Lender pursuant to Article II. and (ii) any Lender that has notified the Administrative Agent and the Borrower that it cannot or does not want to receive electronic communications. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically (other than by e-mail) shall be deemed to have been delivered (A) with respect to deliveries made pursuant to Sections 8.1., 8.2., 8.4.(b) and 8.4.(c) by proper filing with the Securities and Exchange Commission and available on www.sec.gov, on the date of filing thereof and (B) with respect to all other electronic deliveries (other than deliveries made by e-mail), twenty-four (24) hours after the date and time on which the Administrative Agent or the Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent or the Borrower notifies each Lender of said posting and the Borrower notifies Administrative Agent of said posting by causing an e-mail notification to be sent to an e-mail address specified from time to time by the Administrative Agent and provides a link thereto provided (x) if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of  10:00 a.m. Eastern time on the next business day for the recipient and (y) if the deemed time of delivery occurs on a day that is not a business day for the recipient, the deemed time of delivery shall be 10:00 a.m. Eastern time on the next business day for the recipient. Notwithstanding anything contained herein, the Borrower shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

(b)       Documents required to be delivered pursuant to Article II. may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower by the Administrative Agent.

Section 8.6. Public/Private Information.

The Borrower shall cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Borrower to the Administrative Agent and the Lenders (collectively, “Information Materials”) pursuant to this Article and the Borrower shall designate Information Materials (a) that are either available to the public or not material with respect to the Borrower and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”.

Section 8.7. USA Patriot Act Notice; Compliance.

The Patriot Act and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, a Lender (for itself and/or as agent for all Lenders hereunder) may from time-to-time request, and the Borrower shall, and shall cause the other Loan Parties to, provide promptly upon any such request to such Lender, such Loan Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

ARTICLE IX. Negative Covenants

For so long as this Agreement is in effect, the Borrower shall comply with the following covenants:

Section 9.1. Financial Covenants.

(a)       Leverage Ratio. ~~(i) For any fiscal quarter ending before June 30, 2020 and any fiscal quarter ending after the Amendment Period, the Borrower shall not permit the ratio of (x) Total Indebtedness to (y) Total Asset Value to exceed 0.60 to 1.00 at any time; provided, however, that if such ratio is greater than 0.60 to 1.00 but is not greater than 0.65 to 1.00, then the Borrower shall be deemed to be in compliance with this subsection (a)(i) so long as (A) the Borrower completed a Material Acquisition during the fiscal quarter, or the fiscal quarter immediately preceding the fiscal quarter, in which such ratio first exceeded 0.60 to 1.00, (B) such ratio does not exceed 0.60 to 1.00 for a period of more than three consecutive fiscal quarters immediately following the fiscal quarter in which such Material Acquisition was completed, (C) the Borrower has not maintained compliance with this subsection (a)(i) in reliance on this proviso more than two times during the term of this Agreement and (D) such ratio is not greater than 0.65 to 1.00 at any time, and (ii) for the fiscal quarter ending June 30, 2020 and any subsequent fiscal quarter ending during the Amendment Period (including, for the avoidance of doubt, financial covenant compliance for which the Amendment Period Termination Date is the applicable determination date), the Borrower shall~~  The Borrower shall not permit the ratio of (x) Total Indebtedness to (y) Total Asset Value to exceed 0.70 to 1.00 at any time; provided, however, that if such ratio is greater than 0.70 to 1.00 but is not greater than 0.75 to 1.00, then the Borrower shall be deemed to be in compliance with this subsection (a)~~(ii)~~ so long as (A) the Borrower has not previously maintained compliance with this subsection (a)~~(ii)~~ in reliance on this proviso two times ~~during the Amendment Period~~ and (B) such ratio is not greater than 0.75 to 1.00 at any time.

(b)       Minimum Fixed Charge Coverage Ratio. The Borrower shall not permit the ratio of (i) Adjusted EBITDA for the applicable test period most recently ending to (ii) Fixed Charges for such period, to be less than ~~(x) for the fiscal quarter ending June 30, 2020 and any subsequent fiscal quarter during the Amendment Period (including, for the avoidance of doubt, financial covenant compliance for which the Amendment Period Termination Date is the applicable determination date),~~ 1.25 to 1.00 at any time ~~or (y) for any other fiscal quarter, 1.50 to 1.00 at any time~~.

(c)       Secured Indebtedness. The Borrower shall not permit the ratio of (i) Secured Indebtedness of the Borrower and its Subsidiaries to (ii) Total Asset Value to be greater than 0.40 to 1.00 at any time.

~~(d)       Unencumbered Leverage Ratio. (i) For any fiscal quarter ending before June 30, 2020 and any fiscal quarter ending after the Amendment Period, the Borrower shall not permit the ratio of (x) Unsecured Indebtedness of the Borrower and its Subsidiaries to (y) Unencumbered Asset Value, to be greater than 0.60 to 1.00 at any time; provided, however, that if such ratio is greater than 0.60 to 1.00 but is not greater than 0.65 to 1.00, then the Borrower shall be deemed to be in compliance with this subsection (d)(i) so long as (A) the Borrower completed a Material Acquisition during the fiscal quarter, or the fiscal quarter immediately preceding the fiscal quarter, in which such ratio first exceeded 0.60 to 1.00, (B) such ratio does not exceed 0.60 to 1.00 for a period of more than three consecutive fiscal quarters immediately following the fiscal quarter in which such Material Acquisition was completed, (C) the Borrower has not maintained compliance with this subsection (d)(i) in reliance on this proviso more than two times during the term of this Agreement and (D) such ratio is not greater than 0.65 to 1.00 at any time, and (ii) for the fiscal quarter ending June 30, 2020 and any subsequent fiscal quarter ending during the Amendment Period (including, for the avoidance of doubt, financial covenant compliance for which the Amendment Period Termination Date is the applicable determination date), the Borrower shall not permit the ratio of (x) Unsecured Indebtedness of the Borrower and its Subsidiaries to (y) Unencumbered Asset Value, to be greater than 0.70 to 1.00 at any time; provided, however, that if such ratio is greater than 0.70 to 1.00 but is not greater than 0.75 to 1.00, then the Borrower shall be deemed to be in compliance with this subsection (d)(ii) so long as (A) the Borrower has not previously maintained compliance with this subsection (d)(ii) in reliance on this proviso two times during the Amendment Period and (B) such ratio is not greater than 0.75 to 1.00 at any time.~~

(d)       [Intentionally Omitted.]

~~(e)       Unencumbered Interest Coverage Ratio. The Borrower shall not permit the ratio of (i) Unencumbered NOI to (ii) Unsecured Debt Service for the Borrower’s fiscal quarter most recently ending, to be less than (x) for the fiscal quarter ending June 30, 2020 and any subsequent fiscal quarter ending during the Amendment Period (including, for the avoidance of doubt, financial covenant compliance for which the Amendment Period Termination Date is the applicable determination date), 1.50 to 1.00 at any time; provided, however, that if such ratio is less than 1.50 to 1.00 but is not less than 1.35 to 1.00, then the Borrower shall be deemed to be in compliance with this subsection (e)(x) so long as (A) the Borrower has not previously maintained compliance with this subsection (e)(x) in reliance on this proviso two times during the Amendment Period and (B) such ratio is not less than 1.35 to 1.00 at any time, or (y) for any other fiscal quarter, 1.75 to 1.00 at any time.~~

(e)       [Intentionally Omitted.]

(f)        Minimum Liquidity. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Borrower shall at all times ~~during the Amendment Period, the Borrower shall~~ maintain Liquidity of not less than $200,000,000.

~~(g)       [Intentionally Omitted.]~~

~~(h)       [Intentionally Omitted.]~~

(~~i~~g)    Dividends and Other Restricted Payments. Subject to the following sentence, if an Event of Default exists, the Borrower shall not, and shall not permit any of its Subsidiaries to, declare or make any Restricted Payments except that the Borrower may declare and make cash distributions to its shareholders in an aggregate amount not to exceed the minimum amount necessary for the Borrower to remain in compliance with Section 7.11. and to avoid the imposition of income or excise taxes imposed under Sections 857(b)(1), 857(b)(3) and 4981 of the Internal Revenue Code, and Subsidiaries may pay Restricted Payments to the Borrower or any other Subsidiary. If an Event of Default specified in Section 10.1.(a), Section 10.1.(e) or Section 10.1.(f) shall exist, or if as a result of the occurrence of any other Event of Default any of the Obligations have been accelerated pursuant to Section 10.2.(a), the Borrower shall not, and shall not permit any Subsidiary to, make any Restricted Payments to any Person except that Subsidiaries may pay Restricted Payments to the Borrower or any other Subsidiary and, in the case of SNH Innovation LLC or any other non-Wholly Owned Subsidiary, to each other owner of Equity Interests of SNH Innovation LLC or such other non-Wholly Owned Subsidiary pro rata based on the relative ownership interests or as otherwise required by the terms of the organizational documents of SNH Innovation LLC or such other non-Wholly Owned Subsidiary.

(h)       Total Unencumbered Assets. The Borrower shall at all times maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

(i)        Minimum Net Collateral Property Availability. Following the satisfaction of the Initial Mortgage Collateral Requirement, the Borrower shall not permit the Net Collateral Property Availability to be less than $600,000,000 at any time.

During the Amendment Period (including, for the avoidance of doubt, financial covenant compliance for which the Amendment Period Termination Date is the applicable determination date), the Borrower shall deliver to the Administrative Agent duly completed Compliance Certificates as and when required under Section 8.3 certifying as to (i) the Borrower’s calculations of each of the financial covenants set forth in Sections 9.1(a) through (i) above, (ii) compliance with the financial covenants set forth in Sections 9.1(f), (g), (h) and (i), but excluding, for the avoidance of doubt, Sections 9.1(a) through (c) (compliance with which shall not be required during the Amendment Period), and (iii) the other matters contained in the Compliance Certificate. Immediately following the Amendment Period Termination Date, all financial covenants set forth in Section 9.1(a) through (i) shall be in full force and effect and the Borrower shall be required to be in compliance therewith. For the avoidance of doubt and without limiting the Indebtedness of the Borrower or any Subsidiary, Indebtedness of Unconsolidated Subsidiaries of the Borrower shall be limited to the Borrower’s Ownership Share of such Indebtedness of its Unconsolidated Subsidiaries in the calculation of each of the financial covenants set forth in Section 9.1.

Commencing with the fiscal quarter ended June 30, 2020 and for each fiscal quarter thereafter, the applicable testing period for the covenants set forth in Sections 9.1(a) through (~~e~~c) (including the related defined terms) shall be based upon the fiscal quarter of the Borrower most recently ending and the three immediately preceding fiscal quarters; provided, however, that immediately following the Amendment Period Termination Date, the applicable testing period for the covenants set forth in Sections 9.1(a) through (~~e~~c) (including the related defined terms) shall be modified as follows: (i) for the first fiscal quarter ending after the Amendment Period, based upon the fiscal quarter of the Borrower most recently ending, annualized, (ii) for the second fiscal quarter ending after the Amendment Period, based upon the fiscal quarter of the Borrower most recently ending and the immediately preceding fiscal quarter, annualized, (iii) for the third fiscal quarter ending after the Amendment Period, based upon the fiscal quarter of the Borrower most recently ending and the two immediately preceding fiscal quarters, annualized, and (iv) for the fourth fiscal quarter ending after the Amendment Period and for each fiscal quarter thereafter, based upon the fiscal quarter of the Borrower most recently ending and the three immediately preceding fiscal quarters. ~~Notwithstanding the foregoing, the applicable testing period for determining compliance with the covenants contained in Sections 9.1(a)(i), (b)(y), (d)(i), (e)(y), (f) and (i) for the purposes of determining whether the conditions to the occurrence of the Amendment Period Early Termination Date have been met shall be the three consecutive fiscal months of the Borrower immediately preceding the Amendment Period Early Termination Date, annualized.~~

Section 9.2. Negative Pledge.

(a)       The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, (i) create, assume, incur, permit or suffer to exist any Lien on any Collateral Property or any direct or indirect ownership interest of the Borrower in any Person owning any Collateral Property, now owned or hereafter acquired, except for Permitted Liens described in clauses (c), (g), (i) and (j) of the definition of that term, (ii) create, assume, incur, permit or suffer to exist any Lien on other Collateral, or any direct or indirect ownership interest of the Borrower in any Person owning any other Collateral, except for Permitted Liens described in clauses (c), (g), (i) and (j) of the definition of that term, or (iii) create, assume, or incur any Lien (other than Permitted Liens) upon any of its other properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.

(b)       The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in (i) an agreement (x) evidencing Indebtedness which (A) the Borrower, such Loan Party or such Subsidiary may create, incur, assume, or permit or suffer to exist without violation of this Agreement and (B) is secured by a Lien permitted to exist under the Loan Documents, and (y) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into; (ii) the organizational documents or other agreements binding on any Subsidiary that is not a Wholly Owned Subsidiary (but only to the extent such Negative Pledge covers any Equity Interest in such Subsidiary or the property or assets of such Subsidiary); (iii) an agreement relating to the sale of a Subsidiary or assets pending such sale, provided that in any such case the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale or (iv) a Negative Pledge contained in any agreement that evidences unsecured Indebtedness which contains restrictions on encumbering assets that are substantially similar to those restrictions contained in the Loan Documents~~.~~; provided that, notwithstanding the foregoing, the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, permit any Collateral Property or any direct or indirect ownership interest of the Borrower in any Person owning any Collateral Property to be subject to a Negative Pledge.

Section 9.3. Restrictions on Intercompany Transfers.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (other than an Excluded Subsidiary) to: (a) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Borrower or any Subsidiary; (b) pay any Indebtedness owed to the Borrower or any Subsidiary; (c) make loans or advances to the Borrower or any Subsidiary; or (d) transfer any of its property or assets to the Borrower or any Subsidiary; other than (i) with respect to clauses (a) through (d) those encumbrances or restrictions contained in (A) any Loan Document, (B) any other agreement evidencing Unsecured Indebtedness that the Borrower, any other Loan Party any other Subsidiary may create, incur, assume or permit or suffer to exist under this Agreement and containing encumbrances and restrictions imposed in connection with such Unsecured Indebtedness that are either substantially similar to, or less restrictive than, the encumbrances and restrictions set forth in Section 9.1.(~~i~~g) and Section 9.4. of this Agreement and Section 13 of the Guaranty and (C) the organizational documents or other agreements binding on or applicable to any Subsidiary that is not a Wholly Owned Subsidiary (but only to the extent such encumbrance or restriction covers any Equity Interest in such Subsidiary or the property or assets of such Subsidiary), and (ii) with respect to clause (d), (A) customary provisions restricting assignment of any agreement entered into by the Borrower, any other Loan Party or any Subsidiary in the ordinary course of business or (B) transfer restrictions in any agreement relating to the sale of a Subsidiary or assets pending such sale or relating to Indebtedness secured by a Lien on assets that the Borrower or a Subsidiary may create, incur, assume or permit or suffer to exist under Section 9.2.(a); provided that in the case of this clause (B), the restrictions apply only to the Subsidiary or the assets that are the subject of such sale or Lien, as the case may be. Notwithstanding anything to the contrary in the foregoing, the restrictions in this Section shall not apply to any provision of any Guaranty entered into by the Borrower, any other Loan Party or any other Subsidiary relating to the Indebtedness of any Subsidiary permitted to be incurred hereunder, which provision subordinates any rights of Borrower, other Loan Party or any other Subsidiary to payment from such Subsidiary to the payment in full of such Indebtedness.

Section 9.4. Merger, Consolidation, Sales of Assets and Other Arrangements.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, (i) enter into any transaction of merger or consolidation; (ii) liquidate, windup or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired; provided, however, that:

(a)       any of the actions described in the immediately preceding clauses (i) through (iii) may be taken with respect to any Subsidiary or any other Loan Party (other than the Borrower or any Loan Party that directly or indirectly owns a Collateral Property; provided, however, that the Borrower or any Loan Party that directly or indirectly owns a Collateral Property may take such actions with respect to (A) any Subsidiary that is not a Pledgor, a Pledged Subsidiary (as defined in the Pledge Agreement) nor otherwise a direct or indirect owner of any Collateral Property or (B) any Property that is not a Collateral Property), including, for the avoidance of doubt, the sale, transfer or other disposition of the capital stock of or other Equity Interests in any Subsidiary of the Borrower, so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence;

(b)       the Borrower, its Subsidiaries and the other Loan Parties may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business;

(c)       a Person (other than any Loan Party that owns a Collateral Property) may merge with and into the Borrower so long as (i) the Borrower is the survivor of such merger, (ii) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; and (iii) the Borrower shall have given the Administrative Agent and the Lenders at least 10 Business Days’ prior written notice of such merger (except that such prior notice shall not be required in the case of the merger of a Subsidiary with and into the Borrower); and

(d)       the Borrower and each Subsidiary may sell, transfer or dispose of assets among themselves (other than (i) Pledged Interests and (ii) Collateral Properties other than pursuant to a Qualified Collateral Property Sale in accordance with Section 7.15).

Section 9.5. Plans.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The Borrower shall not cause or permit to occur, and shall not permit any other member of the ERISA Group to cause or permit to occur, any ERISA Event if such ERISA Event could reasonably be expected to have a Material Adverse Effect.

Section 9.6. Fiscal Year.

The Borrower shall not, and shall not permit any other Loan Party or other Subsidiary to, change its fiscal year from that in effect as of the Agreement Date.

Section 9.7. Modifications of Organizational Documents, Business Management Agreement and Property Management Agreement and Other Material Contracts.

(a)       The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, amend, supplement, restate or otherwise modify its certificate or articles of incorporation or formation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document if such amendment, supplement, restatement or other modification (~~a~~i) could reasonably be expected to be adverse to the interest of the Lenders in any material respect ~~or~~, (~~b~~ii) could reasonably be expected to have a Material Adverse Effect , or (iii) could reasonably be expected to adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral.

(b)       The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, enter into any amendment or modification to any Material Contract which could reasonably be expected to have a Material Adverse Effect.

Section 9.8. Transactions with Affiliates.

The Borrower shall not permit to exist or enter into, and shall not permit any other Loan Party or any other Subsidiary to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, except (a) as set forth on Schedule 6.1.(s), (b) transactions among the Borrower and any Wholly Owned Subsidiary or among Wholly Owned Subsidiaries or (c) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower, such other Loan Party or such other Subsidiary and upon fair and reasonable terms which are no less favorable to the Borrower, such other Loan Party or such other Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.

Section 9.9. Environmental Matters.

The Borrower shall not, and shall not permit any other Loan Party, any other Subsidiary or any other Person to, use, generate, discharge, emit, manufacture, handle, process, store, release, transport, remove, dispose of or clean up any Hazardous Materials on, under or from the Properties or any Collateral Property in violation of any Environmental Law or in a manner that could lead to any environmental claim or pose a risk to human health, safety or the environment, in each case, that could reasonably be expected to have a Material Adverse Effect. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 9.10. Derivatives Contracts.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to enter into or become obligated in respect of, Derivatives Contracts, other than Derivatives Contracts entered into by the Borrower, any such Loan Party or any such Subsidiary in the ordinary course of business and which are intended to establish a hedge in respect of liabilities, commitments or assets held or reasonably anticipated by the Borrower, such other Loan Party or such other Subsidiary.

Section 9.11. Use of Proceeds.

(a)       No part of the proceeds of any of the Loans shall be used for purchasing or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System) or for any purpose which violates the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. If requested by the Administrative Agent or any Lender (through the Administrative Agent), the Borrower shall promptly furnish to the Administrative Agent and each requesting Lender a statement in conformity with the requirements of Form G-3 or Form U-1, as applicable, under Regulation U of the Board of Governors of the Federal Reserve System.

(b)       The Borrower shall not use, and shall ensure that its Subsidiaries and Unconsolidated Affiliates and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loans, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 9.12. Amendment Period.

Notwithstanding anything to the contrary contained herein, at all times during the Amendment Period and continuing thereafter until the Post-Amendment Period Compliance Date, the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary ~~or Unconsolidated Affiliate~~ to do any of the following without the prior written consent of the Requisite Lenders:

(a)       incur any additional unsecured Indebtedness ~~(including, without limitation, any additional Loans pursuant to Section 2.15)~~, other than (i) borrowings of Revolving Loans ~~under and as defined in~~in accordance with the terms of the Existing Credit Agreement, (ii) pursuant to ~~a~~one or more Stimulus ~~Transaction~~Transactions, (iii) any ~~other incurrence~~issuance by the Borrower ~~or any Subsidiary or Unconsolidated Affiliate of secured or~~of unsecured ~~Indebtedness, in each case~~notes pursuant to a Qualified Notes Issuance, provided that (A~~) any such Indebtedness has an initial term of at least three (3) years, (B) no scheduled principal repayments or other mandatory prepayments in respect of such~~ Indebtedness ~~are required to be paid, nor will be paid, by the Borrower within the first three (3) years following the date of incurrence thereof (other than, in the case of Nonrecourse Indebtedness, principal repayments scheduled over a period of fifteen (15) years or more), (C~~) the proceeds thereof are applied in accordance with Section 2.7(~~b~~d)(~~iii~~i)(B) ~~of the Existing Credit Agreement as in effect on the First Amendment Effective Date,~~ and (~~D~~B) no Default or Event of Default has occurred and is continuing or would result therefrom, ~~(E) if any such Indebtedness is secured by a mortgage, deed of trust, deed to secure debt or other similar instrument or agreement creating a Lien on Property, such Indebtedness shall be Nonrecourse Indebtedness, and (F) if any issuance of notes by the Borrower in reliance on this clause (iii) is secured by a pledge of the Borrower’s equity interests in one or more Subsidiaries of the Borrower, within 15 days of the date of issuance of such pledge, the Borrower shall deliver to the Administrative Agent a pledge agreement in form and substance satisfactory to the Administrative Agent granting as security for the Obligations an equal and ratable Lien in favor of the Administrative Agent, for the benefit of the Lenders, on all such equity interests pledged in connection with such issuance of notes, together with all other schedules, supplements, instruments, certificates, intercreditor agreements, filings, opinions or information in connection therewith as required by any such pledge agreement or as reasonably requested by the Administrative Agent, and (iv) subject to Section 7.13, the Guarantee by any Subsidiary of the Borrower of any issuance of notes by the Borrower pursuant to the foregoing clause (iii).~~ and (iv) any other incurrence by the Borrower or any Subsidiary of unsecured Indebtedness, provided that (A) the proceeds thereof are applied in accordance with Section 2.7(d)(i)(B), (B) no Default or Event of Default has occurred and is continuing or would result therefrom, and (C) unless the Borrower is not in compliance with the Amendment Period Incurrence Conditions, at the time of incurrence or as a result of the application of subclause (A) of this clause (iv), no Loans or Revolving Loans remain outstanding, and all Pari Passu Obligations have been repaid in full (or with respect to any issued but undrawn amount of an outstanding Letter of Credit, the amount thereof has been paid to the Revolving Administrative Agent for deposit into the Letter of Credit Collateral Account (as defined in the Existing Credit Agreement) in accordance with the terms of the Existing Credit Agreement);

(b)       acquire any real property or make any other Investments of any kind ~~(other than cash, Cash Equivalents and similar investments)~~, other than: (i) renovations, ~~repositionings or~~ improvements ~~to or~~and capital expenditures in respect of any Property, ~~(ii) leasing and tenant improvement costs to be paid by the Borrower or its Subsidiaries (or its Ownership Share thereof to be paid by Unconsolidated Affiliates), (iii) maintenance capital expenditures and repairs to be paid by Borrower or its Subsidiaries (or its Ownership Share thereof to be paid by Unconsolidated Affiliates), and (iv~~collectively, in an aggregate amount not to exceed $250,000,000 in any calendar year, (ii) if Five Star conducts an equity offering, the acquisition by the Borrower of such minimum number of additional shares of Five Star as would permit the Borrower to retain pro rata ownership of ~~34~~33.9% of Five Star , and (iii) acquisitions of any properties in the proximity of, and accretive to, existing real property assets of the Borrower and its Subsidiaries in an aggregate amount not to exceed $50,000,000 in any calendar year (the foregoing clauses (i) through (~~iv~~iii), collectively, the “Permitted Capital Expenditures”);

(c)       make any Restricted Payments, provided that (i) the Borrower may declare and make cash distributions to its shareholders in an aggregate amount not to exceed the minimum amount necessary for the Borrower to remain in compliance with Section 7.11. and to avoid the imposition of income or excise taxes imposed under Sections 857(b)(1), 857(b)(3) and 4981 of the Internal Revenue Code, (ii) the Borrower shall be permitted to make Restricted Payments of not more than $0.01 per share in cash to the holders of its capital stock following the end of each fiscal quarter of Borrower, and (iii) any Subsidiary ~~or Unconsolidated Affiliate~~ may make Restricted Payments to the Borrower or any Subsidiary of the Borrower (and, in the case of any Subsidiary that is not a Wholly Owned Subsidiary, to each other owner of equity interests in such Subsidiary pro rata based on such owner’s Ownership Share or as otherwise required by the terms of the organizational documents of such Subsidiary) (the foregoing clauses (i) through (iii), collectively, the “Permitted Restricted Payments”); ~~and~~

(d)       take any action, or refrain from taking any action, that would be prohibited during a Default or Event of Default, including, without limitation, mergers, liquidations, liens, encumbrances, releases, and certain transfers in each case which would otherwise be permitted hereunder, other than (i) the borrowing of Indebtedness otherwise permitted under Section 9.12(a), (ii) requesting a Conversion or Continuation of LIBOR Loans in accordance with Sections 2.8 and 2.9, as applicable, (iii) dispositions of property or other Investments, in each case, pursuant to an arm’s-length third party transactions in the ordinary course of business, and (iv) Permitted Capital Expenditures~~, (v) Permitted Restricted Payments, and (vi) the granting of any Liens on assets to the extent securing any Indebtedness permitted under Section 9.12(a).~~; and

(e)      use the proceeds of any Loans or other Credit Event to directly or indirectly repay any Indebtedness other than (i) first, the repayment or optional redemption of the 6.75% Senior Notes, to the full extent thereof, and (ii) second, the repayment of the Loans and any other Obligations.

ARTICLE X. Default

Section 10.1. Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a)       Default in Payment. The Borrower (i) shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans or (ii) shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations owing by the Borrower under this Agreement, any other Loan Document or the Fee Letter or any other Loan Party shall fail to pay when due any payment Obligation owing by such other Loan Party under any Loan Document to which it is a party, and, in the case of a failure described in this clause (ii), such failure shall continue for a period of 5 Business Days.

(b)       Default in Performance.

(i)       Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Section 2.7(d), 7.14, 7.15 or 8.4.(h) or Article IX.; or

(ii)       Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section, and in the case of this subsection (b)(ii) only, such failure shall continue for a period of 30 days after the earlier of (x) the date upon which a Responsible Officer of the Borrower or such other Loan Party obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Administrative Agent.

(c)       Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of any Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished by, or at the direction of, any Loan Party to the Administrative Agent or any Lender, shall at any time prove to have been incorrect or misleading, in light of the circumstances in which made or deemed made, in any material respect when furnished or made or deemed made.

(d)       Indebtedness Cross-Default.

(i)       The Borrower, any other Loan Party or any other Subsidiary shall fail to pay when due and payable (after giving effect to any applicable grace or cure period) the principal of, or interest on, any Indebtedness (other than the Loans) having an aggregate outstanding principal amount (or, in the case of any Derivatives Contract, having a Derivatives Termination Value) of, in each case individually or in the aggregate with all other Indebtedness as to which such a failure exists, of an aggregate outstanding principal amount greater than or equal to (A) $25,000,000 in the case of Indebtedness that is not Nonrecourse Indebtedness or (B) $75,000,000 in the case of Indebtedness that is Nonrecourse Indebtedness (“Material Indebtedness”); or

(ii)       (x) The maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall have been required to be prepaid or repurchased prior to the stated maturity thereof; or

(iii)     Any other event shall have occurred and be continuing which, with or without the passage of time, the giving of notice, or otherwise, would permit any holder or holders of any Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid or repurchased prior to its stated maturity; or

(iv)     An Event of Default under and as defined in the Existing Credit Agreement or Other Existing Term Loan Agreement shall occur.

(e)       Voluntary Bankruptcy Proceeding. The Borrower, any other Loan Party or any other Subsidiary (other than (x) an Excluded Subsidiary all Indebtedness of which is Nonrecourse Indebtedness, (y) a Guarantor (other than any Guarantor that directly or indirectly owns a Collateral Property) that, together with all other Guarantors then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately following subsection, does not account for more than $25,000,000 of Total Asset Value, or (z) a Subsidiary (other than (1) any Subsidiary that directly or indirectly owns a Collateral Property and (2) an Excluded Subsidiary all the Indebtedness of which is Nonrecourse Indebtedness) that, together with all other Subsidiaries then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately following subsection, does not account for more than $50,000,000 of Total Asset Value) shall: (i) commence a voluntary case under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection (f); (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

(f)       Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower, any other Loan Party or any other Subsidiary (other than (x) an Excluded Subsidiary all Indebtedness of which is Nonrecourse Indebtedness, (y) a Guarantor (other than any Guarantor that directly or indirectly owns a Collateral Property) that, together with all other Guarantors then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately preceding subsection, does not account for more than $25,000,000 of Total Asset Value, or (z) a Subsidiary (other than (1) any Subsidiary that directly or indirectly owns a Collateral Property and (2) an Excluded Subsidiary all the Indebtedness of which is Nonrecourse Indebtedness) that, together with all other Subsidiaries then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately preceding subsection, does not account for more than $50,000,000 of Total Asset Value) in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against the Borrower, such Subsidiary or such other Loan Party(including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(g)       Revocation of Loan Documents. Any Loan Party shall (or shall attempt to) disavow, revoke or terminate any Loan Document or the Fee Letter to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document or the Fee Letter or any Loan Document or the Fee Letter shall cease to be in full force and effect (except as a result of the express terms thereof).

(h)       Judgment. A judgment or order for the payment of money or for an injunction or other non-monetary relief shall be entered against the Borrower, any other Loan Party, or any other Subsidiary by any court or other tribunal and (i) such judgment or order shall continue for a period of 30 days without being paid, stayed or dismissed through appropriate appellate proceedings and (ii) either (A) the amount of such judgment or order (x) for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) or (y) is not otherwise subject to indemnification or reimbursement on reasonable terms and conditions by Persons reasonably likely to honor such indemnification or reimbursement obligations, exceeds, individually or together with all other such judgments or orders entered against (1) the Borrower ~~or~~ , any Guarantor ~~$~~ , or any Subsidiary that directly or indirectly owns a Collateral Property, $25,000,000, or (2) any other Subsidiaries, $50,000,000, or (B) in the case of an injunction or other non-monetary relief, such injunction or judgment or order could reasonably be expected to have a Material Adverse Effect.

(i)       Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower, any other Loan Party or any other Subsidiary, which exceeds, individually or together with all other such warrants, writs, executions and processes, (1) for the Borrower ~~or~~ , any Guarantor , or any Subsidiary that directly or indirectly owns a Collateral Property, $25,000,000, or (2) for any other Subsidiaries, $50,000,000, and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of 30 days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of the Borrower or any Subsidiary.

(j)       ERISA.

(i)       Any ERISA Event shall have occurred that results or could reasonably be expected to result in liability to any member of the ERISA Group aggregating in excess of $10,000,000; or

(ii)       The “benefit obligation” of all Plans exceeds the “fair market value of plan assets” for such Plans by more than $10,000,000, all as determined, and with such terms defined, in accordance with FASB ASC 715.

(k)       Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

(l)       Change of Control.

(i)        any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 25% of the total voting power of the then outstanding voting stock of the Borrower; or

(ii)      during any period of 12 consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12-month period constituted the Board of Trustees of the Borrower (together with any new trustees whose election by such Board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the trustees then still in office who were either trustees at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Trustees of the Borrower then in office; or

(iii)     RMR shall cease for any reason to act as the sole business manager and property manager for the Borrower.

(m)      Security Documents. Any provision of any Security Document, at any time after the execution and delivery of such Security Document and for any reason other than as expressly permitted hereunder or under such Security Document, shall for any reason cease to be valid and binding on or enforceable against any Loan Party or any Lien created under any Security Document ceases to be a valid and perfected first priority Lien in any of the Collateral purported to be covered thereby.

Section 10.2. Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:

(a)       Acceleration; Termination of Facilities.

(i)       Automatic. Upon the occurrence of an Event of Default specified in Sections 10.1.(e) or 10.1.(f), (A) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, and (B) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties.

(ii)       Optional. If any other Event of Default shall exist, the Administrative Agent may, and at the direction of the Requisite Lenders shall declare (A) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, and (B) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties.

(b)       Loan Documents. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

(c)       Applicable Law. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d)       Appointment of Receiver. To the extent permitted by Applicable Law, the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the Collateral, the property and/or the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

(e)       Specified Derivatives Contract Remedies. Notwithstanding any other provision of this Agreement or other Loan Document, each Specified Derivatives Provider shall have the right, with prompt notice to the Administrative Agent, but without the approval or consent of or other action by the Administrative Agent or the Lenders, and without limitation of other remedies available to such Specified Derivatives Provider under contract or Applicable Law, in each case, in accordance with the terms of the applicable Specified Derivatives Contract, to undertake any of the following: (a) to declare an event of default, termination event or other similar event under any Specified Derivatives Contract and to create an “Early Termination Date” (as defined therein) in respect thereof, (b) to determine net termination amounts in respect of any and all Specified Derivatives Contracts in accordance with the terms thereof, and to set off amounts among such contracts, (c) to set off or proceed against deposit account balances, securities account balances and other property and amounts held by such Specified Derivatives Provider pursuant to any Derivatives Support Document, including any “Posted Collateral” (as defined in any credit support annex included in any such Derivatives Support Document to which such Specified Derivatives Provider may be a party), and (d) to prosecute any legal action against the Borrower, any other Loan Party or other Subsidiary to enforce or collect net amounts owing to such Specified Derivatives Provider pursuant to any Specified Derivatives Contract.

Section 10.3. [Intentionally Omitted].

Section 10.4. Marshaling; Payments Set Aside.

None of the Administrative Agent, any Lender or any Specified Derivatives Provider shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations or the Specified Derivatives Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent, any Lender or any Specified Derivatives Provider, or the Administrative Agent, any Lender or any Specified Derivatives Provider enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or Specified Derivatives Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 10.5. Allocation of Proceeds.

~~If~~Subject in all respects to the provisions of the Intercreditor Agreement, if an Event of Default exists, all payments received by (x) the Administrative Agent (or any Lender as a result of its exercise of remedies pursuant to Section 12.3.) under any of the Loan Documents, (y) the Revolving Administrative Agent (or any Revolving Lender as a result of its exercise of remedies pursuant to Section 12.4. of the Existing Credit Agreement) under any of the Revolving Loan Documents, or (z) the Collateral Agent, in each case, in respect of any principal of or interest on ~~the~~any Pari Passu Obligations, any Pari Passu Guaranteed Obligations or any other amounts payable by the Borrower or any other Loan Party hereunder or ~~thereunder, shall be~~under any other Loan Document or Revolving Loan Document, shall be remitted to the Administrative Agent, the Revolving Administrative Agent, and the Collateral Agent (each as applicable based on which party is entitled to such amounts in accordance with this Section 10.5) and applied in the following order and priority~~:~~ (provided, however, that neither the Administrative Agent nor any Lender shall have any obligation or responsibility hereunder in connection with the application of any amounts received by the Revolving Administrative Agent or any Revolving Lender pursuant to Section 10.5 of the Existing Credit Agreement or by the Collateral Agent):

~~(a)       to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such;~~

(a)        (i) amounts due to the Administrative Agent, the Revolving Administrative Agent, the Collateral Agent, the Issuing Banks (as defined in the Existing Credit Agreement), the Lenders and the Revolving Lenders in respect of expenses due under Section 12.2 hereof or of the Existing Credit Agreement, or the Intercreditor Agreement, as applicable, until paid in full, and then (ii) Fees (as defined hereunder and under the Existing Credit Agreement) and other amounts due to the Administrative Agent, the Revolving Administrative Agent, the Collateral Agent, the Lenders and the Revolving Lenders pursuant to Sections 11.6. and 12.9. hereof or Sections 11.6. and 12.10. of the Existing Credit Agreement, as applicable, in each case under the foregoing clauses (i) and (ii), in proportion to the respective amounts described in clause (i) or (ii), as applicable, payable to them;

(b)       ~~to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders~~amounts due to the Collateral Agent, the Administrative Agent, the Revolving Administrative Agent, the Lenders and the Revolving Lenders in respect of Protective Advances in proportion to the respective amounts described in this clause (b) payable to them;

(c)       ~~to payment of that portion of the Obligations constituting accrued and unpaid~~ payments of interest on ~~the~~ Swingline Loans, ratably among the Swingline Lenders (as defined in the Existing Credit Agreement) in proportion to the respective amounts described in this clause (c) payable to them;

(d)       payments of interest on all other Loans, Revolving Loans and Reimbursement Obligations (as defined in the Existing Credit Agreement) to be applied for the ratable benefit of (i) in the case of payments in respect of Revolving Loans and Reimbursement Obligations, the Revolving Lenders and the Issuing Banks (as defined in the Existing Credit Agreement) and (ii) in the case of payments in respect of Loans, the Lenders, in each case under the foregoing clauses (i) and (ii), in proportion to the respective amounts described in this clause (d) payable to them;

(~~d~~e) ~~to payment of that portion of the Obligations constituting unpaid~~payments of principal of ~~the~~Swingline Loans, ratably among the Swingline Lenders (as defined in the Existing Credit Agreement) in proportion to the respective amounts described in this clause (~~d~~e) payable to them; ~~and~~

~~(e)       the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.~~

(f)        payments of principal of all other Loans, Revolving Loans, Reimbursement Obligations (as defined in the Existing Credit Agreement) and other Letter of Credit Liabilities, to be applied for the ratable benefit of (i) in the case of payments in respect of Revolving Loans, Reimbursement Obligations, and other Letter of Credit Liabilities, the Revolving Lenders and the Issuing Banks (as defined in the Existing Credit Agreement), in such order and priority as the Revolving Lenders and the Issuing Banks may determine in their sole discretion, and (ii) in the case of payments in respect of Loans, the Lenders, in such order and priority as the Lenders may determine in their sole discretion, in each case under the foregoing clauses (i) and (ii), in proportion to the respective amounts described in this clause (f) payable to them; provided, however, that to the extent that any amounts available for distribution pursuant to this subsection are attributable to the issued but undrawn amount of an outstanding Letter of Credit, such amounts shall be paid to the Revolving Administrative Agent for deposit into the Letter of Credit Collateral Account (as defined in the Existing Credit Agreement) in accordance with the terms of the Existing Credit Agreement;

(g)       payments of all other Pari Passu Obligations and other amounts due under any of the Loan Documents or Revolving Loan Documents, to be applied for the ratable benefit of (i) in the case of payments of Obligations or any other amount due under any of the Loan Documents, the Lenders, and (ii) in the case of payments of “Obligations” or any other amount due under any of the Revolving Loan Documents, the Revolving Lenders and the Issuing Banks (as defined in the Existing Credit Agreement), in each case under the foregoing clauses (i) and (ii), in proportion to the respective amounts described in this clause (g) payable to them; and

(h)       any amount remaining after application as provided above and after all Pari Passu Obligations and other amounts due under any of the Loan Documents or Revolving Loan Documents have been paid in full, shall be paid to the Borrower or whomever else may be legally entitled thereto.

Section 10.6. [Intentionally Omitted].

Section 10.7. Performance by Administrative Agent.

If the Borrower or any other Loan Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may, after notice to the Borrower, perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower or such other Loan Party after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

Section 10.8. Rights Cumulative.

(a)       The rights and remedies of the Administrative Agent, the Lenders and the Specified Derivatives Providers under this Agreement, each of the other Loan Documents, the Fee Letter and Specified Derivatives Contracts shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Administrative Agent, the Lenders and the Specified Derivatives Providers may be selective and no failure or delay by the Administrative Agent, any of the Lenders or any of the Specified Derivatives Providers in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

(b)       Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article X. for the benefit of all the Lenders; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 12.3. (subject to the terms of ~~Section~~Sections 3.3. and 11.13. and the Intercreditor Agreement), or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Requisite Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article X. and (y) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 3.3., any Lender may, with the consent of the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Requisite Lenders.

ARTICLE XI. The Administrative Agent

Section 11.1. Appointment and Authorization.

Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Agent”, “Administrative Agent”, “agent” and similar terms in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by the Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Administrative Agent pursuant to Article VIII. that the Borrower is not otherwise required to deliver directly to the Lenders. The Administrative Agent will furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Borrower, any other Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered or otherwise made available to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

Section 11.2. Administrative Agent as Lender.

The Lender acting as Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include such Lender in each case in its individual capacity. The Lender acting as Administrative Agent and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Administrative Agent and any Affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

Section 11.3. Approvals of Lenders.

All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, and (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved. Unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the requested determination, consent, approval or disapproval within fifteen (15) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively provided such requested determination, consent, approval or disapproval; provided, however, that this sentence shall not apply to amendments, waivers or consents that require the written consent of each Lender directly and adversely affected thereby pursuant to Section 12.6.(b).

Section 11.4. Notice of Events of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a “notice of default”; provided, a Lender’s failure to provide such a “notice of default” to the Administrative Agent shall not result in any liability of such Lender to any other party under any of the Loan Documents. Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders.

Section 11.5. Administrative Agent’s Reliance.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein as determined by a court of competent jurisdiction in a final non-appealable judgment. Without limiting the generality of the foregoing, the Administrative Agent may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Administrative Agent nor any of its Related Parties: (a) makes any warranty or representation to any Lender or any other Person, or shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by the Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons, or to inspect the property, books or records of the Borrower or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders and the Specified Derivatives Providers in any such collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct in the selection of such agent or attorney-in-fact as determined by a court of competent jurisdiction in a final non-appealable judgment.

Section 11.6. Indemnification of Administrative Agent and Collateral Agent.

(a)       Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Credit Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its Credit Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

(b)        Each Lender agrees to indemnify the Collateral Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) in accordance with its Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Collateral Agent (in its capacity as Collateral Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under the Loan Documents (collectively, “Collateral Agent Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Collateral Agent Indemnifiable Amounts to the extent resulting from the Collateral Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders and/or Revolving Lenders, if expressly required hereunder or under the Existing Credit Agreement) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Collateral Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its Pro Rata Share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Collateral Agent) incurred by the Collateral Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Collateral Agent to enforce the terms of the Loan Documents and/or collect any Pari Passu Guaranteed Obligations, any “lender liability” suit or claim brought against the Collateral Agent, the Lenders and/or the Revolving Lenders, and any claim or suit brought against the Collateral Agent, the Lenders and/or the Revolving Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Collateral Agent notwithstanding any claim or assertion that the Collateral Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Collateral Agent that the Collateral Agent will reimburse the Lenders and Revolving Lenders if it is actually and finally determined by a court of competent jurisdiction that the Collateral Agent is not so entitled to indemnification. The agreements in this Section 11.6(b) shall survive the payment of the Pari Passu Obligations and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Collateral Agent for any Collateral Agent Indemnifiable Amount following payment by any Lender or Revolving Lender to the Collateral Agent in respect of such Collateral Agent Indemnifiable Amount pursuant to this Section 11.6(b), the Collateral Agent shall share such reimbursement on a ratable basis with each Lender or Revolving Lender making any such payment.

Section 11.7. Lender Credit Decision, Etc.

Each of the Lenders expressly acknowledges and agrees that neither the Administrative Agent nor any of its Related Parties has made any representations or warranties to such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, any other Loan Party or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent to any Lender. Each of the Lenders acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective Related Parties, and based on the financial statements of the Borrower, the other Loan Parties, the other Subsidiaries and other Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the other Loan Parties, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate. Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective Related Parties, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, any other Loan Party or any other Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent under this Agreement or any of the other Loan Documents or furnished to the Administrative Agent for distribution to the Lenders, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its Related Parties. Each of the Lenders acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to any Lender.

Section 11.8. Successor Administrative Agent.

The Administrative Agent may (a) resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower or (b) be removed as Administrative Agent by all of the Lenders (excluding the Lender then acting as Administrative Agent) and the Borrower upon 30 days’ prior written notice if the Administrative Agent is found by a court of competent jurisdiction in a final, non-appealable judgment to have committed gross negligence or willful misconduct in the course of performing its duties hereunder. Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Administrative Agent). If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the current Administrative Agent’s giving of notice of resignation or giving of notice of removal of the Administrative Agent, then the current Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no Lender has accepted such appointment, then such resignation or removal shall nonetheless become effective in accordance with such notice and (1) the Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made to each Lender directly, until such time as a successor Administrative Agent has been appointed as provided for above in this Section; provided, further that such Lenders so acting directly shall be and be deemed to be protected by all indemnities and other provisions herein for the benefit and protection of the Administrative Agent as if each such Lender were itself the Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XI. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.

Section 11.9. Titled Agents.

Each of the Lead Arrangers, the Syndication Agent and the Documentation Agent (each a “Titled Agent”) in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles given to the Titled Agents are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Administrative Agent, any Lender, the Borrower or any other Loan Party and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

Section 11.10. Collateral Matters; Protective Advances.

(a)        Each of the Lenders hereby authorizes the Administrative Agent and the Collateral Agent, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take (or, in the case of the Administrative Agent, to direct the Collateral Agent to take) any action with respect to any Collateral or any Loan Document which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Loan Documents.

(b)        The Lenders hereby authorize the Administrative Agent and the Collateral Agent, in each case at its option and in its discretion, to release (or, in the case of the Administrative Agent, to direct the Collateral Agent to release) any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Revolving Commitments and indefeasible payment and satisfaction in full of all of the Pari Passu Guaranteed Obligations, (ii) as expressly permitted by, but only in accordance with, the terms of the applicable Loan Documents, and (iii) if approved, authorized or ratified in writing by the Requisite Lenders (or such greater number of Lenders and/or Revolving Lenders as this Agreement or any other Loan Document may expressly provide). Upon request by the Administrative Agent or the Collateral Agent at any time, the Lenders will confirm in writing the Administrative Agent’s and the Collateral Agent’s authority to release (or, in the case of the Administrative Agent, to direct the Collateral Agent to release) particular types or items of Collateral pursuant to this Section.

(c)        Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days’ prior written request by the Borrower, the Administrative Agent and the Collateral Agent shall (and each is hereby irrevocably authorized by the Lenders to) execute, and cause the execution of, such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent pursuant to the Loan Documents upon the Collateral that was sold or transferred; provided, however, that (i) neither the Administrative Agent nor the Collateral Agent shall be required to execute (or cause the execution of) any such document on terms which, in the Administrative Agent’s or the Collateral Agent’s opinion, would expose the Administrative Agent or the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Pari Passu Guaranteed Obligations or any Liens upon (or obligations of the Borrower or any other Loan Party in respect of) all interests retained by the Borrower or any other Loan Party, including, without limitation, the proceeds of such sale or transfer, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Administrative Agent and the Collateral Agent shall be authorized to deduct all of the expenses reasonably incurred by the Administrative Agent and the Collateral Agent from the proceeds of any such sale, transfer or foreclosure.

(d)        Neither the Collateral Agent nor the Administrative Agent shall have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by the Borrower, any other Loan Party or any other Subsidiary or is cared for, protected or insured or that the Liens granted to the Collateral Agent pursuant to any Loan Document have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent or the Administrative Agent in this Section or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, each of the Collateral Agent and the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, and that neither the Collateral Agent nor the Administrative Agent shall have any duty or liability whatsoever to the Lenders, except to the extent determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from its gross negligence or willful misconduct.

(e)        The Collateral Agent may make (and the Administrative Agent may direct the Collateral Agent to make), and shall be reimbursed by the Lenders (in accordance with their Pro Rata Shares) to the extent not reimbursed by the Borrower for, Protective Advances during any one (1) calendar year with respect to each Pledged Interest or Collateral Property up to the sum of (i) amounts expended to pay taxes, assessments and governmental charges or levies imposed upon such Collateral; (ii) amounts expended to pay insurance premiums for policies of insurance related to such Collateral; and (iii) $5,000,000. Protective Advances in excess of said sum during any calendar year for any Pledged Interest or Collateral Property shall require the consent of the Requisite Lenders. The Borrower agrees to pay on demand all Protective Advances.

(f)        By their acceptance of the benefits of the Security Documents, each Lender that is at any time itself a Specified Derivatives Provider, or having an Affiliate that is a Specified Derivatives Provider, hereby, for itself, and on behalf of any such Affiliate, in its capacity as a Specified Derivatives Provider, acknowledges that obligations arising under any Specified Derivatives Contract are not secured by the Collateral.

(g)        Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrower or any other Loan Party under the Loan Documents with respect to exercising claims against or rights in the Collateral without the written consent of the Requisite Lenders. For purposes of this Section, the term “Lender” includes any Person that is or at any time has been a Lender and the terms and conditions of this provision shall be binding upon such Person at all times and expressly survive any assignment of the Loans of such Person in whole or in part.

(h)        Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the provisions of this Section 11.10 shall be subject in all respects to the provisions of the Intercreditor Agreement.

Section 11.11. Post-Foreclosure Plans.

(a)        If all or any portion of the Collateral is acquired by the Collateral Agent as a result of a foreclosure or the acceptance of an assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the Pari Passu Guaranteed Obligations, the title to any such Collateral, or any portion thereof, shall be held in the name of the Collateral Agent or a nominee or Subsidiary of the Collateral Agent, as “Collateral Agent”, for the ratable benefit of the holders of Pari Passu Guaranteed Obligations. The Collateral Agent shall prepare a recommended course of action for such Collateral (a “Post-Foreclosure Plan”), which shall be subject to the approval of the Requisite Lenders. In accordance with the approved Post-Foreclosure Plan, the Collateral Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired, and shall administer all transactions relating thereto, including agents for the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral. Actions taken by the Collateral Agent with respect to the Collateral, which are not specifically provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the written consent of the Requisite Lenders by way of supplement to such Post-Foreclosure Plan. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by the Collateral Agent pursuant to the approved Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, the Collateral Agent shall render or cause to be rendered to each Lender, on a monthly basis, an income and expense statement for such Collateral, and each Lender shall promptly contribute its Pro Rata Share of any operating loss for such Collateral, and such other expenses and operating reserves as the Collateral Agent shall deem reasonably necessary pursuant to and in accordance with the approved Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, the Collateral Agent shall, in accordance with the approved Post-Foreclosure Plan, determine the amount and timing of distributions to the Lenders. All such distributions shall be made to the Lenders in accordance with their respective Pro Rata Shares. The Lenders acknowledge and agree that if title to any Collateral is obtained by the Collateral Agent or its nominee, such Collateral will not be held as a permanent investment but will, consistent with and subject to the requirements of Section 11.10 and this Section 11.11, be liquidated and the proceeds of such liquidation will be distributed in accordance with Section 10.5 as soon as practicable. The Collateral Agent shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders reasonably shall determine to be most advantageous to the holders of Pari Passu Guaranteed Obligations. Any purchase money Mortgage taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name the Collateral Agent, as collateral agent for the holders of Pari Passu Guaranteed Obligations, as the beneficiary or mortgagee. In such case, the Collateral Agent and the holders of Pari Passu Guaranteed Obligations shall enter into an agreement with respect to such purchase money Mortgage defining the rights of the holders of Pari Passu Guaranteed Obligations in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this Article XI insofar as the same is appropriate or applicable.

(b)        Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the provisions of this Section 11.11 shall be subject in all respects to the provisions of the Intercreditor Agreement.

Section 11.12. Flood Laws

Wells Fargo has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). Wells Fargo, as Administrative Agent, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. However, Wells Fargo reminds each Lender and Participant that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant) is responsible for assuring its own compliance with the flood insurance requirements.

Section 11.13. No Set Off.

Each Lender hereby acknowledges that the exercise by any Lender of any offset, set-off, banker’s lien or similar rights against any deposit account or other property or asset of any Loan Party, whether or not located in California, could result under certain laws in significant impairment of the ability of all Lenders to recover any further amounts in respect of the Pari Passu Guaranteed Obligations. Therefore, each Lender agrees not to charge or offset any amount owed to it by any Loan Party against any of the accounts, property or assets of any Loan Party or any of its affiliates held by such Lender without the prior written approval of the Administrative Agent and the Requisite Lenders.

ARTICLE XII. Miscellaneous

Section 12.1. Notices.

Unless otherwise provided herein (including without limitation as provided in Section 8.5.), communications provided for hereunder shall be in writing and shall be mailed, telecopied, or delivered as follows:

If to the Borrower:

Diversified Healthcare Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458-1634

Attention: Chief Financial Officer

Telecopy Number: (617) 219-8349

Telephone Number: (617) 796-8350

If to the Administrative Agent:

Wells Fargo Bank, National Association

10 South Wacker Drive, 32nd Floor

Chicago, IL 60606

Attn: Douglas Frazer

Telecopier: (704)-410-0329

Telephone: (704) 715-5747

and

Wells Fargo Bank, National Association

550 South Tryon Street

Charlotte, North Carolina 28202

Attn:  Kristen Ray

Telecopier:          704-410-0329

Telephone:          704-410-1772

If to the Administrative Agent under Article II.:

Wells Fargo Bank, National Association

Minneapolis Loan Center

600 South 4th Street, 9th Floor

Minneapolis, Minnesota 55415

Attn: Anthony Gangelhoff

Telecopier: (877) 410-5023

Telephone: (612) 316-0109

If to any other Lender:

To such Lender’s address or telecopy number as set forth in the applicable Administrative Questionnaire or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided, a Lender shall only be required to give notice of any such other address to the Administrative Agent and the Borrower. All such notices and other communications shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of the Borrower or the Administrative Agent and Lenders at the addresses specified; (ii) if telecopied, when transmitted; (iii) if hand delivered or sent by overnight courier, when delivered; or (iv) if delivered in accordance with Section 8.5. to the extent applicable; provided, however, that, in the case of the immediately preceding clauses (i), (ii) and (iii), non-receipt of any communication as of the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent or any Lender under Article II. shall be effective only when actually received. None of the Administrative Agent or any Lender shall incur any liability to any Loan Party (nor shall the Administrative Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to another Person.

Section 12.2. Expenses.

The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Collateral Agent for all of its reasonable ~~out-of-pocket~~ costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expense and reasonable travel expenses related to closing), and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and the Collateral Agent and all costs and expenses of the Administrative Agent and the Collateral Agent in connection with the use of IntraLinks, SyndTrak or other similar information transmission systems in connection with the Loan Documents and in connection with the review of Properties for inclusion as Collateral Properties and the other activities of the Administrative Agent and the Collateral Agent under Section 7.15 and the fees and disbursements of counsel to the Administrative Agent and the Collateral Agent (including, without limitation, local counsel to the Administrative Agent and the Collateral Agent in each applicable jurisdiction) relating to all such activities (it being understood and agreed that, to the extent any of such services or activities are provided internally by the Administrative Agent or the Collateral Agent, the Borrower shall reimburse the Administrative Agent and the Collateral Agent, as applicable, for such costs and expenses at market rates), (b) to pay or reimburse the Administrative Agent , the Collateral Agent and the Lenders for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents and the Fee Letter, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent and the Collateral Agent pursuant to the Loan Documents, (c) to pay, and indemnify and hold harmless the Administrative Agent , the Collateral Agent and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay or reimburse the fees and disbursements of counsel to the Administrative Agent , the Collateral Agent and any Lender incurred in connection with the representation of the Administrative Agent, the Collateral Agent or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 10.1.(e) or 10.1.(f), including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of the Borrower or any other Loan Party, whether proposed by the Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Administrative Agent , the Collateral Agent and/or the Lenders may pay such amounts on behalf of the Borrower and such amounts shall be deemed to be Obligations owing hereunder.

Section 12.3. Setoff.

Subject to ~~Section~~Sections 3.3. and 11.13. and the provisions of the Intercreditor Agreement, and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Borrower hereby authorizes the Administrative Agent, each Lender, each Affiliate of the Administrative Agent or any Lender, and each Participant, at any time or from time to time while an Event of Default exists, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender, an Affiliate of a Lender, or a Participant, subject to receipt of the prior written consent of the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Lender, any Affiliate of the Administrative Agent or such Lender, or such Participant, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.2., and although such Obligations shall be contingent or unmatured. Notwithstanding anything to the contrary in this Section, if any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.9. and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Section 12.4. Litigation; Jurisdiction; Other Matters; Waivers.

(a)       EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT , THE COLLATERAL AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT , THE COLLATERAL AGENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE FEE LETTER OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT , THE COLLATERAL AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b)       THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT , THE COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT , THE COLLATERAL AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT , THE COLLATERAL AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)       THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS AGREEMENT.

Section 12.5. Successors and Assigns.

(a)       Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of the immediately following subsection (b), (ii) by way of participation in accordance with the provisions of the immediately following subsection (d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of the immediately following subsection (f) (and, subject to the last sentence of the immediately following subsection (b), any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in the immediately following subsection (d) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)       Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)       Minimum Amounts.

(A)       in the case of an assignment of the entire remaining amount of an assigning Lender’s Loans at the time owing to it, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)       in any case not described in the immediately preceding subsection (A), the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (in each case, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default shall exist, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that if, after giving effect to such assignment, the amount of the outstanding principal balance of the Loans of such assigning Lender would be less than $5,000,000, then such assigning Lender shall assign the entire amount of its Loans at the time owing to it.

(ii)       Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan assigned.

(iii)       Required Consents. No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition:

(A)       the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default shall exist at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof; and

(B)       the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Loan if such assignment is to a Person that is not already a Lender with a Loan, an Affiliate of such a Lender or an Approved Fund with respect to such a Lender.

(iv)       Assignment and Assumption; Notes. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $4,500 for each assignment (which fee the Administrative Agent may, in its sole discretion, elect to waive), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. If requested by the transferor Lender or the assignee, upon the consummation of any assignment, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the assignee and such transferor Lender, as appropriate.

(v)       No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or to any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)       No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii)       Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to such assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable amount of the Loan previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each Lender hereunder (and interest accrued thereon). Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.10., 4.1., 4.4., 12.2. and 12.9. and the other provisions of this Agreement and the other Loan Documents as provided in Section 12.10. with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (d).

(c)       Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amounts (and stated rates) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)       Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, any other Lender or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of any provision of any Loan Document that (w)  reduces the principal of any such Lender’s Loan in which such Participant has a participation, (x) extends the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender, (y) reduces the rate at which interest is payable thereon or (z) releases any Guarantor from its Obligations under the Guaranty except as contemplated by Section 7.13.(b), in each case, as applicable to that portion of such Lender’s rights and/or obligations that are subject to the participation. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.10., 4.1., 4.4. (subject to the requirements and limitations therein, including the requirements under Section 3.10.(f) (it being understood that the documentation required under Section 3.10.(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 4.6. as if it were an assignee under subsection (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 4.1. or 3.10., with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 4.6. with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.3. as though it were a Lender; provided that such Participant agrees to be subject to Section 3.3. as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)       Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)       No Registration. Each Lender agrees that, without the prior written consent of the Borrower and the Administrative Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

(g)       USA Patriot Act Notice; Compliance. In order for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act, prior to any Lender that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.

Section 12.6. Amendments and Waivers.

(a)       Generally. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Borrower, any other Loan Party or any other Subsidiary of any terms of this Agreement or such other Loan Document may be waived, and (iv) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto.

(b)       Consent of Lenders Directly Affected. In addition to the foregoing requirements, no amendment, waiver or consent shall:

(i)       reinstate the commitment of a Lender (excluding any commitment under Section 2.15.) or subject such Lender to any additional obligations without the written consent of such Lender;

(ii)       reduce the principal of, or interest that has accrued or the rates of interest that will be charged on the outstanding principal amount of, any Loans or other Obligations without the written consent of each Lender directly affected thereby; provided, however, only the written consent of the Requisite Lenders shall be required for the waiver of interest payable at the Post-Default Rate, retraction of the imposition of interest at the Post-Default Rate and amendment of the definition of “Post-Default Rate”;

(iii)       reduce the amount of any Fees payable to a Lender without the written consent of such Lender;

(iv)       modify the definition of “Termination Date”, or otherwise postpone any date fixed for, or forgive, any payment of principal of, or interest on, any Loans or for the payment of any other Obligations owing to the Lenders, in each case, without the written consent of each Lender;

(v)       modify the definition of “Credit Percentage” or amend or otherwise modify the provisions of Section 3.2. without the written consent of each Lender;

(vi)       amend this Section or amend any of the other definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section without the written consent of each Lender;

(vii)       modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof without the written consent of each Lender;

(viii)       release any Guarantor from its obligations under the Guaranty except as contemplated by Section 7.13.(b) without the written consent of each Lender;

(ix)       waive a Default or Event of Default under Section 10.1.(a) without the written consent of each Lender; or

(x)       amend, or waive the Borrower’s compliance with, Section 2.14. without the written consent of each Lender.

(c)       Amendment of Administrative Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the commitment or Loans of a Defaulting Lender may not be increased, reinstated or extended without the written consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the written consent of such Defaulting Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

(d)       Technical Amendments. Notwithstanding anything to the contrary in this Section 12.6., if the Administrative Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or an inconsistency between provisions of this Agreement, the Administrative Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interests of the Lenders. Any such amendment shall become effective without any further action or consent of any of other party to this Agreement and the Administrative Agent will provide a copy of such amendment to the Lenders.

Section 12.7. Nonliability of Administrative Agent and Lenders.

The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent and the Collateral Agent, on the other hand, shall be solely that of borrower and lender. None of the Administrative Agent , the Collateral Agent or any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent , the Collateral Agent or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party. None of the Administrative Agent , the Collateral Agent or any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

Section 12.8. Confidentiality.

Except as otherwise provided by Applicable Law, the Administrative Agent and each Lender shall maintain the confidentiality of all Information (as defined below) in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to its Affiliates and to its and its Affiliates’ respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or proposed assignee, Participant or other transferee in connection with a potential transfer of any Loan or participation therein as permitted hereunder, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations; (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings, or as otherwise required by Applicable Law; (d) to the Administrative Agent’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) in connection with the exercise of any remedies under any Loan Document (or any Specified Derivatives Contract) or any action or proceeding relating to any Loan Document (or any such Specified Derivatives Contract) or the enforcement of rights hereunder or thereunder; (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section actually known by the Administrative Agent or such Lender to be a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any Affiliate of the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate of the Borrower; (g) to the extent requested by, or required to be disclosed to, any nationally recognized rating agency or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) having or purporting to have jurisdiction over it; (h) to bank trade publications, such information to consist of deal terms and other information customarily found in such publications; (i) to any other party hereto; (j) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loan Documents; (k) for purposes of establishing a “due diligence” defense; and (l) with the consent of the Borrower. Notwithstanding the foregoing, the Administrative Agent and each Lender may disclose any such confidential information, without notice to the Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Administrative Agent or such Lender or in accordance with the regulatory compliance policy of the Administrative Agent or such Lender. As used in this Section, the term “Information” means all information received from the Borrower, any other Loan Party, any other Subsidiary or Affiliate relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower, any other Loan Party, any other Subsidiary or any Affiliate, provided that, in the case of any such information received from the Borrower, any other Loan Party, any other Subsidiary or any Affiliate after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. None of the Administrative Agent, the Lenders or any of their respective Related Parties shall be liable to the Borrower or any other Loan Party for any damages arising from the use by others of Information or other materials obtained by electronic transmission, except to the extent resulting from the gross negligence or willful misconduct of such Person, as determined by a court of competent jurisdiction in a final, non-appealable judgment.

Section 12.9. Indemnification.

(a)       The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Lenders, all of the Affiliates of each of the Administrative Agent , the Collateral Agent, any of the Lead Arrangers or any of the Lenders, and their respective Related Parties (each referred to herein as an “Indemnified Party”) from and against any and all of the following (collectively, the “Indemnified Costs”): losses, costs, claims, penalties, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding Indemnified Costs indemnification in respect of which is specifically covered by Section 3.10. or 4.1. or expressly excluded from the coverage of such Sections) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby or the Collateral; (ii) the making of any Loans hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans; (iv) the Administrative Agent’s or any Lender’s entering into this Agreement; (v) the fact that the Administrative Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Administrative Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower and the Subsidiaries; (vii) the fact that the Administrative Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower and the Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Administrative Agent , the Collateral Agent, the Lead Arrangers or the Lenders may have under this Agreement or the other Loan Documents; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this clause (viii) to the extent arising from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment; (ix) any civil penalty or fine assessed by the OFAC against, and all costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Administrative Agent , the Collateral Agent, any Lead Arranger or any Lender as a result of conduct of the Borrower, any other Loan Party or any other Subsidiary that violates a sanction administered or enforced by the OFAC; or (x) any violation or non-compliance by the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Administrative Agent and/or the Collateral Agent and/or the Lead Arrangers and/or the Lenders as successors to the Borrower) to be in compliance with such Environmental Laws.

(b)       The Borrower’s indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all Indemnified Costs of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority.

(c)       This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower and/or any Subsidiary.

(d)       All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

(e)       An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all Indemnified Costs incurred by such Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that if (i) the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, an Indemnified Party may settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower where (x) no monetary relief is sought against such Indemnified Party in such Indemnity Proceeding or (y) there is an allegation of a violation of law by such Indemnified Party.

(f)       If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(g)       The Borrower’s obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Pari Passu Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party.

References in this Section to “Lender” or “Lenders” shall be deemed to include such Persons (and their Affiliates) in their capacity as Specified Derivatives Providers.

Section 12.10. Termination; Survival.

This Agreement shall terminate at such time as all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full. The indemnities to which the Administrative Agent , the Collateral Agent and the Lenders are entitled under the provisions of Sections 3.10., 4.1., 4.4., 11.6., 12.2. and 12.9. and any other provision of this Agreement and the other Loan Documents, and the provisions of Sections 12.4. and 12.12., shall continue in full force and effect and shall protect the Administrative Agent , the Collateral Agent and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) in the case of the Administrative Agent and any Lender, at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

Section 12.11. Severability of Provisions.

If any provision of this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as though the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.

Section 12.12. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 12.13. Counterparts.

To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means). It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.

Section 12.14. Obligations with Respect to Loan Parties.

The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Loan Parties.

Section 12.15. Independence of Covenants.

All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 12.16. Limitation of Liability.

None of the Administrative Agent, the Collateral Agent, any Lender or any of their respective Related Parties shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents or the Fee Letter, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Administrative Agent, the Collateral Agent, any Lender or any of their respective Related Parties for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents, the Fee Letter, or any of the transactions contemplated by this Agreement or financed hereby.

Section 12.17. Entire Agreement.

This Agreement, the Notes, the Intercreditor Agreement, the other Loan Documents and the Fee Letter embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. To the extent any term of this Agreement is inconsistent with a term of any other Loan Document to which the parties of this Agreement are party, the term of this Agreement shall control to the extent of such inconsistency; provided, however, that in the case of any inconsistency between any term of the Intercreditor Agreement, on the one hand, and any term of this Agreement or any other Loan Document, on the other hand, the term of the Intercreditor Agreement shall control to the extent of such inconsistency. There are no oral agreements among the parties hereto.

Section 12.18. Construction.

The Administrative Agent, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Administrative Agent, the Borrower and each Lender.

Section 12.19. Headings.

The paragraph and section headings in this Agreement are provided for convenience of reference only and shall not affect its construction or interpretation.

Section 12.20. LIABILITY OF TRUSTEES, ETC.

THE PARTIES HERETO ACKNOWLEDGE AND AGREE AS FOLLOWS:

THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING THE BORROWER, DATED SEPTEMBER 20, 1999, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE “DECLARATION”), IS DULY FILED IN THE OFFICE OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT THE NAME “SENIOR HOUSING PROPERTIES TRUST” REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE BORROWER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE BORROWER. ALL PERSONS DEALING WITH THE BORROWER, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE BORROWER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION. THE PROVISIONS OF THIS SECTION SHALL NOT LIMIT ANY OBLIGATIONS OF ANY LOAN PARTY OTHER THAN THE BORROWER.

Section 12.21. Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)       the effects of any Bail-In Action on any such liability, including, if applicable:

(i)       a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 12.22. Effect on Existing Term Loan Agreement.

(a)       Existing Term Loan Agreement. Upon satisfaction of the conditions precedent set forth in Article V., this Agreement shall exclusively control and govern the mutual rights and obligations of the parties hereto with respect to the Existing Term Loan Agreement, and the Existing Term Loan Agreement shall be superseded by this Agreement in all respects, in each case, on a prospective basis only.

(b)       NO NOVATION. THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT SOLELY TO AMEND AND RESTATE THE TERMS OF, AND THE OBLIGATIONS OWING UNDER AND IN CONNECTION WITH, THE EXISTING TERM LOAN AGREEMENT PURSUANT TO THE TERMS AND PROVISIONS OF THIS AGREEMENT. THE PARTIES DO NOT INTEND THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER UNDER OR IN CONNECTION WITH THE EXISTING TERM LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE EXISTING TERM LOAN AGREEMENT).

Section 12.23. Acknowledgement Regarding Any Supported QFCs.

(a)       To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Derivatives Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(b)       In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(c)       As used in this Section 12.23, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 12.24. Stamp, Intangible and Recording Taxes.

The Borrower will pay or cause to be paid any and all stamp, excise, intangible, registration, recordation and similar taxes, fees or charges and shall indemnify the Administrative Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents, the amendment, supplement, modification or waiver of or consent under this Agreement, the Notes or any of the other Loan Documents or the perfection of any rights or Liens under this Agreement, the Notes or any of the other Loan Documents.

Section 12.25. Intercreditor Agreement.

REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENT. EACH LENDER HEREUNDER AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT ON BEHALF OF SUCH LENDER OR ISSUING BANK. THE PROVISIONS OF THIS SECTION 12.25 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT. In the case of any conflict or inconsistency between the Intercreditor Agreement and any Loan Document, the terms of the Intercreditor Agreement shall govern and control.

[Signatures on Following Pages]

SCHEDULE I

Loans

Lender	Loan Amount
Wells Fargo Bank, National Association	$80,000,000
PNC Bank, National Association	$55,000,000
Mizuho Bank (USA)	$25,000,000
Taiwan Cooperative Bank, Seattle Branch	$15,000,000
U.S. Bank National Association	$10,000,000
First Commercial Bank, Ltd. New York Branch	$10,000,000
~~Citibank, N.A.~~First Horizon Bank	$5,000,000
~~Royal Bank of Canada~~	~~$5,000,000~~
~~First Tennessee Bank, National Association~~	~~$5,000,000~~
TOTAL	$200,000,000

ANNEX I

COLLATERAL PROPERTY DILIGENCE

1.        An executive summary of the Property including the following information relating to such Property: (a) a description of such Property, and (b) the current projected capital plans and, if applicable, current renovation plans for such Property;

2.        An operating statement for such Property audited or certified by a representative of the Borrower as being true and correct in all material respects and prepared in accordance with GAAP for the previous three (3) fiscal years; provided that, with respect to any period during which such Property was owned by a Subsidiary of the Borrower for less than three (3) years, such information shall only be required to be delivered to the extent reasonably available to the Borrower and such certification may be based upon the best of the Borrower’s knowledge; provided, further, that if such Property has been operating for less than three (3) years, the Borrower shall provide such projections and other information concerning the anticipated operation of such Property as the Administrative Agent may reasonably request;

3.        All Security Documents for such Property;

4.        Copies of all documents of record reflected in Schedule A and Schedule B of the commitment or preliminary report for the applicable Title Policy and a copy of the most recent real estate tax bill and notice of assessment;

5.        A Title Policy for such Property insuring the Lien of the applicable Security Instrument;

6.        An opinion of counsel in the jurisdiction in which such Property is located;

7.        A survey of such Property certified by a surveyor licensed in the applicable jurisdiction to have been prepared in accordance with the then effective Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys;

8.        Receipt of a completed standard flood hazard determination for such Property and if such Property is located in a FEMA-designated special flood hazard area, evidence of the Borrower’s receipt of required notices and adequate flood insurance;

9.        An Appraisal of such Property addressed to the Collateral Agent or on which the Collateral Agent and the Lenders are expressly permitted to rely pursuant to a reliance letter addressed to the Collateral Agent and the Lenders;

10.        A “Phase I” environmental assessment of such Property, which report (a) has been prepared by an environmental engineering firm acceptable to the Administrative Agent and (b) complies with the requirements contained in the Administrative Agent’s guidelines adopted from time to time by the Administrative Agent to be used in its lending practice generally and any other environmental assessments or other reports relating to such Property, including, without limitation, any “Phase II” environmental assessment prepared or recommended by such environmental engineering firm to be prepared for such Property;

11.        A property condition report for such Property prepared by a firm or firms acceptable to the Administrative Agent;

12.        To the extent requested by the Administrative Agent in its reasonable discretion, seismic reports and such other reports as are usual and customary for secured real estate loans or similar properties in the jurisdiction in which the Property is located, in each case, commissioned by the Collateral Agent in the name of the Collateral Agent, its successors and assigns;

13.        If available, final certificates of occupancy and any other Governmental Approvals relating to such Property;

14.        A property zoning report indicating that such Property complies with applicable zoning and land use laws;

15.        Copies of (a) all Material Contracts relating to the use, occupancy, operation, maintenance, enjoyment or ownership of such Property, if any, (b) all Leases with respect to such Property as requested by the Administrative Agent, and (c) any other franchises, leases or material operating agreements with respect to such Property;

16.        UCC, tax, judgment, litigation, bankruptcy and lien search reports with respect to such Property and the Guarantor owning such Property in all necessary or appropriate jurisdictions indicating that there are no Liens of record on such Property other than Permitted Liens described in clauses (c), (g), (i) and (j) of the definition of that term;

17.        Copies of any applicable ground leases and estoppels from ground lessors for such Property as requested by Administrative Agent;

18.        Inspection of such Property by the Administrative Agent and any Lender and their respective engineers and consultants as the Administrative Agent or any such Lender may require;

19.        Execution and delivery of any state specific documents or waivers required and/or customary in connection with the execution of any Security Instrument, including, but not limited to, anti-coercion statements, disclosure of confession of judgments, tax affidavits, recording tax orders or other similar documents;

20.        Copies of all policies of insurance required by Section 7.5. including, without limitation, such evidence of flood insurance coverage (including contents coverage, as applicable) as the Administrative Agent shall require;

21.        Evidence satisfactory to the Administrative Agent that the Borrower has taken all actions required under the Flood Laws and/or requested by the Administrative Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to such Collateral Property; and

22.        Such other documents, instruments, comfort letters, estoppels, subordination, nondisturbance and attornment agreements, consents, and other agreements and information reasonably deemed necessary by the Administrative Agent (including any supplements to the Schedules hereto with respect to such Property reasonably acceptable to the Administrative Agent).

EXHIBIT B

Form of Intercreditor Agreement

[To be attached]

EXECUTION VERSION

COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

dated as of January 29, 2021

among

DIVERSIFIED HEALTHCARE TRUST,

THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO,

EACH CREDIT AGREEMENT REPRESENTATIVE
from time to time a party hereto,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

-i-

6.14	No Liability for Clean Up of Hazardous Materials	20
SECTION 7. Resignation of the Collateral Agent		20
7.1	Resignation of Collateral Agent	20
7.2	Appointment of Successor Collateral Agent	20
7.3	Succession	21
7.4	Merger, Conversion or Consolidation of Collateral Agent	21
SECTION 8. Miscellaneous Provisions		21
8.1	Amendment	21
8.2	Voting	23
8.3	Certain Bankruptcy Provisions.	23
8.4	Successors and Assigns	24
8.5	Delay and Waiver	24
8.6	Notices	24
8.7	Termination of Certain Term Loan Rights.	26
8.8	Entire Agreement	26
8.9	Payment of Expenses and Taxes; Indemnification	26
8.10	No Set Off	28
8.11	Severability	28
8.12	Headings	28
8.13	Obligations Secured	28
8.14	Governing Law	29
8.15	Litigation; Jurisdiction; Other Matters; Waivers	29
8.16	Counterparts	30
8.17	Effectiveness	30
8.18	Additional Grantors	30
8.19	Continuing Nature of this Agreement	30
8.20	Insolvency	31
8.21	Rights and Immunities of Credit Agreement Representatives	31
8.22	U.S.A. Patriot Act	31
8.23	Legend.	31
8.24	Force Majeure	31
8.25	Benefit of the Holders.	31
8.26	Reliance by the Grantors	32

EXHIBIT

Exhibit A -- Form of Joinder

-ii-

This COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT (this “Agreement”), dated as of January 29, 2021, is by and among DIVERSIFIED HEALTHCARE TRUST, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), the other Grantors from time to time party hereto, each Credit Agreement Representative (as defined below) party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as collateral agent to the extent and in the manner provided herein (in such capacity and together with its successors in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, the Borrower has entered into the (i) Amended and Restated Credit Agreement, dated as of August 1, 2017 (as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of June 30, 2020, and by the Second Amendment to Amended and Restated Credit Agreement, dated as of the date hereof (the “Second Amendment to Revolving Credit Agreement”), and as further amended, restated, supplemented or otherwise modified from time to time in compliance with this Agreement, the “Revolving Credit Agreement”), by and among the Borrower, the lenders from time to time party thereto (collectively, the “Revolving Lenders”), and Wells Fargo, as administrative agent thereunder (in such capacity and together with its successors and assigns in such capacity, the “Revolving Administrative Agent”), and (ii) Amended and Restated Term Loan Agreement, dated as of August 1, 2017 (as amended by the First Amendment to Amended and Restated Term Loan Agreement, dated as of June 30, 2020, and by the Second Amendment to Amended and Restated Term Loan Agreement, dated as of the date hereof (the “Second Amendment to Term Loan Agreement”, and together with the Second Amendment to Revolving Credit Agreement, each a “Second Amendment” and, collectively, the “Second Amendments”), and as further amended, restated, supplemented or otherwise modified from time to time in compliance with this Agreement, the “Term Loan Agreement”, and together with the Revolving Credit Agreement, each a “Credit Agreement” and, collectively, the “Credit Agreements”), by and among the Borrower, the lenders from time to time party thereto (collectively, the “Term Lenders”), and Wells Fargo, as administrative agent thereunder (in such capacity and together with its successors and assigns in such capacity, the “Term Loan Administrative Agent”);

WHEREAS, in order to provide collateral for the Pari Passu Guaranteed Obligations (as hereinafter defined), the Borrower and/or certain Subsidiaries thereof, as applicable, will enter into (i) a Pledge Agreement, among the Grantors named therein and Wells Fargo as Collateral Agent thereunder (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), (ii) mortgages, deeds of trust, deeds to secure debt, or equivalent instruments executed by a Subsidiary of the Borrower in favor of the Collateral Agent for the benefit of the Secured Parties (each such instrument, as amended, restated, supplemented or otherwise modified from time to time, a “Security Instrument”), and (iii) each other Credit Agreement Security Document (as hereinafter defined), to permit the Secured Parties (as hereinafter defined) to share Equally and Ratably in the Collateral (as hereinafter defined);

WHEREAS, the Collateral Agent has agreed to act on behalf of all Secured Parties with respect to the Collateral and is entering into this Agreement to, among other things, define the rights, duties, authority and responsibilities of the Collateral Agent and the relationship among the Secured Parties regarding their interests in the Collateral.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

SECTION 1.

Definitions; Principles of Construction

1.1               Defined Terms. Capitalized terms used but not defined in this Agreement will have the meanings assigned to them in the Revolving Credit Agreement or the Term Loan Agreement, as applicable. The following terms will have the following meanings:

“Act of Specified Lenders” means, as to any matter, a direction in writing delivered to the Collateral Agent by or with the written consent of the holders of Pari Passu Guaranteed Obligations representing the Specified Lenders. For purposes of this definition, votes will be determined in accordance with the provisions of Section 8.2.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agreement” has the meaning set forth in the preamble.

“Bankruptcy Case” has the meaning assigned to such term in Section 8.3(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Borrower” has the meaning set forth in the preamble.

“Business Day” means any day (other than a Saturday, Sunday or legal holiday) on which banks in New York, New York, are open for the conduct of their commercial banking business.

“Capitalized Lease Obligations” means obligations under a lease (to pay rent or other amounts under any lease or other arrangement conveying the right to use) that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.

“Collateral” means any real or personal property directly or indirectly securing any of the Pari Passu Guaranteed Obligations or any other obligation of a Person under or in respect of any Credit Agreement Document and includes, without limitation, all Pledged Interests (as defined in the Pledge Agreement), all “Property,” “Improvements,” and “Collateral” (or other similar term) under and as defined in each Security Instrument, all “Management Agreements” (or other similar term) as defined in any Property Management Contract Assignment (as defined in each Credit Agreement), and all other property subject to a Lien created by a Credit Agreement Security Document (other than cash collateral in support of Letters of Credit as defined and issued under the Revolving Credit Agreement).

“Collateral Agent” has the meaning set forth in the preamble.

“Common Collateral” means all Collateral in which Liens have been granted to secure all of the Pari Passu Guaranteed Obligations.

“Credit Agreements” or “Credit Agreement” has the meaning set forth in the Recitals to this Agreement.

“Credit Agreement Documents” means, collectively, each Credit Agreement, each other “Loan Document” as defined in each Credit Agreement, any Credit Agreement Security Document, and each of the other agreements, documents and instruments providing for or evidencing any Pari Passu Obligations, and any other document or instrument executed or delivered at any time in connection with any Pari Passu Obligations, including this Agreement and any joinders hereto, in each case as each may be amended, restated, supplemented, or modified, from time to time in accordance with the terms hereof.

“Credit Agreement Representative” means (i) in the case of the Revolving Credit Agreement, the Revolving Administrative Agent, or (ii) in the case of the Term Loan Agreement, the Term Loan Administrative Agent.

“Credit Agreement Security Documents” means this Agreement, the Pledge Agreement, each Security Instrument, and all other security agreements, pledge agreements, collateral assignments, Property Management Contract Assignments (as defined in each Credit Agreement), mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by the Borrower or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, for the benefit of any Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 8.1.

“Directing Credit Agreement Representative” means, any Credit Agreement Representative; provided, that the “Directing Credit Agreement Representative” may, but shall not be required to, await direction by an Act of Specified Lenders and will act, or decline to act, as directed by an Act of Specified Lenders, in respect of any act that requires the direction of the “Directing Credit Agreement Representative.”

“Discharge of Credit Agreement Obligations” means the occurrence of all of the following:

(1)       payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Credit Agreement Documents and constituting Pari Passu Guaranteed Obligations;

(2)       payment in full in cash of all other Pari Passu Guaranteed Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

(3)       termination or expiration of all commitments, if any, to extend credit that would constitute Pari Passu Guaranteed Obligations; and

(4)       termination or cash collateralization (in an amount and manner reasonably satisfactory to the Collateral Agent of the aggregate un-drawn face amount) of all Letters of Credit as defined and issued under the Revolving Credit Agreement and constituting Pari Passu Guaranteed Obligations.

“Equally and Ratably” means, in reference to sharing of Liens granted for the benefit of the Secured Parties or proceeds thereof as between holders of Pari Passu Guaranteed Obligations, that such Liens or proceeds will be allocated and distributed to the applicable Credit Agreement Representative for each outstanding Series of Credit Agreement Debt for the account of the holders of such Series of Credit Agreement Debt ratably in proportion to the Pari Passu Guaranteed Obligations under each outstanding Series of Credit Agreement Debt (in accordance with Section 3.5(b)) when the allocation or distribution is made (it being expressly understood and agreed that, for purposes of determining “equally and ratably,” there shall be no double counting of the face amount of any Letter of Credit or any Reimbursement Obligation (each as defined in the Revolving Credit Agreement) arising from a drawing thereunder, on the one hand, and any Revolving Loans or commitments to fund Revolving Loans to acquire a participating interest in any Letter of Credit or Reimbursement Obligation thereunder, on the other hand).

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination.

“Grantors” means the Borrower and each of the Guarantors or other Subsidiaries that have executed and delivered, or may from time to time hereafter execute and deliver, a Credit Agreement Security Document as a “grantor” or “pledgor” (or the equivalent thereof).

“Guarantors” means “Guarantors” as defined in each Credit Agreement.

“Impairment” has the meaning set forth in Section 3.5(e).

“Indebtedness” shall mean the “Obligations” as defined in each Credit Agreement.

“Insolvency or Liquidation Proceeding” means:

(1)       any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Borrower or any Guarantor;

(2)       any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Borrower or any Guarantor or with respect to a material portion of their respective assets;

(3)       any liquidation, dissolution, reorganization or winding up of the Borrower or any Guarantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(4)       any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Borrower or any Guarantor.

“Intervening Creditor” has the meaning set forth in Section 3.5(e).

“Joinder” means an agreement substantially in the form of Exhibit A.

“Lenders” means, collectively, the Revolving Lenders and the Term Lenders.

“Lien” means, as applied to the property of any Person: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, hypothecation, assignment, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (i) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the UCC or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by the Credit Agreement Documents in a transaction not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Officer’s Certificate” means a certificate of a Responsible Officer of the Borrower.

“Pari Passu Guaranteed Obligations” means all “Guaranteed Obligations” as defined in the Revolving Credit Agreement and all “Guaranteed Obligations” as defined in the Term Loan Agreement.

“Pari Passu Obligations” means all “Obligations” as defined in the Revolving Credit Agreement and all “Obligations” as defined in the Term Loan Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledge Agreement” has the meaning set forth in the Recitals to this Agreement.

“Responsible Officer” has the meaning set forth in each Credit Agreement as of the date hereof.

“Revolving Administrative Agent” has the meaning set forth in the Recitals to this Agreement.

“Revolving Credit Agreement” has the meaning set forth in the Recitals to this Agreement.

“Revolving Lenders” has the meaning set forth in the Recitals to this Agreement.

“Revolving Loans” has the meaning given to the defined term “Loans” in the Revolving Credit Agreement.

“Secured Debt Default” means, with respect to any Series of Credit Agreement Debt, any event or condition which, under the terms of any Credit Agreement Document, causes, or permits holders of Pari Passu Guaranteed Obligations outstanding thereunder to cause, the Pari Passu Guaranteed Obligations outstanding thereunder to become immediately (after giving effect to the requisite notices and expiration of all applicable grace periods) due and payable. For the avoidance of doubt, an “Event of Default” (or any other defined term having a similar purpose) (as defined in any Credit Agreement) shall, in each case, constitute a Secured Debt Default with respect to the Series of Credit Agreement Debt evidenced by each other Credit Agreement.

“Secured Debt Termination Date” means the date on which the Discharge of Credit Agreement Obligations occurs.

“Secured Parties” means, collectively, each holder of Pari Passu Guaranteed Obligations and each Credit Agreement Representative.

“Security Instrument” has the meaning set forth in the Recitals to this Agreement.

“Series of Credit Agreement Debt” means, severally, (i) Indebtedness under the Revolving Credit Agreement, and (ii) Indebtedness under the Term Loan Agreement. For the avoidance of doubt, in no circumstance shall Specified Derivatives Obligations (as defined in each Credit Agreement) constitute a separate and distinct Series of Credit Agreement Debt.

“Specified Lenders” means, at any time, collectively, “Requisite Lenders” as defined in the Revolving Credit Agreement and “Requisite Lenders” as defined in the Term Loan Agreement. For purposes of this definition, votes will be determined in accordance with the provisions of Section 8.2.

“Term Lenders” has the meaning set forth in the Recitals to this Agreement.

“Term Loan Administrative Agent” has the meaning set forth in the Recitals to this Agreement.

“Term Loan Agreement” has the meaning set forth in the Recitals to this Agreement.

“Term Loans” has the meaning given to the defined term “Loans” in the Term Loan Agreement

“Triggering Event” means a Secured Debt Default under any then effective Credit Agreement Document.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

“Wells Fargo” has the meaning set forth in the preamble.

1.2               Rules of Interpretation.

(a)                All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

(b)                Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time, in each case, in accordance with the terms of this Agreement.

(c)                The use in this Agreement or any of the other Credit Agreement Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(d)                References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.

(e)                This Agreement and the other Credit Agreement Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Credit Agreement Security Documents.

SECTION 2.

The Liens

2.1               Collateral Shared Equally and Ratably. The parties to this Agreement agree that except as expressly set forth in Section 3.5, the payment and satisfaction of all of the Pari Passu Guaranteed Obligations will be secured Equally and Ratably by the Liens established in favor of the Collateral Agent for the benefit of the Secured Parties.

2.2               No New Liens.

(a)                So long as the Discharge of Credit Agreement Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, the parties hereto agree that the Borrower shall not, and shall not permit any other Grantor to grant or permit any additional Liens on any asset or property (other than cash collateral in support of Letters of Credit as defined and issued under the Revolving Credit Agreement) to secure any Pari Passu Guaranteed Obligations unless it has granted or concurrently grants an equal and ratable Lien on such asset or property to secure all Pari Passu Guaranteed Obligations.

(b)                If, notwithstanding the provisions of Section 2.2(a) above, any Secured Party acquires any Liens over any asset or property of the Borrower or any other Grantor that is not part of the Common Collateral (other than cash collateral in support of Letters of Credit as defined and issued under the Revolving Credit Agreement), such Secured Party will forthwith deliver and assign such Liens to the Collateral Agent, or be deemed to hold such Liens, for the account of all of the Secured Parties (Equally and Ratably) and in any event, proceeds of such Collateral shall be applied in accordance with Section 3.5(a) or (b), as applicable.

SECTION 3.

Obligations and Powers of Collateral Agent

3.1               Transfer of the Collateral Agent; Restatement of Appointment. Each holder of Pari Passu Guaranteed Obligations, acting through its Credit Agreement Representative, hereby irrevocably appoints Wells Fargo to serve as Collateral Agent hereunder and under the Credit Agreement Security Documents on the terms and conditions set forth herein and the other Credit Agreement Security Documents and authorizes said Collateral Agent to take such action and exercise such powers under this Agreement and/or any Credit Agreement Security Document that are specifically delegated to the Collateral Agent by the terms hereof or thereof and the Collateral Agent hereby accepts such appointment.

3.2               Undertaking of the Collateral Agent.

(a)                Subject to, and in accordance with, this Agreement and the other Credit Agreement Security Documents, the Collateral Agent will, for the benefit solely and exclusively of the present and future Secured Parties, subject to the terms hereof (including clause (c) of this Section 3.2 and Section  3.4):

(1)                accept, enter into, hold, maintain, administer and enforce all Credit Agreement Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Credit Agreement Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Credit Agreement Security Documents;

(2)                take all lawful and commercially reasonable actions permitted under the Credit Agreement Security Documents, at the written direction of the Directing Credit Agreement Representative, to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(3)                deliver and receive notices pursuant to the Credit Agreement Security Documents;

(4)                at the direction of an Act of Specified Lenders, sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Credit Agreement Security Documents and its other interests, rights, powers and remedies;

(5)                remit as provided in Section 3.5 all cash proceeds received by the Collateral Agent from the collection, foreclosure or enforcement of its interest in the Collateral under the Credit Agreement Security Documents or any of its other interests, rights, powers or remedies;

(6)                execute and deliver amendments to the Credit Agreement Security Documents as from time to time directed by the Directing Credit Agreement Representative pursuant to Section 8.1;

(7)                at the direction of each Credit Agreement Representative, approve or consent to any amendments, adjustments or other modifications to the Approved Budget (as defined in the Credit Agreements); and

(8)                at the direction of the Directing Credit Agreement Representative, release any Lien granted to it by any Credit Agreement Security Document upon any Collateral if and as required by Section 4.1.

(b)                Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Agent set forth in Section 3.2(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Agent.

(c)                Notwithstanding anything to the contrary contained in this Agreement, the Collateral Agent will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Pari Passu Guaranteed Obligations) unless (i) the exercise of such remedy or action shall then be permitted under the underlying Credit Agreement Security Document and (ii) it shall have been directed by written notice of an Act of Specified Lenders and then only in accordance with the provisions of this Agreement and the other Credit Agreement Security Documents.

If the Collateral Agent shall not have received appropriate written instruction within ten (10) Business Days of a request therefor from such holders (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the Secured Parties under the Credit Agreement Security Documents and the Collateral Agent will have no liability to any Person for such action or inaction. Notwithstanding the foregoing, each holder of Pari Passu Guaranteed Obligations, acting through its Credit Agreement Representative, hereby irrevocably appoints and authorizes the Collateral Agent to take such action as contractual representative on such holder’s behalf and to exercise such powers under this Agreement and the other Credit Agreement Documents as are specifically delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Nothing herein shall be construed to deem the Collateral Agent a trustee or fiduciary for any Secured Party or to impose on the Collateral Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Agent”, “Collateral Agent”, “agent” and similar terms in the Credit Agreement Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. As to any matters not expressly provided for by the Credit Agreement Documents (including, without limitation, enforcement or collection of any of the Pari Passu Guaranteed Obligations), the Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Specified Lenders (or all of the Secured Parties if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Secured Parties; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Collateral Agent shall not be required to take any action which exposes the Collateral Agent to personal liability or which is contrary to this Agreement or any other Credit Agreement Document or applicable law.

3.3               Release or Subordination of Liens. The Collateral Agent will not release or subordinate any Lien of the Collateral Agent pursuant to the Credit Agreement Security Documents or consent to the release or subordination of any Lien of the Collateral Agent pursuant to the Credit Agreement Security Documents, or permit any Lien of the Collateral Agent pursuant to the Credit Agreement Security Documents to secure any obligation other than the Pari Passu Guaranteed Obligations (as they exist as of the date hereof and expressly excluding any refinancing thereof, any increase of the Commitments (as defined in the Revolving Credit Agreement) and any increase of the outstanding principal amount of the Term Loans), except:

~~(a)~~(a) as directed by a written consent of all Lenders accompanied by an Officer’s Certificate to the effect that the release or subordination was permitted by each applicable Credit Agreement Document;

~~(b)~~(b) as required by Section 4.1;

~~(c)~~(c) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction; or

~~(d)~~(d) in connection with any foreclosure or exercise of rights and remedies pursuant to Section 3.4.

3.4               Enforcement of Liens. If the Collateral Agent at any time receives written notice from the Directing Credit Agreement Representative that any Triggering Event has occurred entitling the Collateral Agent to foreclose upon, collect or otherwise enforce its Liens on the Collateral under any Credit Agreement Security Document, the Collateral Agent will promptly deliver written notice thereof to each Credit Agreement Representative. Thereafter, the Collateral Agent may await written direction by an Act of Specified Lenders and will act, or decline to act, as directed by an Act of Specified Lenders, in the exercise and enforcement of the Collateral Agent’s interests, rights, powers and remedies in respect of the Collateral or under the Credit Agreement Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Agent will act, or decline to act, with respect to the manner of such exercise of remedies as directed in writing by an Act of Specified Lenders. Subsequent to the Collateral Agent delivering written notice to each Credit Agreement Representative that any Triggering Event has occurred entitling the Collateral Agent to foreclose upon, collect or otherwise enforce its Liens on the Collateral, then, unless it has been directed in writing to the contrary by an Act of Specified Lenders, the Collateral Agent in any event may at the written direction of the Directing Credit Agreement Representative (but will not be obligated to) take all lawful and commercially reasonable actions permitted under the Credit Agreement Security Documents to protect or preserve its interest in the Collateral subject thereto and the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Credit Agreement Security Documents. Notwithstanding anything to the contrary contained in this Agreement and without limiting the rights of the Specified Lenders to act as provided above, at any time while a payment default has occurred and is continuing with respect to any Series of Credit Agreement Debt following the final maturity thereof or the acceleration by the holders of such Series of Credit Agreement Debt of the maturity of all then outstanding Pari Passu Guaranteed Obligations in respect thereof, and in either case after the passage of a period of 180 days (the “Non-controlling Credit Agreement Secured Parties’ Standstill Period”) from the date of delivery of a notice of same in writing (and requesting that enforcement action be taken with respect to the Common Collateral) to the Collateral Agent and each other Credit Agreement Representative and so long as the respective payment default shall not have been cured or waived (or the respective acceleration rescinded), the Requisite Lenders (as defined in the applicable Credit Agreement) in respect of such Series of Credit Agreement Debt may exercise their rights and remedies in respect of Common Collateral under the respective Credit Agreement Security Documents; provided further, however, that, notwithstanding the foregoing, in no event shall any holder of such Series of Credit Agreement Debt exercise or continue to exercise (or be permitted to direct the Collateral Agent to exercise or continue to exercise) any such rights or remedies if, notwithstanding the expiration of the Non-controlling Credit Agreement Secured Parties’ Standstill Period, (i) the Collateral Agent, at the direction of the Directing Credit Agreement Representative (whether or not directed by an Act of the Specified Lenders) or the Specified Lenders, shall have commenced and be diligently pursuing the exercise of rights and remedies with respect to any of the Common Collateral (prompt notice of such exercise to be given to the Credit Agreement Representative of the holders of the relevant Series of Credit Agreement Debt) or (ii) an Insolvency or Liquidation Proceeding in respect of the respective Grantor shall have been commenced and be continuing.

3.5               Application of Proceeds.

(a)                So long as no Secured Debt Default exists, the Collateral Agent will make available to the applicable Credit Agreement Representative the proceeds of all Net Cash Proceeds (as defined in each Credit Agreement) delivered to the Collateral Agent in accordance with Section 2.7(b)(v)(B) of the Revolving Credit Agreement and Section 2.7(d)(iii) of the Term Loan Agreement.

(b)                If a Secured Debt Default exists, the Collateral Agent will apply the proceeds of any collection, sale, foreclosure or other realization upon all Collateral in the following order and priority (provided, however, that (i) any amounts due to any Lender or the Issuing Bank (as defined in the Revolving Credit Agreement) shall be made available to the applicable Credit Agreement Representative and (ii) the Collateral Agent shall have no obligation or responsibility hereunder in connection with the application of any amounts received by any Credit Agreement Representative or any other Secured Party):

(1)                (i) amounts due to the Revolving Administrative Agent, the Term Loan Administrative Agent, the Collateral Agent, the Issuing Banks (as defined in the Revolving Credit Agreement), the Revolving Lenders and the Term Lenders in respect of expenses due under Section 12.2 of each Credit Agreement or under this Agreement, as applicable, until paid in full, and then (ii) Fees (as defined in each Credit Agreement) and other amounts due to the Revolving Administrative Agent, the Term Loan Administrative Agent, the Collateral Agent, the Revolving Lenders and the Term Lenders pursuant to Sections 11.6. and 12.10. of the Revolving Credit Agreement or Sections 11.6. and 12.9. of the Term Loan Agreement, as applicable, in each case under the foregoing clauses (i) and (ii), in proportion to the respective amounts described in clause (i) or (ii), as applicable, payable to them;

(2)                amounts due to the Collateral Agent, the Revolving Administrative Agent, the Term Loan Administrative Agent, the Revolving Lenders and the Term Lenders in respect of Protective Advances (as defined in the Revolving Credit Agreement) in proportion to the respective amounts described in this clause (2) payable to them;

(3)                payments of interest on Swingline Loans (as defined in the Revolving Credit Agreement), ratably among the Swingline Lenders (as defined in the Revolving Credit Agreement) in proportion to the respective amounts described in this clause (3) payable to them;

(4)                payments of interest on all other Revolving Loans, Term Loans, and Reimbursement Obligations (as defined in the Revolving Credit Agreement) to be applied for the ratable benefit of (i) in the case of payments in respect of Loans and Reimbursement Obligations, the Revolving Lenders and the Issuing Banks (as defined in the Revolving Credit Agreement) and (ii) in the case of payments in respect of Term Loans, the Term Lenders, in each case under the foregoing clauses (i) and (ii), in proportion to the respective amounts described in this clause (4) payable to them;

(5)                payments of principal of Swingline Loans (as defined in the Revolving Credit Agreement), ratably among the Swingline Lenders (as defined in the Revolving Credit Agreement) in proportion to the respective amounts described in this clause (5) payable to them;

(6)                payments of principal of all other Loans, Term Loans, Reimbursement Obligations (as defined in the Revolving Credit Agreement) and other Letter of Credit Liabilities (as defined in the Revolving Credit Agreement), to be applied for the ratable benefit of (i) in the case of payments in respect of Loans, Reimbursement Obligations, and other Letter of Credit Liabilities, the Revolving Lenders and the Issuing Banks (as defined in the Revolving Credit Agreement), in such order and priority as the Revolving Lenders and the Issuing Banks may determine in their sole discretion, and (ii) in the case of payments in respect of Term Loans, the Term Lenders, in such order and priority as the Term Lenders may determine in their sole discretion, in each case under the foregoing clauses (i) and (ii), in proportion to the respective amounts described in this clause (6) payable to them; provided, however, that to the extent that any amounts available for distribution pursuant to this subsection are attributable to the issued but undrawn amount of an outstanding Letter of Credit (as defined in the Revolving Credit Agreement), such amounts shall be paid to the Revolving Administrative Agent for deposit into the Letter of Credit Collateral Account (as defined in the Revolving Credit Agreement);

(7)                payments of all other Pari Passu Obligations and other amounts due under any of the Credit Agreement Documents, to be applied for the ratable benefit of (i) in the case of payments of “Obligations” or any other amount due under the Revolving Credit Agreement, the Revolving Lenders and the Issuing Banks (as defined in the Revolving Credit Agreement), and (ii) in the case of payments of “Obligations” or any other amount due under the Term Loan Agreement, the Term Lenders, in each case under the foregoing clauses (i) and (ii), in proportion to the respective amounts described in this clause (7) payable to them; and

(8)                any amount remaining after application as provided above and after the Discharge of Credit Agreement Obligations shall have occurred shall be paid to the Borrower or whomever else may be legally entitled thereto, or as a court of competent jurisdiction may direct in a final, non-appealable judgment.

For purposes of this Section 3.5(b), “proceeds” of Collateral shall mean any and all cash, securities and other property or assets of any kind realized from collection, foreclosure or enforcement of the Collateral Agent’s Liens upon the Collateral (including distributions of Collateral in satisfaction of any Pari Passu Guaranteed Obligations).

(c)                This Section 3.5 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Pari Passu Obligations, each Credit Agreement Representative and the Collateral Agent. Nothing in this Section 3.5 is intended to negate or supersede any right of any Grantor to receive and apply any Net Cash Proceeds or other proceeds of Collateral as otherwise expressly permitted under any other Credit Agreement Document.

(d)                In connection with the application of proceeds pursuant to this Section 3.5, except as otherwise directed by an Act of Specified Lenders, the Collateral Agent may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(e)                Notwithstanding Sections 3.5(a) and (b) above, (x) in the event of any determination by a court of competent jurisdiction that the Pari Passu Obligations of any Series of Credit Agreement Debt are unenforceable under applicable law or are subordinated to any other obligation, (with respect to any Series of Credit Agreement Debt, an “Impairment” of such Pari Passu Obligations), the results of such Impairment shall be borne solely by the holders of such Series of Credit Agreement Debt affected by such Impairment, and the rights of the holders of such Series of Credit Agreement Debt (including, without limitation, the right to receive distributions in respect of such Pari Passu Obligations) set forth in this Section 3 shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of such Series of Credit Agreement Debt subject to such Impairment, and (y) with respect to any Collateral for which a third party (other than a holder of Pari Passu Guaranteed Obligations or Affiliates thereof) has a lien or security interest that is junior in priority to the security interest of the holder of any Series of Credit Agreement Debt but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of the holder of any other Series of Credit Agreement Debt (such third party, an “Intervening Creditor”), the value of any Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Collateral or proceeds to be distributed in respect of the Series of Credit Agreement Debt with respect to which such Intervening Creditor has a lien or security interest that is senior in priority. Prior to, in connection with, and as a condition to any modification of a holder’s rights as a result of an Impairment or with any allocation of Collateral to an Intervening Creditor, the Collateral Agent shall be entitled to request, receive and rely upon, and shall be protected in relying upon, an Act of Specified Lenders providing specific instructions, satisfactory in level of detail to the Collateral Agent, with regard to such modification or allocation.

(f)                 For the avoidance of doubt, each Secured Party agrees that it will not (and hereby waives any right to) claim or support any other Person in a claiming, or take any action which may bring about the Impairment of any Pari Passu Obligations or the rights of an Intervening Creditor, or any other claim or action which may otherwise impair the rights of any Secured Party pursuant to this Agreement.

(g)                If any Credit Agreement Representative or any other Secured Party collects or receives any proceeds of such foreclosure, collection, sale or other enforcement that should have been applied to the payment of the Pari Passu Obligations in accordance with Section 3.5(b) above, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, but such proceeds were not so applied, such Credit Agreement Representative or such other Secured Party, as the case may be, will forthwith deliver the same to the Collateral Agent, for the account of the Secured Parties, to be applied in accordance with Section 3.5(b) above, as applicable. Until so delivered, such proceeds will be held by that Credit Agreement Representative or such Secured Party, as the case may be, for the benefit of all Secured Parties.

(h)                It is acknowledged and agreed that the Pari Passu Obligations of any Series of Credit Agreement Debt may, subject to the terms of the applicable Credit Agreement and the other provisions of this Agreement, be extended, supplemented, or otherwise amended or modified from time to time (but not increased or refinanced), all without affecting the priorities set forth in Section 3.5(a) or (b) above or the other provisions of this Agreement defining the relative rights of the Secured Parties of any Series of Credit Agreement Debt.

3.6               Powers of the Collateral Agent.

(a)                The Collateral Agent is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Credit Agreement Security Documents and applicable law and in equity and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Specified Lenders.

(b)                No Credit Agreement Representative or holder of Pari Passu Guaranteed Obligations will have any liability whatsoever for any act or omission of the Collateral Agent.

3.7               Documents and Communications. The Collateral Agent will permit each Credit Agreement Representative and each holder of Pari Passu Guaranteed Obligations upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Credit Agreement Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Agent in its capacity as such.

3.8               For Sole and Exclusive Benefit of Holders of Pari Passu Guaranteed Obligations. The Collateral Agent will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Agent and all other property constituting Collateral solely and exclusively for the benefit of the present and future holders of Pari Passu Guaranteed Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.5.

SECTION 4.

Obligations Enforceable by the Borrower and the Other Grantors

4.1               Release of Liens on Collateral. The Collateral Agent shall release its Liens upon the Collateral upon the occurrence of any of the following:

(a)                in whole, upon the Secured Debt Termination Date; and

(b)                upon the written request of the Borrower and the applicable Grantor to the Collateral Agent, as to any Collateral to the extent that such release is permitted by the terms of all of the Credit Agreement Documents which then remain in effect, including, without limitation any such release permitted by Section 7.14(c) or 7.15(b) of each Credit Agreement; provided, that (i) the Borrower has delivered an Officer’s Certificate to the Collateral Agent certifying that any such release is permitted by all of the Credit Agreement Documents which then remain in effect, and (ii) if requested by the Collateral Agent of any Credit Agreement Representative, such Credit Agreement Representative has delivered a certificate to the Collateral Agent certifying that any such release is permitted by all of the applicable Credit Agreement Documents for which such Credit Agreement Representative acts; provided, however, that the failure or delay of such Credit Agreement Representative to provide such certificate shall not prohibit the Collateral Agent from releasing such Liens.

Notwithstanding the foregoing, at any time that any Grantor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing provisions of this Section 4.1, the Borrower and the respective Grantor shall deliver to the Collateral Agent a certificate signed by a Responsible Officer of the Borrower and such Grantor stating that the release of the respective Collateral is permitted pursuant to Section 4.1(a) or (b) , as the case may be. In determining whether any release of Collateral is permitted, the Collateral Agent shall be entitled to conclusively rely on any officer’s certificate furnished to it pursuant to the immediately preceding sentence. All actions taken pursuant to this Section 4.1 shall be at the sole cost and expense of the Borrower and the respective Grantor.

4.2               Agreements of the Collateral Agent and Credit Agreement Representatives.

(a)                In connection with any release of the Collateral Agent’s Lien on the Collateral pursuant to Section 4.1, the Collateral Agent shall (subject to compliance with any deliverable requirements under Section 4.1) execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such release, and to deliver to such Grantor any portion of such Collateral so released that is in the Collateral Agent’s possession, as applicable. Any execution and delivery of documents pursuant to this Section 4.2 shall be without recourse to or warranty by the Collateral Agent.

(b)                If requested by the Collateral Agent of any Credit Agreement Representative, such Credit Agreement Representative shall certify to the Collateral Agent the holders of the applicable Series of Credit Agreement Debt consenting to any matter hereunder requiring the consent of the Specified Lenders or all Lenders, the then Commitments or outstanding principal amounts held by such consenting Lenders, as applicable, and the then aggregate amount of all Commitments or outstanding principal of the applicable Series of Credit Agreement Debt.

SECTION 5.

Collateral Matters

5.1               Collateral Matters; Protective Advances.

(a)                Each of the Secured Parties hereby authorizes the Collateral Agent, without the necessity of any notice to or further consent from any Secured Party, from time to time prior to a Secured Debt Default, to take any action with respect to any Collateral or any Credit Agreement Document which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Credit Agreement Security Documents.

(b)                The Secured Parties hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination and indefeasible payment and satisfaction in full of all of the Pari Passu Guaranteed Obligations, (ii) as expressly permitted by, but only in accordance with, the terms of the applicable Credit Agreement Documents, and (iii) if approved, authorized or ratified in writing by the Specified Lenders (or such greater number of Lenders as this Agreement or any other Credit Agreement Document may expressly provide). Upon request by the Collateral Agent at any time, the Secured Parties will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section.

(c)                Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement and the applicable Credit Agreement Documents, and upon at least five (5) Business Days’ prior written request by the Borrower, the Collateral Agent shall (and is hereby irrevocably authorized by the Secured Parties to) execute, and cause the execution of, such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent pursuant to the Credit Agreement Documents upon the Collateral that was sold or transferred; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Pari Passu Guaranteed Obligations or any Liens upon (or obligations of the Borrower or any other Loan Party in respect of) all interests retained by the Borrower or any other Loan Party, including, without limitation, the proceeds of such sale or transfer, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Collateral Agent shall be authorized to deduct all of the expenses reasonably incurred by the Collateral Agent from the proceeds of any such sale, transfer or foreclosure.

(d)                The Collateral Agent shall not have any obligation whatsoever to any Secured Party or to any other Person to assure that the Collateral exists or is owned by the Borrower, any other Grantor or any other Subsidiary or is cared for, protected or insured or that the Liens granted to the Collateral Agent pursuant to any Credit Agreement Security Document have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section or in any of the Credit Agreement Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, and that the Collateral Agent shall have no duty or liability whatsoever to the Secured Parties, except to the extent determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from its gross negligence or willful misconduct.

(e)                The Collateral Agent may make, and shall be reimbursed by the Lenders (in accordance with their Pro Rata Shares (as defined in the applicable Credit Agreement)) to the extent not reimbursed by the Borrower for, Protective Advances (as defined in each Credit Agreement) during any one (1) calendar year with respect to each Pledged Interest (as defined in the Pledge Agreement) or Collateral Property (as defined in each Credit Agreement) up to the sum of (i) amounts expended to pay taxes, assessments and governmental charges or levies imposed upon such Collateral; (ii) amounts expended to pay insurance premiums for policies of insurance related to such Collateral; and (iii) $5,000,000. Protective Advances in excess of said sum during any calendar year for any Pledged Interest or Collateral Property shall require the consent of the Specified Lenders. The Borrower agrees that all Protective Advances shall be Pari Passu Obligations. Each Grantor agrees that all Protective Advances shall be Pari Passu Guaranteed Obligations guaranteed by each Guaranty and secured by the Credit Agreement Security Documents. The Borrower agrees to pay on demand all Protective Advances.

(f)                 By their acceptance of the benefits of the Credit Agreement Security Documents, each Secured Party that is at any time itself a Specified Derivatives Provider (as defined in each Credit Agreement), or having an Affiliate that is a Specified Derivatives Provider, hereby, for itself, and on behalf of any such Affiliate, in its capacity as a Specified Derivatives Provider, acknowledges that obligations arising under any Specified Derivatives Contract are not secured by the Collateral.

(g)                Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrower or any other Loan Party under the Credit Agreement Documents with respect to exercising claims against or rights in the Collateral without the written consent of the Specified Lenders. For purposes of this Section, the term “Lender” includes any Person that is or at any time has been a Lender and the terms and conditions of this provision shall be binding upon such Person at all times and expressly survive any assignment of the Pari Passu Obligations of such Person in whole or in part.

5.2               Post-Foreclosure Plans. If all or any portion of the Collateral is acquired by the Collateral Agent as a result of a foreclosure or the acceptance of an assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the Pari Passu Guaranteed Obligations, the title to any such Collateral, or any portion thereof, shall be held in the name of the Collateral Agent or a nominee or Subsidiary of the Collateral Agent, as “Collateral Agent”, for the ratable benefit of the holders of Pari Passu Guaranteed Obligations. The Collateral Agent shall prepare a recommended course of action for such Collateral (a “Post-Foreclosure Plan”), which shall be subject to the approval of the Specified Lenders. In accordance with the approved Post-Foreclosure Plan, the Collateral Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired, and shall administer all transactions relating thereto, including agents for the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral. Actions taken by the Collateral Agent with respect to the Collateral, which are not specifically provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the written consent of the Specified Lenders by way of supplement to such Post-Foreclosure Plan. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share (as defined in the applicable Credit Agreement)) of all reasonable costs and expenses incurred by the Collateral Agent pursuant to the approved Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, the Collateral Agent shall render or cause to be rendered to each Lender, on a monthly basis, an income and expense statement for such Collateral, and each Lender shall promptly contribute its Pro Rata Share of any operating loss for such Collateral, and such other expenses and operating reserves as the Collateral Agent shall deem reasonably necessary pursuant to and in accordance with the approved Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, the Collateral Agent shall, in accordance with the approved Post-Foreclosure Plan, determine the amount and timing of distributions to the Lenders. All such distributions shall be made to the Lenders in accordance with their respective Pro Rata Shares. The Secured Parties acknowledge and agree that if title to any Collateral is obtained by the Collateral Agent or its nominee, such Collateral will not be held as a permanent investment but will, consistent with and subject to the requirements of Section 5.1 and this Section 5.2, be liquidated and the proceeds of such liquidation will be distributed in accordance with Section 3.5(b) as soon as practicable. The Collateral Agent shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Specified Lenders reasonably shall determine to be most advantageous to the holders of Pari Passu Guaranteed Obligations. Any purchase money Mortgage taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name the Collateral Agent, as collateral agent for the holders of Pari Passu Guaranteed Obligations, as the beneficiary or mortgagee. In such case, the Collateral Agent and the holders of Pari Passu Guaranteed Obligations shall enter into an agreement with respect to such purchase money Mortgage defining the rights of the holders of Pari Passu Guaranteed Obligations in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this Article 5 insofar as the same is appropriate or applicable.

SECTION 6.

Immunities of the Collateral Agent

6.1               No Implied Duty. The Collateral Agent will not have any fiduciary duties nor will it have duties, responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Credit Agreement Security Documents. The Collateral Agent will not be required to take or omit to take any action that is contrary to applicable law or any provision of this Agreement or the other Credit Agreement Security Documents.

6.2               Appointment of Agents and Advisors. The Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors, and to the extent reasonable, at the expense of the Borrower, selected by in its sole discretion and the Collateral Agent will not be responsible for any misconduct or negligence on the part of any of them, except resulting from the gross negligence or willful misconduct of the Collateral Agent as determined by a court of competent jurisdiction in a final nonappealable judgement.

6.3               Other Agreements. The Collateral Agent shall accept and be bound by the Credit Agreement Security Documents, in each case, reasonably satisfactory to the Collateral Agent and, as directed by an Act of Specified Lenders or the Directing Credit Agreement Representative, the Collateral Agent shall execute additional Credit Agreement Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Credit Agreement Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Agent. The Collateral Agent will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement (including the Credit Agreements), hedge agreement or other agreement governing Pari Passu Obligations (other than this Agreement and the other Credit Agreement Security Documents to which it is a party).

6.4               Solicitation of Instructions.

(a)                The Collateral Agent may at any time (in its sole judgment) solicit written confirmatory instructions, in the form of a direction by the Credit Agreement Representatives or an Act of Specified Lenders, an Officer’s Certificate, an opinion of legal counsel to the Collateral Agent or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Credit Agreement Security Documents, and the Collateral Agent may await receipt of the respective confirmatory instructions before taking the respective such action.

(b)                No written direction given to the Collateral Agent by the Credit Agreement Representatives or an Act of Specified Lenders that in the sole judgment of the Collateral Agent imposes, purports to impose or might reasonably be expected to impose upon the Collateral Agent any obligation or liability not set forth in or arising under this Agreement and the other Credit Agreement Security Documents will be binding upon the Collateral Agent unless the Collateral Agent elects, at its sole option, to accept such direction.

6.5               Limitation of Liability. The Collateral Agent will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Credit Agreement Security Document, except for its own gross negligence, or willful misconduct, in each case as determined by a final, non-appealable order by a court of competent jurisdiction.

6.6               Documents in Satisfactory Form. The Collateral Agent will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

6.7               Entitled to Rely. The Collateral Agent may seek and conclusively rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it and upon any certification, instruction, notice or other writing delivered to it by the Borrower or any other Grantor in compliance with the provisions of this Agreement or delivered to it by any Credit Agreement Representative as to the holders of Pari Passu Guaranteed Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Credit Agreement Security Documents has been duly authorized to do so. To the extent an Officer’s Certificate or opinion of legal counsel is required or permitted under this Agreement to be delivered to the Collateral Agent in respect of any matter, the Collateral Agent may rely conclusively on such Officer’s Certificate or opinion of legal counsel as to such matter and such Officer’s Certificate or opinion of legal counsel shall be full warranty and protection to the Collateral Agent for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Credit Agreement Security Documents.

6.8               Triggering Event. The Collateral Agent will not be required to inquire as to the occurrence or absence of any Triggering Event and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Triggering Event unless and until it is directed by an Act of Specified Lenders.

6.9               Actions by Collateral Agent. As to any matter not expressly provided for by this Agreement or the other Credit Agreement Security Documents, the Collateral Agent will act or refrain from acting as directed by an Act of Specified Lenders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the holders of Pari Passu Guaranteed Obligations.

6.10           Security or Indemnity in favor of the Collateral Agent. The Collateral Agent will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all cost, liability or expense which may be incurred by it by reason of taking or continuing to take such action.

6.11        Rights of the Collateral Agent. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Credit Agreement Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Credit Agreement Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Credit Agreement Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Agent and the terms of this Agreement or any of the other Credit Agreement Security Documents do not unambiguously mandate the action the Collateral Agent is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Agent is in doubt as to what action it is required to take or not to take hereunder or under the other Credit Agreement Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

6.12        Limitations on Duty of Collateral Agent in Respect of Collateral.

(a)          The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the NY UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they (except to the extent expressly provided in this Agreement or any other Credit Agreement Security Document to the contrary) nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder. The Collateral Agent will not be responsible for filing any financing or continuation statement or recording of any document or instrument in any public office at any time or times or otherwise perfecting or maintain the perfection of any Lien on the Collateral and such responsibility and obligation shall belong to the Borrower.

(b)          Except as provided in Section 6.12(a), the Collateral Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent hereby disclaims any representation or warranty to the present and future holders of the Pari Passu Guaranteed Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral. The Collateral Agent will not be responsible for determining whether any given Pari Passu Guaranteed Obligations are in fact secured pursuant to the various Credit Agreement Security Documents, it being understood that each Secured Party shall be responsible for ascertaining whether its obligations are in fact secured pursuant to the Credit Agreement Security Documents.

6.13        Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(a)           each of the parties thereto will remain liable under each of the Credit Agreement Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed;

(b)           the exercise by the Collateral Agent of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Credit Agreement Security Documents; and

(c)           the Collateral Agent will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than those of the Collateral Agent.

6.14        No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, either to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Agent will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

SECTION 7.

Resignation of the Collateral Agent

7.1         Resignation of Collateral Agent. Subject to the appointment of a successor Collateral Agent as provided in Section 7.2 and the acceptance of such appointment by the successor Collateral Agent, the Collateral Agent may resign at any time by giving not less than 15 days’ notice of resignation to each Credit Agreement Representative and the Borrower.

7.2          Appointment of Successor Collateral Agent. Upon any such resignation, a successor Collateral Agent may be appointed by an Act of Specified Lenders, with the consent of the Borrower unless a Secured Debt Default has occurred and is continuing. If no successor Collateral Agent has been so appointed and accepted such appointment within 15 days after the predecessor Collateral Agent gave notice of resignation, the retiring Collateral Agent may (at the expense of the Borrower), at its option, appoint a successor Collateral Agent, with the consent of the Borrower unless a Secured Debt Default has occurred and is continuing, or petition a court of competent jurisdiction for appointment of any such successor Collateral Agent, which must be a commercial banking institution or trust company or a branch or agency of the foregoing:

(a)           authorized to exercise corporate agency powers;

(b)           having a combined capital and surplus of at least $100,000,000; and

(c)           maintaining an office or branch in the United States (or any State thereof).

The Collateral Agent will fulfill its obligations hereunder until the earlier of (i) the date on which a successor Collateral Agent meeting the requirements of this Section 7.2 has accepted its appointment as Collateral Agent and the provisions of Section 7.3 have been satisfied or (ii) the date on which the Collateral Agent (or any of its Affiliates) no longer serves as a Credit Agreement Representative; provided that in case of clause (ii) above, the Credit Agreement Representative representing the largest Series of Credit Agreement Debt, shall fulfill the duties and obligations of the “Collateral Agent” under the Credit Agreement Security Documents until a Successor Collateral Agent is appointed pursuant to the terms hereof and such Credit Agreement Representative shall be entitled to the benefit of all expense reimbursement, indemnity and exculpatory provisions in the Credit Agreement Security Documents afforded to the Collateral Agent in performing such duties obligations.

7.3          Succession. When the Person so appointed as successor Collateral Agent accepts such appointment:

(a)           such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Agent, and the predecessor Collateral Agent will be irrevocably discharged from its duties and obligations hereunder; and

(b)           the predecessor Collateral Agent will (at the expense of the Borrower) transfer all Liens and collateral security and other property constituting Collateral within its possession or control to the possession or control of the successor Collateral Agent and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Agent to transfer to the successor Collateral Agent all Liens, interests, rights, powers and remedies of the predecessor Collateral Agent in respect of the Credit Agreement Security Documents or the Collateral.

Thereafter the predecessor Collateral Agent will remain entitled to enforce the immunities granted to it in Article 6 and the provisions of Section 8.9. After any Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section shall continue to inure to its benefits as to any actions taken or omitted to be taken by it while it was Collateral Agent under the Credit Agreement Documents. Notwithstanding anything contained herein to the contrary, the Collateral Agent may assign its rights and duties under this Agreement or any Credit Agreement Security Document to any of its Affiliates by giving the Borrower and each Credit Agreement Representative prior written notice.

7.4          Merger, Conversion or Consolidation of Collateral Agent. Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to the business of the Collateral Agent shall be the successor of the Collateral Agent pursuant to Section 7.3, provided that without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (3) of Section 7.2.

SECTION 8.

Miscellaneous Provisions

8.1          Amendment.

(a)           No amendment or supplement to the provisions of any Credit Agreement Security Document will be effective without the approval of the Collateral Agent acting as directed by an Act of Specified Lenders, except that:

(1)          any amendment or supplement that has the effect solely of adding or maintaining Collateral, securing additional Pari Passu Guaranteed Obligations to be secured by the Collateral in accordance herewith, including in connection with preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Agent therein will become effective when executed and delivered by the Borrower or any other applicable Grantor party thereto and the Collateral Agent;

(2)           no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Pari Passu Guaranteed Obligations:

(A)              to vote its Pari Passu Guaranteed Obligations as to any matter described as subject to an Act of Specified Lenders or a vote of the Specified Lenders (or amends the provisions of this clause (2) or the definition of “Act of Specified Lenders”),

(B)              to share in the order of application described in Section 3.5 in the proceeds of enforcement of or realization on any Collateral, or

(C)              to require that Liens securing Pari Passu Guaranteed Obligations of such holder be released only as set forth in the provisions described in Section 4.1;

will become effective without the consent of the requisite percentage or number of holders of each Series of Credit Agreement Debt so affected under the applicable Credit Agreement Documents;

(3)           no amendment or supplement that imposes any obligation upon the Collateral Agent or any Credit Agreement Representative or adversely affects the rights of the Collateral Agent or any Credit Agreement Representative, respectively, in its capacity as such will become effective without the consent of the Collateral Agent or such Credit Agreement Representative, respectively; and

(4)          prior to executing any amendment or supplement pursuant to this Section 8.1, the Collateral Agent shall receive an Officer’s Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Credit Agreement Documents to the effect that the execution of such documents is authorized or permitted hereunder.

(b)           Notwithstanding Section 8.1(a) but subject to Sections 8.1(a)(2) and 8.1(a)(3), any Credit Agreement Security Document that secures Pari Passu Guaranteed Obligations may be amended or supplemented with the approval of the Collateral Agent acting as directed in writing by the Specified Lenders or the Credit Agreement Representatives, as applicable.

(c)           The Collateral Agent will deliver a copy of each amendment or supplement to the Credit Agreement Security Documents to each Credit Agreement Representative upon request.

(d)          Notwithstanding Section 8.1(a) and (b), (i) the addition of a party hereto as a Grantor pursuant to Section 8.24 shall not require further approval under Section 8.1(a), and (ii) the written consent of the Borrower and each Grantor shall be required for any amendment or modification of this Agreement that directly affects the rights, duties or obligations of the Borrower or such Grantor, including, without limitation any amendment or modification to any of Sections 3.3, 4.1, 4.2, 7, 8.9, and 8.17 and this Section 8.1(d).

(e)          No amendment, modification or waiver with respect to (i) the provisions of Section 2.7(b)(ii), 2.7(b)(iv), or 2.7(b)(v)(B) of the Revolving Credit Agreement, Section 2.7(d)(iii) of the Term Loan Agreement, Section 7.13, 7.14, 7.15, 9.1(i), 9.12, 10.5, 11.10, 11.11 or 11.13 of any Credit Agreement, or Section 3 of any Second Amendment, or, in each case, any constituent defined term used therein to the extent it would modify any such provision, (ii) the definition of “Collateral Property”, “Pro Rata Percentage” or “Requisite Lenders” set forth in any Credit Agreement, or (iii) any modification of Section 9.1 of any Credit Agreement that makes such provisions materially more restrictive, in any case, will be effective without the approval of the Collateral Agent acting as directed by an Act of Specified Lenders and a corresponding amendment, modification or waiver of such provisions of the other Credit Agreement or Second Amendment, as applicable.

(f)           Without the consent of the Specified Lenders, no Credit Agreement Document may be amended, restated, waived, supplemented or otherwise modified in accordance with their terms, to the extent that such amendment, restatement, supplement or modification affects the Lien priorities provided for herein or contravenes any provision (or the intent thereof) of this Agreement.

8.2          Voting.

(a)           In connection with any matter under this Agreement requiring a vote of holders of Pari Passu Guaranteed Obligations, each Series of Credit Agreement Debt will cast its votes in accordance with the Credit Agreement Documents governing such Series of Credit Agreement Debt. Following and in accordance with the outcome of the applicable vote under its Credit Agreement Documents, the Credit Agreement Representative of each Series of Credit Agreement Debt will cast all of its votes as a block in respect of any vote under this Agreement. In making all determinations of votes hereunder, the Collateral Agent shall be entitled to conclusively rely upon the votes, and relative outstanding amounts, as determined and reported to it by the various Credit Agreement Representatives, and shall have no duty to independently ascertain such votes or amounts.

8.3          Certain Bankruptcy Provisions. (a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Borrower or any of its Subsidiaries.

(b)           If the Borrower or any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code (including, for the avoidance of doubt, a Bankruptcy Case filed by any Subsidiary of a Grantor that is a Pledged Subsidiary (as defined in the Pledge Agreement) that is not itself a Grantor) and Borrower and/or any Subsidiary thereof shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Credit Agreement Representative, on behalf of itself and the holders of the Series of Credit Agreement Debt for which it is the Credit Agreement Representative (other than the Specified Lenders or any Credit Agreement Representative of the Specified Lenders) agrees not to object to any such financing or to the Liens on the Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral, unless the Specified Lenders or any Credit Agreement Representative of the Specified Lenders, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any Collateral for the benefit of the Specified Lenders or any Credit Agreement Representative of the Specified Lenders, each Credit Agreement Representative, on behalf of itself and the holders of the Series of Credit Agreement Debt for which it is the Credit Agreement Representative (other than the Specified Lenders or any Credit Agreement Representative of the Specified Lenders) will subordinate its Liens with respect to such Collateral on the same terms as the Liens of the Specified Lenders or any Credit Agreement Representative of the Specified Lenders (other than any Liens of holders of any Series of Credit Agreement Debt (or Credit Agreement Representative thereof)) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Common Collateral granted to secure the Pari Passu Guaranteed Obligations of the Specified Lenders, each Credit Agreement Representative, on behalf of itself and the holders of the Series of Credit Agreement Debt for which it is the Credit Agreement Representative (other than the Specified Lenders or any Credit Agreement Representative of the Specified Lenders) will confirm the priorities with respect to such Common Collateral as set forth herein), in each case so long as (A) the holders of each Series of Credit Agreement Debt retain the benefit of their Liens on all such Common Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis as all the other holders of any Series of Credit Agreement Debt (other than any Liens of holders of any Series of Credit Agreement Debt (or Credit Agreement Representative thereof) constituting DIP Financing Liens)) as existed prior to the commencement of the Bankruptcy Case, (B) ) the holders of each Series of Credit Agreement Debt are granted Liens on any additional collateral pledged to any other holder of a Series of Credit Agreement Debt as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis- à -vis the other holders of each Series of Credit Agreement Debt as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Pari Passu Guaranteed Obligations, such amount is applied pursuant to Section 3.5(a) of this Agreement, and (D) if any holder of Pari Passu Guaranteed Obligations is granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 3.5(a) of this Agreement; provided that, any holder of a Series of Credit Agreement Debt that is receiving adequate protection shall not object to any other holder of a Series of Credit Agreement Debt receiving adequate protection comparable to any adequate protection granted to such holder of a Series of Credit Agreement Debt in connection with a DIP Financing or use of cash collateral.

8.4          Successors and Assigns.

(a)           Except as provided in Section 6.2, and subject to Section 7.2, the Collateral Agent may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Agent hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Credit Agreement Representative and each present and future holder of Pari Passu Guaranteed Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(b)          Neither the Borrower nor any other Grantor may assign its rights or obligations hereunder or under any other Credit Agreement Security Document other than in accordance with the terms hereof and thereof. All obligations of the Borrower and the other Grantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Agent, each Credit Agreement Representative and each present and future holder of Pari Passu Guaranteed Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

8.5          Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Credit Agreement Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

8.6          Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Agent:	Wells Fargo Bank, National Association 550 South Tryon Street Charlotte, North Carolina 28202 Attention: Kristen Ray Facsimile: (704) 410-0329 Telephone: (704) 410-1772
With a Copy to:	Wells Fargo Bank, National Association 10 South Wacker Drive, 32nd Floor Chicago, IL 60606 Attention: Douglas Frazer Facsimile: (704) 410-0329 Telephone: (704) 715-5747
If to the Borrower or any other Grantor:	Diversified Healthcare Trust Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458-1634 Attention: Chief Financial Officer Facsimile: (617) 219-8349 Telephone: (617) 796-8350

and if to any other Credit Agreement Representative, to such address or facsimile number as set forth on its signature page hereto or as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of the Borrower or the Collateral Agent, and Secured Parties at the addresses specified; (ii) if faxed, when transmitted; or (iii) if hand delivered or sent by overnight courier, when delivered; provided, however, that, in the case of the immediately preceding clauses (i), (ii) and (iii), non-receipt of any communication as of the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. Notwithstanding the immediately preceding sentence, all notices or communications to the Collateral Agent shall be effective only when actually received. The Collateral Agent shall not incur any liability to the Secured Parties for acting upon any telephonic notice referred to in this Agreement which the Collateral Agent believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. Failure of a Person designated to receive a copy of a notice to receive such copy shall not affect the validity of notice properly given to another Person.

All notices and communications will be transmitted by email or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above or, as to holders of Pari Passu Guaranteed Obligations, its address shown on the register kept pursuant to the applicable Credit Agreement Documents or as otherwise set forth in the applicable Credit Agreement Documents. Failure to mail a notice or communication to a holder of Pari Passu Guaranteed Obligations or any defect in it will not affect its sufficiency with respect to other holders of Pari Passu Guaranteed Obligations.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

8.7          Termination of Certain Term Loan Rights. Automatically upon the repayment in full of the outstanding principal amount of Term Loans and the discharge all other outstanding “Obligations” under and as defined in the Term Loan Agreement, (i) the Term Loan Administrative Agent and the Term Lenders shall have no further rights against, or obligations or liabilities to, any other party hereto, in each case, except for rights, obligations or liabilities which are expressly stated herein to survive the termination of this Agreement or apply upon discharge and payment in full of the “Obligations” under and as defined in the Term Loan Agreement, and (ii) any action or approval under this Agreement or any of the Credit Agreement Security Documents may be taken without the need for any consent, approval, act or direction by the Term Loan Lenders or Term Loan Administrative Agent.

8.8          Entire Agreement. This Agreement together with the Credit Agreement Security Documents states the complete agreement of the parties relating to the undertakings of the Collateral Agent set forth herein and supersedes all oral negotiations and prior writings in respect of such undertakings.

8.9          Payment of Expenses and Taxes; Indemnification.

(a)           The Grantors agree (i) to pay or reimburse the Collateral Agent for all its reasonable costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Agreement Documents and/or Credit Agreement Security Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, expenses and disbursements of legal counsel to the Collateral Agent, and all costs and expenses of the Collateral Agent in connection with the use of IntraLinks, SyndTrak or other similar information transmission systems in connection with this Agreement, the Credit Agreement Documents and/or any Credit Agreement Security Documents, the preservation of the Liens or any rights of the Collateral Agent, and the review of Properties for inclusion as Collateral Properties and the other activities of the Collateral Agent under Section 7.15 of each Credit Agreement and the reasonable fees and disbursements of counsel to the Collateral Agent (including, without limitation, local counsel to the Collateral Agent in each applicable jurisdiction) relating to all such activities (it being understood and agreed that, to the extent any of such services or activities are provided internally by the Collateral Agent, the Borrower shall reimburse the Collateral Agent for such costs and expenses at market rates) (ii) to pay or reimburse the Collateral Agent and the other Secured Parties for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Agreement Security Documents and any such other documents, including the reasonable fees, expenses and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification (but solely to the extent otherwise indemnifiable pursuant to the Credit Agreement Documents or otherwise payable by the Secured Parties to the Collateral Agent pursuant to the Credit Agreement Documents), (iii) to pay, and indemnify and hold harmless the Collateral Agent and the Secured Parties from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Credit Agreement Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any other Credit Agreement Document, and (iv) to the extent not already covered by any of the preceding subsections, to pay or reimburse the fees and disbursements of counsel to the Collateral Agent and any Secured Party incurred in connection with the representation of the Collateral Agent, or such Secured Party in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Section 10.1.(e) or 10.1.(f) of each Credit Agreement, including, without limitation, (A) any motion for relief from any stay or similar order, (B) the negotiation, preparation, execution and delivery of any document relating to the Pari Passu Obligations and (C) the negotiation and preparation of any debtor in possession financing or any plan of reorganization of the Borrower or any other Grantor, whether proposed by the Borrower, such Grantor, the Secured Parties or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.

(b)           The Grantors agree to indemnify, defend and hold harmless the Collateral Agent, its Affiliates, and the other Secured Parties and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an “Indemnified Party”) from and against any and all of the following (collectively, the “Indemnified Costs”): losses, costs, claims, penalties, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Credit Agreement Document or the transactions contemplated thereby or the Collateral; (ii) the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Agreement Security Documents and any such other document; (iii) the fact that the Collateral Agent and the Secured Parties are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower and the Subsidiaries; (iv) the fact that the Collateral Agent and the Secured Parties are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower and the Subsidiaries or their financial condition; (v) the exercise of any right or remedy the Collateral Agent or the Secured Parties may have under this Agreement, any Credit Agreement Document or any Credit Agreement Security Document; provided, however, that the Grantors shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this clause (v) to the extent arising from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment; (vi) any civil penalty or fine assessed by the OFAC against, and all costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Collateral Agent or any Secured Party as a result of conduct of the Borrower, any other Grantor or any other Subsidiary that violates a sanction administered or enforced by the OFAC; or (vii) any violation or non-compliance by the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Collateral Agent and/or the Secured Parties as successors to the Borrower) to be in compliance with such Environmental Laws.

(c)           The agreements in this Section 8.9 shall survive (x) repayment of the Pari Passu Obligations and all other amounts payable hereunder and under the other Credit Agreement Documents, (y) the resignation of the Collateral Agent, and (z) any termination of this Agreement and the other Credit Agreement Documents and/or Credit Agreement Security Documents and are in addition to (but without duplication of recovery under), and not in substitution of, any of the other obligations set forth in this Agreement, any Credit Agreement Security Document or any other Credit Agreement Document to which it is a party. The agreements in this Section 8.9 shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all costs and expenses of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any such proceeding commenced by other creditors of the Borrower or any Affiliate (as defined in the Credit Agreements), any shareholder of the Borrower or any Affiliate (as defined in the Credit Agreements) (whether such shareholder(s) are prosecuting such proceeding in the Borrower’s individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Affiliate (as defined in the Credit Agreements) or by any Governmental Authority. This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower and/or any Subsidiary. All out of pocket fees and expenses of, and all amounts paid to third persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder. An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all Indemnified Costs incurred by such Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that if (i) the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, an Indemnified Party may settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower where (x) no monetary relief is sought against such Indemnified Party in such Indemnity Proceeding or (y) there is an allegation of a violation of law by such Indemnified Party. If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

8.10       No Set Off. Each Secured Party acknowledges that the exercise by any Secured Party of any offset, set-off, banker’s lien or similar rights against any deposit account or other property or asset of any Grantor, whether or not located in California, could result under certain laws in significant impairment of the ability of all Secured Parties to recover any further amounts in respect of the Pari Passu Guaranteed Obligations. Therefore, each Secured Party agrees not to charge or offset any amount owed to it by any Grantor against any of the accounts, property or assets of any Grantor or any of its affiliates held by such Secured Party without the prior written approval of each Credit Agreement Representative and the Specified Lenders.

8.11       Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

8.12       Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

8.13       Obligations Secured. All obligations of the Grantors (other than the Borrower) set forth in or arising under this Agreement will be Pari Passu Guaranteed Obligations and are secured by all Liens granted by each such Grantor in the Credit Agreement Security Documents to which such Grantor is a party. All obligations of the Borrower set forth in or arising under this Agreement will be Pari Passu Obligations and are secured by all Liens granted by the Borrower in the Credit Agreement Security Documents to which the Borrower is a party. Notwithstanding anything to the contrary herein, the Pari Passu Obligations of the Borrower and the Pari Passu Guaranteed Obligations of any Guarantor that is not a direct owner of a Collateral Property, in each such case, under the Credit Agreement Documents shall not be directly secured by any real property interest whatsoever.

8.14       Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

8.15        Litigation; Jurisdiction; Other Matters; Waivers.

(i)            EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, ANY GRANTOR, THE COLLATERAL AGENT, OR ANY OF THE SECURED PARTIES WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE SECURED PARTIES, EACH GRANTOR, THE COLLATERAL AGENT, AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, ANY CREDIT AGREEMENT SECURITY DOCUMENT, OR ANY CREDIT AGREEMENT DOCUMENT OR IN CONNECTION WITH ANY COLLATERAL OR ANY LIEN CREATED HEREUNDER OR THEREUNDER OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, ANY GRANTOR, THE COLLATERAL AGENT, OR ANY OF THE SECURED PARTIES OF ANY KIND OR NATURE ARISING OUT OF THIS AGREEMENT, ANY CREDIT AGREEMENT SECURITY DOCUMENT, OR ANY CREDIT AGREEMENT DOCUMENT OR IN CONNECTION WITH ANY COLLATERAL OR ANY LIEN CREATED HEREUNDER OR THEREUNDER.

(ii)           EACH OF THE BORROWER, GRANTORS, COLLATERAL AGENT, AND EACH SECURED PARTY HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK OR, AT THE OPTION OF THE COLLATERAL AGENT, ANY STATE COURT LOCATED IN NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWER, GRANTORS, THE COLLATERAL AGENT, OR ANY OF THE SECURED PARTIES, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY CREDIT AGREEMENT SECURITY DOCUMENT OR ANY CREDIT AGREEMENT DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM OR ANY COLLATERAL. THE BORROWER, EACH GRANTOR, AND EACH OF THE SECURED PARTIES EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. EACH OF THE BORROWER AND THE GRANTORS HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO IT AT ITS ADDRESS FOR NOTICES PROVIDED FOR HEREIN. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE COLLATERAL AGENT OR ANY SECURED PARTY OR THE ENFORCEMENT BY THE COLLATERAL AGENT OR ANY SECURED PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF LEGAL COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF ALL PARI PASSU OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

8.16        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one agreement. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to the execution of this Agreement by the Collateral Agent, any Credit Agreement Representative or any other Secured Party (collectively, the “Collateral Parties”) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Collateral Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature of such Collateral Party or the use of a paper-based recordkeeping system with respect to such Collateral Party, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Collateral Agent is under no obligation to agree to accept electronic signatures from any Collateral Party in any form or in any format unless expressly agreed to by the Collateral Agent pursuant to procedures approved by it. Each of the undersigned hereby (i) agrees that, for all purposes, electronic images of this Agreement (including with respect to any of the Collateral Parties’ signature pages thereto) shall have the same legal effect, validity, admissibility into evidence and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity, admissibility into evidence or enforceability of this Agreement based solely on the lack of paper original copies hereof, including with respect to any of the Collateral Parties’ signatures hereto.

8.17        Effectiveness. This Agreement will become effective in respect of any Person upon the execution of a counterpart hereof or a Joinder hereto by such Person.

8.18        Additional Grantors. The Borrower will cause each Person that becomes a Grantor or is required by any Credit Agreement Document to become a party to this Agreement to become a party to this Agreement (including, for the avoidance of doubt, each Pledgor and each other Loan Party who pledges any Collateral to secure all or a portion of the Pari Passu Guaranteed Obligations), for all purposes of this Agreement, by causing such Person to execute and deliver to the parties hereto a Joinder and any other documentation reasonably required by the Collateral Agent, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Borrower shall promptly provide each Credit Agreement Representative with a copy of each Joinder executed and delivered pursuant to this Section 8.18.

8.19       Continuing Nature of this Agreement. This Agreement will be reinstated if at any time any payment or distribution in respect of any of the Pari Passu Guaranteed Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of Pari Passu Guaranteed Obligations (whether by demand, settlement, litigation or otherwise).

8.20        Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

8.21        Rights and Immunities of Credit Agreement Representatives. Each Credit Agreement Representative shall have all of the rights, protections, immunities and indemnities set forth in the Credit Agreement Documents and other agreements governing the applicable Pari Passu Obligations with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Credit Agreement Representative be liable for any act or omission on the part of the Grantors or the Collateral Agent hereunder.

8.22        U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the Patriot Act, the Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Agent. The parties to this Agreement agree that they will provide the Collateral Agent with such information as it may request in order for the Collateral Agent to satisfy the requirements of the Patriot Act.

8.23        Legend. Each Credit Agreement Representative hereby covenants to include the following legend in each material Credit Agreement Document governing such Credit Agreement Representative’s Pari Passu Guaranteed Obligations:

“NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS GRANTED TO THE COLLATERAL AGENT IN ANY COLLATERAL SECURING THE Pari Passu Guaranteed Obligations AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT WITH RESPECT TO ANY COLLATERAL HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.”

8.24       Force Majeure. In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, pandemics, civil or military disturbances, nuclear or natural catastrophes.

8.25        Benefit of the Holders. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the holders of Pari Passu Guaranteed Obligations in relation to one another. None of the Borrower or any other Grantors or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement is intended to or will amend, waive or otherwise modify the provisions of any other Credit Agreement Document).  Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any Grantor, which are absolute and unconditional, to pay the Pari Passu Obligations as and when the same shall become due and payable in accordance with their terms.  For the avoidance of doubt, nothing contained in this Agreement shall be construed to constitute a waiver or an amendment of any covenant of the Borrower or any Subsidiary thereof contained in any Credit Agreement, which restricts the incurrence of any Indebtedness or the grant of any Lien.

8.26       Reliance by the Grantors. The Grantors may conclusively rely on, and shall be fully protected in relying on, any action, notice, consent or other communication by the Collateral Agent as having been duly authorized by the Secured Parties, and no Grantor shall have any obligation to inquire as to the authorization or validity thereof. No Grantor shall have any obligation to see to or inquire as to, or any liability for, the compliance by the Collateral Agent with the terms of this Agreement or the other Credit Agreement Security Documents, including the application by the Collateral Agent of any Net Cash Proceeds or other proceeds of the Collateral received by it.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers or representatives as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

WELLS FARGO BANK, NATION ASSOCIATION,
as Credit Agreement Representative under the Revolving Credit Agreement

By:
Name:
Title:

WELLS FARGO BANK, NATION ASSOCIATION,
as Credit Agreement Representative under the Term Loan Agreement

By:
Name:
Title:

Collateral Agency and Intercreditor Agreement

BORROWER:

DIVERSIFIED HEALTHCARE TRUST

By:
Name:
Title:

OTHER GRANTORS:

SNH GP Valencia LLC

By:
Name: Richard W. Siedel, Jr.
Title: Chief Financial Officer and Treasurer

SNH MezzCo San Antonio LLC

By:
Name: Richard W. Siedel, Jr.
Title: Chief Financial Officer and Treasurer

SNH Medical Office Properties Trust

By:
Name: Richard W. Siedel, Jr.
Title: Chief Financial Officer and Treasurer

Collateral Agency and Intercreditor Agreement

EXHIBIT A
to Collateral Agency and Intercreditor Agreement

[FORM OF]
JOINDER

The undersigned, ________________, a _______________ (the “New Grantor”) hereby agrees to become party as a Grantor under the Collateral Agency and Intercreditor Agreement, dated as of January 29, 2021, among DIVERSIFIED HEALTHCARE TRUST, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), the other Grantors from time to time party hereto, each Credit Agreement Representative party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Collateral Agent”) (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”) for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if such New Grantor had executed and delivered the Intercreditor Agreement as a Grantor thereunder as of the date thereof. The Intercreditor Agreement is hereby incorporated herein by reference. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

The New Grantor hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Grantor thereunder. The New Grantor represents and warrants to the Collateral Agent and the Secured Parties that this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or in the Intercreditor Agreement and as may be limited by equitable principles generally.

THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

All communications and notices hereunder shall be in writing and given as provided in Section 8.6 of the Intercreditor Agreement. All communications and notices hereunder to the New Credit Agreement Representative shall be given to it at its address set forth below its signature hereto.

The Borrower agrees to reimburse the Collateral Agent for its reasonable expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel, in each case, as required by the Intercreditor Agreement or the applicable Credit Agreement Security Documents.

The provisions of Article 8 of the Intercreditor Agreement will apply with like effect to this Joinder. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be executed by their respective officers or representatives as of _________, 20__.

[______________________]

By:
Name:
Title: